As filed with the Securities and Exchange Commission on June 26, 2006

Registration No. 811-09689

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

AMENDMENT NO. 33 TO THE

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

WELLS FARGO MASTER TRUST

(formerly named Wells Fargo Core Trust)

(Exact Name of Registrant as specified in Charter)

525 Market Street

San Francisco, CA 94105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (800) 643-9691

C. David Messman

Wells Fargo Funds Management, LLC

525 Market Street, 12th Floor

San Francisco, CA 94105

(Name and Address of Agent for Service)

With a copy to:

Marco E. Adelfio, Esq.

Morrison & Foerster LLP

2000 Pennsylvania Ave., N.W.

Washington, D.C. 20006

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in order to add three new Portfolios, and make certain other non-material changes to the Registration Statement. Beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

Part A

WELLS FARGO MASTER TRUST

C&B Large Cap Value Portfolio

Disciplined Growth Portfolio

Diversified Fixed Income Portfolio

Diversified Stock Portfolio

Equity Income Portfolio

Equity Value Portfolio

Index Portfolio

Inflation-Protected Bond Portfolio

International Core Portfolio

International Growth Portfolio

International Index Portfolio

International Value Portfolio

Large Cap Appreciation Portfolio

Large Company Growth Portfolio

Managed Fixed Income Portfolio

Money Market Portfolio

Small Cap Index Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Strategic Small Cap Value Portfolio

Total Return Bond Portfolio

June 26, 2006

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Wells Fargo Master Trust (the “Trust”) is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The Trust is currently comprised of twenty-two separate series of portfolios (each a “Portfolio” and collectively the “Portfolios”), fifteen of which have a fiscal year-end of September 30 (“September Portfolios”), four which have a fiscal year-end of May 31 (“May Portfolios”) and three which have a fiscal year-end of February 28 (“February Portfolios”) as shown in the table below:

Fiscal Year End	Portfolio Name
September 30	C&B Large Cap Value Portfolio
Disciplined Growth Portfolio
Equity Income Portfolio
Equity Value Portfolio (formerly named the Large Cap Value Portfolio)
Index Portfolio
International Core Portfolio (formerly named the International Equity Portfolio)
International Growth Portfolio
International Index Portfolio
International Value Portfolio (formerly named the Overseas Portfolio)
Large Cap Appreciation Portfolio

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Fiscal Year End	Portfolio Name
Large Company Growth Portfolio
Small Cap Index Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Strategic Small Cap Value Portfolio

May 31	Inflation-Protected Bond Portfolio
Managed Fixed Income Portfolio
Stable Income Portfolio
Total Return Bond Portfolio

February 28	Diversified Fixed Income Portfolio
Diversified Stock Portfolio
Money Market Portfolio

The Trust’s Amended and Restated Declaration of Trust authorizes the Board of Trustees (the “Board”) to issue an unlimited number of beneficial interests (the “Interests”) and to establish and designate such Interests into one or more Portfolios. Wells Fargo Funds Management, LLC (“Funds Management” or the “Adviser”) serves as the investment adviser to each of the Portfolios. The Portfolios’ Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. References to the Adviser also may be considered to be references to the individual sub-advisers who have day-to-day portfolio management responsibilities for the Portfolios, as applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

The investment objective of each Portfolio is non-fundamental, and may be changed by a vote of the Board. Percentages of the “Portfolio’s assets” are measured as percentages of net assets plus borrowings for investment purposes. The investment policy of each Portfolio concerning “80% of the Portfolio’s assets” may be changed by the Board without interestholder approval, but interestholders would be given 60 days notice.

C&B Large Cap Value Portfolio: The Portfolio seeks maximum long-term total return, consistent with minimizing risk to principal.

The Portfolio principally invests in common stocks of large-capitalization companies, which the Adviser defines as companies with market capitalizations of $1 billion or more. The Adviser seeks total return by targeting companies that it believes are undervalued, possess strong financial positions and have a consistency and predictability in their earnings growth.

The Adviser selects securities for the Portfolio based on an analysis of a company’s financial characteristics, an assessment of the quality of a company’s management and the implementation of a valuation discipline. In selecting a company, the Adviser considers criteria such as return on equity, balance sheet strength, industry leadership position and cash flow projections. The Adviser further narrows the universe of acceptable investments by undertaking intensive research including interviews with a company’s top management, customers and suppliers. The Adviser regularly reviews the investments of the Portfolio and sells a portfolio holding when it has achieved its valuation target, a change in the underlying company’s outlook has occurred or more attractive investment alternatives are available.

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The Adviser holds a smaller number of securities in the portfolio, usually 30 to 50 companies. This strategy enables the Adviser to provide adequate diversification while allowing the composition and performance of the portfolio to behave differently than the market. The Adviser believes its assessment of business quality and emphasis on valuation will protect the Portfolio’s assets in down markets, while its insistence on strength in leadership, financial condition and cash flow position will produce competitive results in all but the most speculative markets.

Under normal circumstances, the Adviser will invest at least 80% of the Portfolio’s assets in common stocks of large-capitalization companies, which the Adviser defines as companies with market capitalizations of $1 billion or more.

The principal risk factors associated with this Portfolio are equity securities risk and market risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Disciplined Growth Portfolio: The Portfolio seeks capital appreciation by investing primarily in common stocks of larger companies.

The Portfolio seeks higher long-term returns by investing primarily in the common stock of companies that, in the view of the Adviser, possess above-average potential for growth. The Portfolio invests in a portfolio of securities with an average market capitalization greater than $5 billion.

The Portfolio seeks to identify growth companies that will report a level of corporate earnings that exceed the level expected by investors. In seeking these companies, the Adviser uses both quantitative and fundamental analysis. The Adviser may consider, among other factors, changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and an analysis of the fundamental business outlook for the company. The Adviser uses a variety of valuation measures to determine whether or not the share price already reflects any positive fundamentals identified by the Adviser. In addition to approximately equal weighting of portfolio securities, the Adviser attempts to constrain the variability of the investment returns by employing risk control screens for price volatility, financial quality, and valuation.

The principal risk factors associated with this Portfolio are equity securities risk and market risk. See the “Related Risks” section below for a discussion of this risk and other risks of investing in this Portfolio.

Diversified Fixed Income Portfolio: The Portfolio seeks to approximate the total return of the fixed income portion of the Dow Jones Target Date Indexes.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in fixed income securities. The Portfolio invests principally in securities comprising the fixed income portion of the Dow Jones Target Date Indexes. We attempt to achieve a correlation of at least 95% between the performance of the fixed income portion of the Dow Jones Target Date Indexes and the Portfolio’s investment results, before expenses.

The Diversified Fixed Income Portfolio seeks to approximate, before expenses, the total return of the fixed income portion of the Dow Jones Target Date Indexes by investing in the securities that comprise the sub-indexes representing the fixed income asset class. The Portfolio uses an optimization process, which seeks to balance the replication of index performance and security transaction costs. Using a statistical sampling technique, the Portfolio purchases the most liquid securities in the index, in approximately the same proportion as the index. To replicate the performance of the less liquid securities, the Portfolio attempts to match the industry and risk characteristics of those securities, without incurring the transaction costs associated with purchasing every security in the index. This approach attempts to balance the goal of maximizing the replication of index performance, against the goal of trying to manage transaction costs.

The principal risk factors associated with the Portfolio are credit risk, foreign investment risk, and U.S. Government agency securities risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Diversified Stock Portfolio: The Portfolio seeks to approximate the total return of the equity portion of the Dow Jones Target Date Indexes.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in equity securities. The Portfolio invests principally in securities comprising the equity portion of the Dow Jones Target Date Indexes. We attempt to achieve a correlation of at least 95% between the performance of the equity portion of the Dow Jones Target Date Indexes and the Portfolio’s investment results, before expenses.

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The Diversified Stock Portfolio seeks to approximate, before expenses, the total return of the equity portion of the Dow Jones Target Date Indexes by investing in the securities that comprise the sub-indexes representing the equity asset class. The Portfolio uses an optimization process, which seeks to balance the replication of index performance and security transaction costs. Using a statistical sampling technique, the Portfolio purchases the most liquid securities in the index, in approximately the same proportion as the index. To replicate the performance of the less liquid securities, the Portfolio attempts to match the industry and risk characteristics of those securities, without incurring the transaction costs associated with purchasing every security in the index. This approach attempts to balance the goal of maximizing the replication of index performance, against the goal of trying to manage transaction costs.

The principal risk factors associated with the Portfolio are foreign investment risk, emerging market risk and small and medium company investment risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Equity Income Portfolio: The Portfolio seeks long-term capital appreciation and above-average dividend income.

The Portfolio invests primarily in the common stock of large, high quality domestic companies that have above-average return potential based on current market valuations. The Adviser emphasizes investments primarily in securities of companies with above-average dividend income. The Adviser uses various valuation measures when selecting securities for the investment portfolio, including above-average dividend yields and below industry average price-to-earnings, price-to-book and price-to-sales ratios.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in income-producing equity securities; and at least 80% of the Portfolio’s assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

The Adviser may invest in preferred stocks, convertible debt securities, and securities of foreign companies through American Depositary Receipts (“ADRs”) and similar investments. The Adviser will normally limit investment in a single issuer to 10% or less of total assets.

The principal risk factors associated with this Portfolio are equity securities risk, market risk and interest rate risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Equity Value Portfolio: The Portfolio seeks long-term capital appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in equity securities and 80% of the Portfolio’s assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

In making investment decisions for the Portfolio, the Adviser applies a fundamentals-driven, company-specific analysis. As part of this analysis, the Adviser evaluates criteria such as price-to-earnings, price-to-book, and price-to-sales ratios, and cash flow. The Adviser also evaluates the companies’ sales and expense trends, changes in earnings estimates and market position, as well as the industry outlook. The Adviser looks for catalysts that could positively, or negatively, affect prices of current and potential companies for the Portfolio. Additionally, the Adviser seeks confirmation of earnings potential before investing in a security.

The Adviser also applies a rigorous screening process to manage the Portfolio’s overall risk profile. The Adviser generally considers selling stocks when they have achieved their valuation targets, when the issuer’s business fundamentals have deteriorated, or if the potential for positive change is no longer evident.

The principal risk factors associated with this Portfolio are equity securities risk, foreign investment risk, and market risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

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Index Portfolio: The Portfolio seeks to replicate the total rate of return of the Standard & Poor’s 500 Composite Stock Index (the “S&P 500 Index”).

The Portfolio invests in substantially all of the common stocks listed on the S&P 500 Index and attempts to achieve at least a 95% correlation between the performance of the S&P 500 Index and the Portfolio’s investment results, before expenses. This correlation is sought regardless of market conditions.

A precise duplication of the performance of the S&P 500 Index would mean that the net asset value (“NAV”) of Interests, including dividends and capital gains would increase or decrease in exact proportion to changes in the S&P 500 Index. Such a 100% correlation is not feasible. The Adviser’s ability to track the performance of the S&P 500 Index may be affected by, among other things, transaction costs and shareholder purchases and redemptions. The Adviser continuously monitors the performance and composition of the S&P 500 Index and adjusts the Portfolio’s securities as necessary to reflect any changes to the S&P 500 Index and to maintain a 95% or better performance correlation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in a diversified portfolio of common stocks designed to replicate the holdings and weightings of the stocks comprising the S&P 500 Index. The Portfolio may invest in stock index futures and options on stock indexes as a substitute for comparable positions in the underlying securities, and in interest-rate futures contracts, options or interest-rate swaps and index swaps.

The principal risk factors associated with this Portfolio are index risk, equity securities risk and market risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Inflation-Protected Bond Portfolio: The Portfolio seeks total return while providing protection against inflation by actively managing a diversified portfolio consisting principally of inflation-protected debt securities issued by the U.S. Treasury and agencies and instrumentalities of the U.S. Government other than the U.S. Treasury.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in inflation-protected debt securities issued by the U.S. Treasury and agencies and instrumentalities of the U.S. Government other than the U.S. Treasury, and up to 20% of the Portfolio’s assets in adjustable or variable rate debt securities, including mortgage and other asset-backed securities.

As part of the Adviser’s mortgage-backed securities investment strategy, the Adviser may enter into dollar rolls. The Adviser will purchase only securities that are rated, at the time of purchase, within the two highest rating categories assigned by a Nationally Recognized Statistical Ratings Organization (“NRSRO”) or, if unrated, are determined by the Adviser to be of comparable quality. The Adviser may use options, swap agreements, interest rate caps, floors, collars, and futures contracts to manage risk. The Adviser also may use options to enhance return. Although the Adviser can invest in securities of any maturity, the Adviser expects to maintain a dollar-weighted average maturity between 5 and 20 years. The Adviser generally will purchase securities that the Adviser believes has strong relative value based on an analysis of a security’s characteristics (such as its principal value, coupon rate, maturity, duration and yield) in light of the current market environment.

The principal risk factors associated with this Portfolio are credit risk, inflation-protected debt securities risk and interest-rate risk. See the “Related Risks” section below for a discussion of these risks and other risks if investing in this Portfolio.

International Core Portfolio: The Portfolio seeks total return, with an emphasis on capital appreciation over the long-term, by investing primarily in equity securities of non-U.S. companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in equity securities. The Adviser seeks capital appreciation by investing principally in equity securities of non-U.S. securities. The Adviser focuses on companies with strong growth potential and that offer good relative values. These companies typically have distinct competitive advantages, high or improving returns on invested capital, and a potential for positive earnings surprises. The Adviser invests primarily in developed countries, but may invest in emerging markets.

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The Adviser invests in non-U.S. securities by following a two-phase investment process. In the first phase, the Adviser conducts bottom-up research on international growth and value stocks using a combination of company visits, broker research, analyst meetings and financial databases. All stocks considered for purchase are analyzed using an “Economic Value Added” (“EVA”) methodology, which seeks to identify the factors driving company profitability, such as cost of capital and net operating margin. EVA is a performance measure that estimates the economic profit of a company by measuring the amount by which earnings exceed or fall short of the required minimum rate of return that could be generated by investing in other securities of comparable risk. In the second phase of the investment process, investment recommendations are combined with sector and country considerations for final stock selections.

The principal risk factors associated with this Portfolio are currency risk, emerging market risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

International Growth Portfolio: The Portfolio seeks long-term capital appreciation, by investing primarily in equity securities.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in equity securities. The Portfolio seeks long-term capital appreciation by investing at least 80% of total assets in non-U.S. securities. Non-U.S. securities are securities: (1) issued by companies with their principal place of business or principal office in a country other than the U.S.; (2) issued by companies for which the principal securities trading market is a country other than the U.S.; or (3) issued by companies, regardless of where their securities are traded, that derive at least 50% of their revenue or profits from goods produced or sold, investments made, or services performed in a country other than the U.S. or that have at least 50% of their assets in countries other than the U.S. The Portfolio must invest in the securities of issuers or companies in at least five different countries other than the United States and typically holds securities representing at least 18-20 countries. The Adviser will limit the Portfolio’s exposure to any one country to not more than 20% of the Portfolio’s total assets with the exception of The United Kingdom and Japan, which each have a maximum exposure of 25% of the Portfolio’s total assets. The Adviser invests primarily in developed countries, but may invest in emerging markets.

The Adviser uses a bottom-up investment process to construct a diversified portfolio of international growth companies regardless of market capitalization, concentrating on industries or themes that the Adviser believes present accelerating growth prospects and companies the Adviser thinks are well positioned to capitalize on that growth.

Company visits are a key component of the Adviser’s investment process, providing an opportunity to develop an understanding of a company, its management and their current and future strategic plans. Company visits also provide an opportunity to identify, validate or disprove an investment theme. Particular emphasis is placed on researching well-managed companies with dominant or increasing market shares that the Adviser believes may lead to sustained earnings growth. The Adviser pays careful attention to valuation relative to a company’s market or global industry in choosing investments for the portfolio. Securities purchased are generally those believed to offer the most compelling potential earnings growth relative to their valuation.

The principal risk factors associated with this Portfolio are currency risk, emerging market risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in the Portfolio.

International Index Portfolio: The Portfolio seeks to match as closely as practicable the performance of an international portfolio of common stocks represented by the Morgan Stanley Capital International Europe, Australia, Far East Index (the “MSCI EAFE Index,” or the “Index”).

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in securities comprising the MSCI EAFE Index. The Adviser considers investments that provide substantially similar exposure to securities in the MSCI EAFE Index to be securities comprising such Index. The Portfolio may use futures contracts, options and other derivative transactions to manage its short-term liquidity and/or as substitutes for comparable market positions in securities in the MSCI EAFE Index.

The Portfolio attempts to achieve a correlation of at least 95% between the performance of the MSCI EAFE Index and the Portfolio’s investment results, before expenses. This correlation is sought regardless of market conditions.

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A precise duplication of the performance of the MSCI EAFE Index would mean that the net asset value (“NAV”) of Interests, including dividends and capital gains would increase and decrease in exact proportion to changes in the MSCI EAFE Index. Such a 100% correlation is not feasible. The Adviser’s ability to track the performance of the MSCI EAFE Index may be affected by, among other things: the Portfolio’s expenses; the amount of cash and cash equivalents held by the Portfolio; the manner in which the performance of the MSCI EAFE Index is calculated; the size of the Portfolio’s investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its performance to that of the MSCI EAFE Index. The Adviser regularly monitors the Portfolio’s correlation to the MSCI EAFE Index and adjusts the Portfolio’s investments to the extent necessary to pursue a performance correlation of at least 95% with the Index. Inclusion of a security in the MSCI EAFE Index in no way implies an opinion by Morgan Stanley as to its attractiveness as an investment.

The principal risk factors associated with this Portfolio are index risk, currency risk, emerging market risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in the Portfolio.

International Value Portfolio: The Portfolio seeks long-term capital appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in non-U.S. securities. The Adviser invests in the equity securities of non-U.S. companies with market capitalizations of $400 million or more, but primarily invests in those with medium to large market capitalizations. The Adviser expects to maintain diversification among the countries represented in the industry benchmark, the MSCI/EAFE index.

The Adviser invests in the equity securities of non-U.S. companies believed to be undervalued in the marketplace at the time of purchase and believed to show recent positive signals, such as an appreciation in prices and increase in earnings.

In making investment decisions for the Portfolio, the Adviser applies a quantitative investment model. The investment model is designed to take advantage of judgmental biases that influence the decisions of many investors, such as the tendency to develop a “mindset” about a company or to wrongly equate a good company with a good investment irrespective of price. The investment model ranks securities based on fundamental measures of value (such as the dividend yield) and indicators of near-term recovery (such as recent price appreciation). This investment strategy seeks to control overall portfolio risk while maximizing the expected return.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Large Cap Appreciation Portfolio: The Portfolio seeks long-term capital appreciation by investing in stocks of larger companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

In making investment decisions for the Portfolio, the Adviser considers the 1,000 largest publicly traded companies in the U.S., screening the stocks in this universe for a series of growth and value criteria. The top 10% of the stocks in the screened universe are then subjected to an in-depth analysis of each company’s current business and future prospects. In selecting portfolio holdings, the Adviser rigorously analyzes company fundamentals, such as management strength, competitive industry position, business prospects, and evidence of sustainable business momentum, including improving revenue and margin trends, cash flows and profitability.

The Adviser rescreens the universe frequently in an effort to consistently achieve a favorable balance of growth and value characteristics for the Portfolio. The Adviser considers selling stocks of companies with poor price performance relative to peers, earnings disappointment, or deteriorating business fundamentals. As a risk control measure, the allocation to a particular stock may also be reduced if its weighting in the portfolio exceeds 2% of the Portfolio’s total assets.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk and market risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

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Large Company Growth Portfolio: The Portfolio seeks long-term capital appreciation by investing primarily in large, domestic companies that the Adviser believes have superior growth potential.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more. In selecting securities for the Portfolio, the Adviser seeks issuers whose stock is attractively valued with fundamental characteristics that the Adviser believes are significantly better than the market average and that support internal earnings growth capability. The Adviser may invest in the securities of companies whose growth potential the Adviser believes is generally unrecognized or misperceived by the market.

The Adviser will not invest more than 10% of the Portfolio’s total assets in the securities of a single issuer. The Adviser may invest up to 20% of the Portfolio’s total assets in the securities of foreign companies through ADRs and similar investments and may hedge against currency risk by using foreign currency forward contracts.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, foreign investment risk, leverage risk and market risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Managed Fixed Income Portfolio: The Adviser seeks consistent fixed-income returns by investing at least 80% of the Portfolio’s assets, under normal circumstances, in fixed-income securities. The Adviser invests in a diversified portfolio of fixed- and variable-rate U.S. dollar denominated, fixed-income securities of a broad spectrum of U.S. and foreign issuers, including securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or its instrumentalities (“U.S. Government obligations”), and the debt securities of financial institutions, corporations and others. The Adviser emphasizes the use of intermediate maturity securities to lessen duration and employs lower risk yield enhancement techniques to enhance return over a complete economic or interest rate cycle. The Adviser considers intermediate-term securities to be those with maturities of between 2 and 20 years.

The Portfolio will limit its investment in mortgage-backed securities to not more than 65% of total assets and its investment in other asset-backed securities to not more than 25% of total assets. In addition, the Portfolio may not invest more than 30% of total assets in securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury.

The Portfolio normally will have a dollar-weighted average maturity of between 3 and 12 years and a duration of between 2 and 6 years.

While not a principal strategy, the Adviser also may invest up to 10% of the Portfolio’s total assets in securities issued or guaranteed by foreign governments the Adviser deems stable, or their subdivisions, agencies, or instrumentalities; in loan or security participations; in securities of supranational organizations; and in municipal securities.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest-rate risk and prepayment/extension risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Money Market Portfolio: The Portfolio seeks current income while preserving capital and liquidity.

Under normal circumstances, the Portfolio invests 100% of total assets in high-quality, short-term money market instruments. The Portfolio may invest, without limitation, in high-quality, short-term dollar-denominated obligations of foreign issuers.

The principal risk factor associated with this Portfolio is debt securities risk. See the “Related Risks” section below for a discussion of this risk and other risks of investing in this Portfolio.

Small Cap Index Portfolio: The Portfolio seeks to replicate the total return of the Standard & Poor’s Small Cap 600 Composite Stock Price Index (“S&P 600 Small Cap Index”) with minimum tracking error and to minimize transaction costs.

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Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in securities representing the capitalization-weighted market value and composition of the S&P 600 Small Cap Index. The Adviser generally executes portfolio transactions only to replicate the composition of the S&P 600 Small Cap Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents to facilitate payment of the Portfolio’s expenses or redemptions and may invest in index futures contracts. For these and other reasons, the Portfolio’s performance can be expected to approximate but not equal that of the S&P 600 Small Cap Index.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk, market risk, and small company investment risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Growth Portfolio: The Portfolio seeks long-term capital appreciation by investing in smaller domestic companies.

The Portfolio invests primarily in the common stock of small domestic companies that are either growing rapidly or completing a period of significant change. Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in small-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or lower.

In selecting securities for the Portfolio, the Adviser seeks to identify companies that either are rapidly growing (usually with relatively short operating histories) or emerging from a period of dramatic change. These changes may involve a sharp increase in earnings, the hiring of new management or other measures taken to narrow the gap between share price and takeover/asset value.

The Portfolio may invest up to 10% of total assets in securities of foreign companies through ADRs and similar investments. The Portfolio will not invest more than 10% of total assets in the securities of a single issuer, or more than 20% of its total assets in the securities of companies considered to be mid-capitalization.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, small company investment risk, foreign investment risk and market risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Small Company Value Portfolio: The Portfolio seeks long-term capital appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in small-capitalization securities, which are defined as securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2000 Index, a small-capitalization index whose range is expected to change frequently. The Adviser focuses on securities that are conservatively valued in the marketplace relative to the stock of comparable companies, determined by price/earnings ratios, cash flows, or other measures. Value investing provides investors with a less aggressive way to take advantage of growth opportunities of small companies. Value investing may reduce downside risk and offer potential for capital appreciation as a stock gains favor among other investors and its stock price rises.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk, market risk and small company investment risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

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Stable Income Portfolio: The Portfolio seeks to maintain stability of principal while providing lower volatility total return.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in income-producing debt securities. The Adviser invests in a diversified portfolio of fixed- and variable-rate dollar-denominated fixed income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government obligations and the debt securities of financial institutions, corporations, and other entities. Under normal circumstances, the Portfolio will limit its investment: (i) in mortgage-backed securities to not more than 65% of total assets; (ii) in asset-backed securities, other than mortgage-backed securities, to not more than 25% of total assets; (iii) in mortgage-backed securities that are not U.S. Government obligations to not more than 25% of total assets; (iv) in U.S. Government obligations to not more than 50% of total assets; and (v) in fixed or variable rate dollar-denominated debt securities of foreign issuers to not more than 10% of total assets. We invest in short-term investment-grade securities. Under normal circumstances, the expected average duration of the portfolio will range from 0.7 to 1.2 years.

The Portfolio may not invest more than 30% of total assets in the securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury, and may not invest more than 10% of total assets in the securities of any other issuer.

The Portfolio only purchases investment-grade securities. The Portfolio invests in debt obligations with maturities (or average life in the case of mortgage-backed and similar securities) ranging from overnight to 8 years and seeks to maintain a dollar-weighted average portfolio maturity between 1 and 5 years.

The Portfolio may use options, swap agreements, interest-rate caps, floors, collars, and futures contracts to manage risk. The Portfolio also may use options to enhance return.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest-rate risk and prepayment/extension risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Strategic Small Cap Value Portfolio

The Portfolio seeks long-term capital appreciation by investing primarily in small capitalization securities. Under normal circumstances, the Portfolio invests at least 80% of its assets in small-capitalization securities, which are defined as securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2500 Index, a small-capitalization index whose range is expected to change frequently.

The Portfolio utilizes several different “strategic” small cap value investment styles to reach its objective.

A portion of the Portfolio’s assets is invested by selecting equity securities of small-capitalization companies that are believed to present attractive opportunities, but have not been widely recognized by investment analysts or the financial press. This approach aims to take advantage of the market’s attention on short-term prospects by focusing on indicators of a company’s long-term success, such as balance sheets and underlying assets. This disciplined investment process focuses on finding the right company, at the right price, and at the right time.

The other portion of the Portfolio’s assets is invested based on a disciplined adherence to bottom-up fundamental analysis, with particular attention given to the cash flow generating capabilities of a company. This approach begins with certain quantitative measures, combined with qualitative characteristics that we believe offer superior upside potential over the long term. Using this approach, we purchase companies that generally belong to one of four categories: neglected companies, oversold stocks, theme companies, and earnings turnaround.

The final portion of the Portfolio’s assets is invested in companies whose stock prices may benefit from a positive dynamic of change, such as a new management team, a new product or service, a corporate restructuring, an improved business plan, or a change in the political, economic or social environment.

We retain the ability to reallocate assets across the portfolio strategies and may choose to further divide the Portfolio’s assets to allow for additional portions to be managed using other investment approaches that meet the objective and investment parameters of the Portfolio.

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The Portfolio may invest up to 25% of total assets in securities of foreign companies. The Portfolio may invest in any sector, and at times may emphasize one or more particular sectors.

The principal risk factors associated with this Portfolio are equity securities risk, foreign investment risk, leverage risk, market risk and small company investment risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing in this Portfolio.

Total Return Bond Portfolio: The Portfolio seeks total return consisting of income and capital appreciation by investing in a broad range of investment-grade debt securities, including U.S. Government obligations, corporate bonds, mortgage- and other asset-backed securities and money market instruments.

The Adviser invests in debt securities that the Adviser believes offer attractive yields and are undervalued relative to issues of similar credit quality and interest rate sensitivity. From time to time, the Portfolio may also invest in unrated bonds that the Adviser believes are comparable to investment-grade debt securities. As part of the Adviser’s mortgage-backed securities investment strategy, the Adviser may use dollar rolls. The Adviser may also enter into reverse repurchase agreements to enhance return.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio’s assets in bonds, at least 80% of total assets in investment-grade debt securities, up to 25% of total assets in asset-backed securities (other than mortgage-backed securities), up to 20% of total assets in dollar-denominated obligations of foreign issuers, and up to 10% of total assets in stripped mortgage-backed securities. Under normal circumstances, the Adviser expects to maintain an overall effective duration range between 4 and 5 1/2 years.

The principal risk factors associated with this Portfolio are credit risk, foreign investments risk, and interest-rate risk. See the “Related Risks” section below for a discussion of these risks and other risks of investing on this Portfolio.

RELATED RISKS

While investing in equity securities and fixed-income securities can bring added benefits, it also may involve additional risks. Investors could lose money on their investment in the Portfolios, or the Portfolios may not perform as well as other investments. The Portfolios have the following general risks:

•	Unlike bank deposits, such as CDs or savings accounts, these Portfolios are not insured by the FDIC.

•	We cannot guarantee that a Portfolio will meet its investment objective. In particular, we cannot guarantee that the Money Market Portfolio will be able to maintain a $1.00 per share NAV.

•	We do not guarantee the performance of a Portfolio, nor can we assure you that the market value of your investment will not decline. We will not “make good” on any investment loss you may suffer, nor can anyone we contract with to provide services, such as investment advisers, offer or promise to make good on any such losses.

•	Share prices–and therefore the value of your investment–will increase and decrease with changes in the value of underlying securities and other investments. This is referred to as price volatility. This risk does not apply to the Money Market Portfolio.

•	An investment in a single Portfolio, by itself, does not constitute a complete investment plan.

•	The Portfolios that invest in smaller companies, foreign companies (including investments made through ADRs and similar investments), and in emerging markets are subject to additional risks, including less liquidity and greater price volatility. A Portfolio’s investment in foreign and emerging markets also may be subject to special risks associated with international trade, including currency, foreign investment, liquidity and regulatory risk.

•	Certain Portfolios may use various derivative instruments, such as options or futures contracts. The term “derivatives” covers a broad range of investments, but in general it refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. Some derivatives may be more sensitive to interest-rate changes or market moves, and some may be susceptible to changes in yields or values due to their structure or contract terms.

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•	Each Portfolio holds some, or in the case of the Money Market Portfolio, all, of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments, to maintain liquidity. With the exception of the International Index Portfolio, each Portfolio may temporarily increase such holdings for short-term defensive purposes when believed to be in the best interests of the Interestholders. A Portfolio may not achieve its investment objective while it is investing defensively. This practice is expected to have limited, if any, effect on the Portfolios’ pursuit of their objectives over the long term.

•	Certain Portfolios may invest a portion of their assets in U.S. Government agency securities, such as securities issued or guaranteed by the Government National Mortgage Association (“GNMAs”), the Federal National Mortgage Association (“FNMAs”) and the Federal Home Loan Mortgage Corporation (“FHLMCs”). Some of these obligations are mortgage-backed securities representing partial ownership of a pool of residential mortgage loans. Mortgage-backed securities are subject to prepayment and extension risk, which can alter the duration of the securities and also reduce the rate of return on the portfolio. Collateralized mortgage obligations (“CMOs”) are securities collateralized by portfolios of mortgage pass-through securities and have many of the same risks discussed above. CMOs are structured into multiple classes, and are paid according to class maturity, shortest maturities paid first. It is important to recognize that the U.S. Government does not guarantee the market value or current yield of U.S. Government agency securities. Not all U.S. Government agency securities are backed by the full faith and credit of the U.S. Government, and the U.S. Government’s guarantee does not extend to the Portfolios themselves.

•	The market value of lower-rated debt securities and unrated securities of comparable quality tends to reflect individual developments affecting the issuer to a greater extent than the market value of higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Lower-rated securities also tend to be more sensitive to economic conditions than higher-rated securities. These lower-rated debt securities are considered by the rating agencies, on balance, to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. These securities generally involve more credit risk than securities in higher-rating categories. Even securities rated in the lowest category of investment-grade securities, “BBB” by S&P or “Baa” by Moody’s ratings, possess some speculative characteristics.

•	Certain Portfolios invest in debt securities, such as notes and bonds, which are subject to credit risk and interest rate risk. Credit risk is the possibility that an issuer of an instrument will be unable to make interest payments or repay principal. Changes in the financial strength of an issuer or changes in the credit rating of a security may affect its value. Interest rate risk is the risk that interest rates may increase, which will reduce the resale value of instruments in a Portfolio’s portfolio, including U.S. Government obligations. Debt securities with longer maturities are generally more sensitive to interest rate changes than those with shorter maturities. Changes in market interest rates do not affect the rate payable on debt instruments held in a Portfolio, unless the instrument has adjustable or variable rate features, which can reduce interest rate risk. Changes in market interest rates may also extend or shorten the duration of certain types of instruments, such as asset-backed securities, thereby affecting their value and the return on your investment.

•	Certain Portfolios invest in securities of foreign issuers. Investments in such securities are subject to potentially less liquidity and greater price volatility, as well as various additional risks, including those related to adverse political, regulatory, market or economic developments. Other risks associated with investing in foreign obligations include those related to withholding and other taxes, including potentially confiscatory levels of taxation, and the potentially less stringent investor protection and disclosure standards of some foreign markets. In addition, foreign markets can and often do perform differently from U.S. markets.

•	Certain Portfolios invest in mortgage- and asset-backed securities which may not be guaranteed by the U.S. Government. Mortgage- and asset-backed securities are subject to prepayment risk and extension risk, either of which can reduce the rate of return on a Portfolio’s portfolio. Asset-backed securities also are subject to risk of default on the underlying assets, particularly during periods of economic downturn.

•	Certain Portfolios may invest in stripped mortgage-backed securities, which have greater interest rate risk than mortgage-backed securities with like maturities and/or stripped treasury securities which have greater interest rate risk than traditional government securities with identical credit ratings and like maturities.

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•	Certain Portfolios may invest in U.S. Government agency securities, such as the Federal National Mortgage Association (“FNMA”), the Federal Home Loan Mortgage Corporation (“FHLMC”) and Federal Home Loan Banks (“FHLBs”). The FNMA guarantees full and timely payment of both interest and principal, while the FHLMC guarantees full and timely payment of interest and ultimate payment of principal. However, FNMA and FHLMC mortgage-backed securities are examples of the types of U.S. Government obligations that are not backed by the full faith and credit of the U.S. Government. The mortgages underlying securities issued by the FNMA or FHLMC are typically conventional residential mortgages that are not insured or guaranteed, but conform to specific underwriting, size and maturity standards. Mortgage-backed securities issued by FHLBs also are not backed by the full faith and credit of the U.S. Government. The U.S. Government does not guarantee the market value or current yield of its obligations. There can be no assurance that the U.S. Government would provide financial support for its agencies or instrumentalities that are not backed by the full faith and credit of the U.S. Government.

•	Certain Portfolios invest in inflation-protected debt securities that are structured to provide protection against the negative effects of inflation. Inflation is a general rise in the prices of goods and services, which can erode an investor’s purchasing power. Unlike traditional debt securities whose return is based on the payment of interest on a fixed principal amount, the principal value of inflation-protected debt securities is periodically adjusted according to the rate of inflation and as a result, interest payments will vary. For example, if the index measuring the rate of inflation falls, the principal value of an inflation-protected debt security will fall and the amount of interest payable on such security will consequently be reduced. Conversely, if the index measuring the rate of inflation rises, the principal value on such securities will rise and the amount of interest payable will also increase. The value of inflation-protected debt securities is expected to change in response to changes in real interest rates. Generally, the value of an inflation-protected debt security will fall when real interest rates rise and inversely, rise when real interest rates fall.

What follows is a general list of the types of risks (some of which have been previously described) that may apply to the Portfolios. Information about additional investment practices that the Portfolios may use and the risks associated with them is available in the Statement of Additional Information.

Counter-Party Risk - The risk that the other party in a repurchase agreement or other transaction will not fulfill its contract obligation.

Credit Risk - The risk that the issuer of a debt security will be unable to make interest payments or repay principal on schedule. If an issuer does default, the affected security could lose all of its value, or be renegotiated at a lower interest rate or principal amount. Affected securities might also lose liquidity. Credit risk also includes the risk that a party in a transaction may not be able to complete the transaction as agreed.

Currency Risk - The risk that a change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of an investment made in a security denominated in that foreign currency.

Debt Securities Risk - Debt securities, such as notes and bonds, are subject to credit risk and interest rate risk. Credit risk is the possibility that an issuer of an instrument will be unable to make interest payments or repay principal. Changes in the financial strength of an issuer or changes in the credit rating of a security may affect its value. Interest rate risk is the risk that interest rates may increase, which will reduce the resale value of instruments in a Portfolio, including U.S. Government obligations. Debt securities with longer maturities are generally more sensitive to interest rate changes than those with shorter maturities. Changes in market interest rates affect a Portfolio’s yield to the extent they affect the yield of instruments available for purchase by a Portfolio. Changes in market interest rates may also extend or shorten the duration of certain types of instruments, such as asset-backed securities, thereby affecting their value and the return on your investment. The U.S. Government does not guarantee the market value or current yield of its obligations. Not all U.S. Government obligations are backed by the full faith and credit of the U.S. Government.

Emerging Market Risk - The additional risks associated with emerging markets including that they may be more sensitive to certain economic changes. For example, emerging market countries are more often dependent on international trade and are therefore often vulnerable to recessions in other countries. They may have obsolete financial systems, have volatile currencies and may be more sensitive than more mature markets to a variety of economic factors. Emerging market securities also may be less liquid than securities of more developed countries and could be difficult to sell, particularly during a market downturn.

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Equity Securities Risk - The risk that stock prices will fluctuate and can decline and reduce the value of a Portfolio’s portfolio. Certain types of stocks and certain individual stocks selected for a Portfolio’s portfolio may underperform or decline in value more than the overall market. Growth style stocks are selected in part based on their prospects for future earnings, which may not be realized. There is no guarantee that stocks selected as “undervalued” using a value style approach will perform as expected. Generally, the larger the company the less volatile and more liquid its stock.

Foreign Investment Risk - The additional risks associated with foreign investments, including that they may be subject to potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile. Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to foreign taxes. Direct investment in foreign securities involves exposure to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks.

Index Risk - The risk that a Portfolio designed to replicate the performance of an index of securities will replicate the performance of the index during adverse market conditions because the portfolio manager is not permitted to take a temporary defensive position or otherwise vary the Portfolio’s investments to respond to the adverse market conditions.

Inflation-Protected Debt Securities Risk - The risk that inflation-protected debt securities that are structured to provide protection against the negative effects of inflation will fluctuate and can decline and reduce the value of a Portfolio’s portfolio. Inflation is a general rise in the prices of goods and services, which can erode an investor’s purchasing power. Unlike traditional debt securities whose return is based on the payment of interest on a fixed principal amount, the principal value of inflation-protected debt securities is periodically adjusted according to the rate of inflation and as a result, interest payments will vary. For example, if the index measuring the rate of inflation falls, the principal value of an inflation-protected debt security will fall and the amount of interest payable on such security will consequently be reduced. Conversely, if the index measuring the rate of inflation rises, the principal value on such securities will rise and the amount of interest payable will also increase. The value of inflation-protected debt securities is expected to change in response to changes in real interest rates. Generally, the value of an inflation-protected debt security will fall when real interest rates rise and inversely, rise when real interest rates fall.

Interest-Rate Risk - The risk that changes in interest rates can reduce the value of an existing security. Generally, when interest rates increase, the value of a debt security decreases. The effect is usually more pronounced for securities with longer dates to maturity.

Leverage Risk - The risk that an investment practice, such as lending portfolio securities or engaging in forward commitment or when-issued securities transactions, may increase a Portfolio’s exposure to market risk, interest rate risk or other risks by, in effect, increasing assets available for investment.

Liquidity Risk - The risk that a security cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

Market Risk - The risk that the value of a security will be reduced by market activity. This is a basic risk associated with all securities.

Prepayment/Extension Risk - The risk that prepayment rates on mortgage loans or other receivables will be higher or lower than expected, which can alter the duration of a mortgage-backed security, increase interest-rate risk, and reduce rates of return.

Regulatory Risk - The risk that changes in government regulations will adversely affect the value of a security. Also the risk that an insufficiently regulated market might permit inappropriate practices that adversely affect an investment.

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Small Company Investment Risk - The risk that investments in smaller companies may be more volatile and harder to sell than investments in larger companies. Smaller companies may have higher failure rates and generally have lower trading volumes than larger companies. Short-term changes in the demand for the securities of small companies may have a disproportionate effect on their market price, tending to make prices of these securities fall more dramatically in response to selling pressure.

Small and Medium Company Investment Risk – The risk that investments in smaller company stocks tend to be more volatile and less liquid than large company stocks. Some of these companies have no or relatively short operating histories, or are newly public companies. Some of these companies have aggressive capital structures, including high debt levels, or are involved in rapidly growing or changing industries and/or new technologies. Stocks of medium-sized companies may be more volatile and less liquid, in part because the issuers may be more vulnerable to adverse business or economic events, than the stocks of larger, more established companies.

U.S. Government Agency Securities Risk – The risk that U.S. Government agency securities, such as the Federal National Mortgage Association (“FNMA”), the Federal Home Loan Mortgage Corporation (“FHLMC”) and Federal Home Loan Banks (“FHLBs”) are not backed by the full faith and credit of the U.S. Government. The FNMA guarantees full and timely payment of both interest and principal, while the FHLMC guarantees full and timely payment of interest and ultimate payment of principal. However, FNMA and FHLMC mortgage-backed securities are examples of the types of U.S. Government agency securities that are not backed by the full faith and credit of the U.S. Government. The mortgages underlying securities issued by the FNMA or FHLMC are typically conventional residential mortgages that are not insured or guaranteed, but conform to specific underwriting, size and maturity standards. Mortgage-backed securities issued by FHLBs also are not backed by the full faith and credit of the U.S. Government. The U.S. Government does not guarantee the market value or current yield of its obligations. There can be no assurance that the U.S. Government would provide financial support for U.S. Government agency securities of agencies or instrumentalities that are not backed by the full faith and credit of the U.S. Government.

PORTFOLIO HOLDINGS

Part B contains a description of the Portfolios’ policies and procedures with respect to the disclosure of the portfolio holdings of securities for each Portfolio.

ITEM 5: MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

A number of different entities provide services to the Portfolios. This section shows how the Portfolios are organized, lists the entities that perform different services, and explains how these service providers are compensated.

About Wells Fargo Master Trust

The Trust was organized as a Delaware statutory trust on March 10, 1999. The Board supervises each Portfolio’s activities, monitors its contractual arrangements with various service providers and decides upon matters of general policy.

The Investment Adviser

Funds Management assumed investment advisory responsibilities for the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, N.A. (“Wells Fargo Bank”) was created in early 2001 to succeed to the mutual fund advisory and administrative responsibilities of Wells Fargo Bank. The Portfolios’ Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. For providing investment advisory services, the Adviser is entitled to receive a monthly fee at the annual rates indicated below of each Portfolio’s average daily net assets:

Master Trust Portfolios	Funds Management Advisory Fees
C&B Large Cap Value Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.75 0.70 0.65 0.625 0.60	% % % % %

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Master Trust Portfolios	Funds Management Advisory Fees
Disciplined Growth Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.75 0.70 0.65 0.625 0.60	% % % % %
Diversified Fixed Income Portfolio	First $1B Next $4B Over $5B	0.30 0.275 0.25	% % %
Diversified Stock Portfolio	First $1B Next $4B Over $5B	0.35 0.325 0.30	% % %
Equity Income Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.75 0.70 0.65 0.625 0.60	% % % % %
Equity Value Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.75 0.70 0.65 0.625 0.60	% % % % %
Index Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.10 0.10 0.075 0.075 0.050	% % % % %
Inflation-Protected Bond Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.45 0.40 0.35 0.325 0.30	% % % % %
International Core Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.95 0.90 0.85 0.825 0.80	% % % % %
International Growth Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.95 0.90 0.85 0.825 0.80	% % % % %
International Index Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.35 0.35 0.325 0.325 0.30	% % % % %

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Master Trust Portfolios	Funds Management Advisory Fees
International Value Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.95 0.90 0.85 0.825 0.80	% % % % %
Large Cap Appreciation Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.70 0.70 0.65 0.625 0.60	% % % % %
Large Company Growth Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.75 0.70 0.65 0.625 0.60	% % % % %
Managed Fixed Income Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.45 0.40 0.35 0.325 0.30	% % % % %
Money Market Portfolio	All asset levels	0.10%
Small Cap Index Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.20 0.20 0.175 0.175 0.15	% % % % %
Small Company Growth Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.90 0.85 0.80 0.775 0.75	% % % % %
Small Company Value Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.90 0.85 0.80 0.775 0.75	% % % % %
Stable Income Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.45 0.40 0.35 0.325 0.30	% % % % %
Strategic Small Cap Value Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.90 0.85 0.80 0.775 0.75	% % % % %

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Master Trust Portfolios	Funds Management Advisory Fees
Total Return Bond Portfolio	First $500M Next $500M Next $2B Next $2B Over $5B	0.45 0.40 0.35 0.325 0.30	% % % % %

The Sub-Advisers

Wells Capital Management Incorporated (“Wells Capital Management”), an affiliate of Funds Management, located at 525 Market Street, San Francisco, CA 94105, is the sub-adviser for the Equity Income, Index, Inflation-Protected Bond, Money Market, Small Cap Index, Strategic Small Cap Value, and Total Return Bond Portfolios. In this capacity, Wells Capital Management is responsible for the day-to-day investment management activities of the Portfolios. Wells Capital Management provides investment advisory services for registered mutual funds, company retirement plans, foundations, endowments, trust companies, and high net-worth individuals. As of March 31, 2006, Wells Capital Management managed assets aggregating in excess of $175.6 billion.

Artisan Partners Limited Partnership (“Artisan”), located at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202, is the sub-adviser for the International Growth Portfolio. In this capacity, Artisan is responsible for the day-to-day investment management activities of the Portfolio. Artisan is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations and multi-employer retirement plans. As of December 31, 2005, Artisan managed over $44.8 billion in assets.

Cadence Capital Management LLC (“Cadence”), located at 265 Franklin Street, Boston, MA 02110, is the sub-adviser for the Large Cap Appreciation Portfolio. In this capacity, Cadence is responsible for the day-to-day investment management activities of the Portfolio. Cadence is a registered investment adviser that provides investment management services to pension plans, endowments, mutual funds and individual investors. As of December 31, 2005, Cadence managed over $7.1 billion in assets.

Cooke & Bieler, L.P. (“Cooke & Bieler”), a Pennsylvania limited partnership located at 1700 Market Street, Philadelphia, PA 19103, is the sub-adviser for the C&B Large Cap Value Portfolio. In this capacity, Cooke & Bieler is responsible for the day-to-day investment management activities of the Portfolio. Cooke & Bieler is a registered investment adviser that has provided investment management services to corporations, foundations, endowments, pension and profit sharing plans, trusts, estates and other institutions and individuals since 1951. As of December 31, 2005, Cooke & Bieler managed over $7.7 billion in assets.

Galliard Capital Management, Inc. (“Galliard”), a wholly owned subsidiary of Wells Fargo Bank, located at 800 LaSalle Avenue, Suite 2060, Minneapolis, MN 55402, is the investment sub-adviser for the Managed Fixed Income and Stable Income Portfolios. In this capacity, Galliard is responsible for the day-to-day investment management activities of these Portfolios. Galliard is a registered investment adviser that provides investment advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities. As of December 31, 2005, Galliard managed assets over $21.7 billion.

LSV Asset Management (“LSV”), located at One North Wacker Drive, Suite 4000, Chicago, IL 60606, is the investment sub-adviser for the International Value Portfolio. In this capacity, LSV is responsible for the day-to-day investment management activities of the Portfolio. LSV is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations in addition to multi-employer and public investment plans. As of December 31, 2005, LSV managed over $51.8 billion in assets.

New Star Institutional Managers Limited (“New Star”), located at 1 Knightsbridge Green, London, SW1X 7NE, England, is the sub-adviser to the International Core Portfolio. In this capacity, New Star is responsible for the day-to-day investment management activities of the Portfolio. New Star is a London-based U.S.-registered investment adviser that has been managing global equity and fixed income portfolios since 1976. As of December 31, 2005, New Star managed over $13.3 billion in assets.

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Peregrine Capital Management, Inc. (“Peregrine”), a wholly owned subsidiary of Wells Fargo Bank, located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, MN 55479, is the sub-adviser for the Large Company Growth, Small Company Growth, and Small Company Value Portfolios. In this capacity, Peregrine is responsible for the day-to-day investment management activities of these Portfolios. Peregrine is a registered investment adviser and provides investment advisory services to corporate and public pension plans, profit sharing plans, savings investment plans, 401(k) plans, foundations and endowments. As of December 31, Peregrine managed over $11.7 billion.

Smith Group Asset Management, LP (“Smith Group”), located at 100 Crescent Court, Suite 1150, Dallas, TX 75201, is the sub-adviser for the Disciplined Growth Portfolio. In this capacity, Smith Group is responsible for the day-to-day investment management activities of the Portfolio. Smith Group is a registered investment adviser and provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net-worth individuals using a disciplined equity style. As of December 31, 2005, the Smith Group managed over $3.4 billion in assets.

SSgA Funds Management, Inc. (“SSgA FM”), located at State Street Financial Center, One Lincoln Street, Boston, MA 02110, is the investment sub-adviser for the Diversified Fixed Income, Diversified Stock and International Index Portfolios. In this capacity, SSgA FM is responsible for the day-to-day investment management activities of the Portfolios. SSgA FM is a registered investment adviser and is a wholly owned subsidiary of State Street Corporation, a publicly held bank holding company. SSgA FM is an affiliate of State Street Global Advisors (“SSgA”), a division of State Street Bank and Trust Company. As of March 31, 2006, SSgA FM and SSgA had over $120.9 billion and $1.5 trillion, respectively, in assets under management.

Systematic Financial Management, LP (“Systematic”), located at 300 Frank W. Burr Boulevard, Glenpointe East, Teaneck, NJ 07666, is the investment sub-adviser for the Equity Value Portfolio. In this capacity, Systematic is responsible for the day-to-day investment management activities of the Portfolio. Systematic is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations in addition to the multi-employer and public investment plans. As of December 31, 2005, Systematic managed over $7.1 billion in assets.

The Administrator

Funds Management provides the Portfolios with administrative services, including general supervision of each Portfolio’s operation, coordination of the other services provided to each Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the Trust’s Trustees and officers. Funds Management also furnishes office space and certain facilities to conduct each Portfolio’s business. For providing these services, Funds Management is entitled to receive an annual fee of 0.15% of the average daily net assets of each Portfolio. However, the Portfolios are not charged administration fees so long as the underlying Wells Fargo Advantage FundsSM that invest in the Portfolios are being charged administration fees.

Placement Agent

Wells Fargo Funds Distributor, LLC (“Funds Distributor” or “Placement Agent”), an affiliate of Funds Management, with principal offices at 525 Market Street, San Francisco, California 94105, serves as the Placement Agent of the Trust.

Portfolio Managers

The Portfolio Managers identified below are primarily responsible for the day-to-day management of the Portfolios, and, in certain instances, were responsible for the day-to-day management of the Portfolios’ predecessors. Part B provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers and the Portfolio Managers’ ownership of equity securities in the Portfolios.

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C&B Large Cap Value Portfolio – A team of investment professionals from Cooke & Bieler serves as the portfolio manager to the C&B Large Cap Value Portfolio. The following individuals are jointly and primarily responsible for the day-to-day management of the Portfolio’s portfolio, no member of the team has any limitations on his role.

Kermit S. Eck, CFA (2004) Mr. Eck joined Cooke & Bieler in 1980 and left in 1984 to become Director of Product Marketing for Eczel Corp. From 1987 to 1992, he served as Executive Vice President of Keystone NaturalWater. Mr. Eck rejoined Cooke & Bieler in 1992 and currently is a Partner, Portfolio Manager and Research Analyst. He earned his B.S. degree in Computer Science from Montana State University and his M.B.A. degree from Stanford University.

Daren C. Heitman, CFA (2005) Mr. Heitman worked as an analyst and a portfolio manager at Skyline Asset Management from 1995 to 2000, when he joined Schneider Capital Management as a senior analyst until 2005. Mr. Heitman came to Cooke & Bieler in 2005 where he currently serves as a Portfolio Manager. Mr. Heitman earned his B.S. in Finance at Iowa State University and his M.B.A. degree from the University of Chicago.

Michael M. Meyer, CFA (2004) Mr. Meyer began his career at Sterling Capital Management (“Sterling”) as an equity analyst and head equity trader. He joined Cooke & Bieler in 1993 where he is currently a Partner, Portfolio Manager and Research Analyst. Mr. Meyer earned his B.A. degree in Economics at Davidson College and his M.B.A. degree from the Wharton School of Business.

James R. Norris (2004) Mr. Norris spent nearly ten years with Sterling as Senior Vice President of Equity Portfolio Management. He joined Cooke & Bieler in 1998 where he is currently a Partner, Portfolio Manager and Research Analyst. Mr. Norris earned his B.S. degree in Management at Guilford College and his M.B.A. degree from the University of North Carolina.

Edward W. O’Connor, CFA (2004) Mr. O’Connor spent three years at Cambiar Investors (“Cambiar”) in Denver, Colorado where he served as an equity analyst and portfolio manager and participated in Cambiar’s 2001 management buyout. He joined Cooke & Bieler in 2002 where he is currently a Portfolio Manager and Research Analyst. Mr. O’Connor earned his B.A. degree in Economics and Philosophy at Colgate University and his M.B.A. degree from the University of Chicago.

R. James O’Neil, CFA (2004) Mr. O’Neil served as an Investment Officer in the Capital Markets Department at Mellon Bank beginning in 1984. He joined Cooke & Bieler in 1988 where he is currently a Partner, Portfolio Manager and Research Analyst. Mr. O’Neil earned his B.A. degree in Economics at Colby College and his M.B.A. degree from the Harvard School of Business.

Mehul Trivedi, CFA (2004) Mr. Trivedi was a fixed income analyst at Blackrock Financial Management and then a product manager at PNC Asset Management. He joined Cooke & Bieler in 1998 where he is currently a Partner, Portfolio Manager and Research Analyst. Mr. Trivedi earned his B.A. degree in International Relations at the University of Pennsylvania, a B.S. degree in Economics at the Wharton School of Business and his M.B.A. degree from the Wharton School of Business.

Disciplined Growth Portfolio

Stephen S. Smith, CFA. Mr. Smith is Principal, Chief Executive Officer, and Chief Investment Officer of the Smith Group. He began his investment management career as a portfolio manager with Wachovia Bank in 1976. In 1983, Mr. Smith joined the predecessor to Bank of America, where he held a variety of senior investment management positions. Mr. Smith earned his B.S. degree in Industrial Engineering and his M.B.A. degree from the University of Alabama.

Diversified Fixed Income Portfolio

Michael J. Brunell (2006) Mr. Brunell is a dual employee of SSgA and SSgA FM. He has been a member of the Passive Fixed Income Portfolio Management Group since January 2004. Previously, Mike was responsible for managing the U.S. Bond Operation group from January 2000 to December 2003. Prior to joining the Fixed Income group, Mike spent 3 years in the Mutual Funds Custody division of State Street Corporation working on the accounting side of various domestic and international equity and bond portfolios. Mr. Brunell earned his B.S. degree in Business Administration from Saint Michael’s College and his M.S.F from Boston College in May of 2004. He is also a CFA Level II candidate.

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Elya Schwartzman (2006) Mr. Schwartzman is a dual employee of SSgA and SSgA FM. Mr. Schwartzman is a portfolio manager in the Passive Fixed Income Portfolio Management Group. Prior to assuming his current role in November of 2005, he spent ten years as an analyst and portfolio manager in the Active Credit group, covering a broad group of industry sectors in both Investment Grade and Speculative Grade markets. Prior to joining SSgA in 1999, Mr. Schwartzman was a high yield analyst at Baring Asset Management. He also spent four years at DRI/McGraw-Hill as a research economist, where he ran econometric models, performed econometric analysis and authored articles covering the U.S. economy and the U.S. steel industry. Mr. Schwartzman earned his B.A. degree in Economics from Trinity College (CT) and his M.B.A. degree from the Sloan School of Management at MIT, specializing in Quantitative Finance.

Diversified Stock Portfolio

Lynn Blake, CFA (2006) Ms. Blake is a dual employee of SSgA and SSgA FM. Ms. Blake is the Head of the Non-US Markets in the Global Structured Products Group. She is currently responsible for overseeing the management of all non-U.S. equity index strategies. In addition, Ms. Blake is responsible for new product development and research. She has been in the investment management field since she joined SSgA in 1987. Ms. Blake earned her B.A. degree from the School of Management at Boston College and her M.B.A. degree from Northeastern University. She also earned the Chartered Financial Analyst designation and is a member of the Boston Security Analysts Society.

Deane Gyllenhaal (2006) Mr. Gyllenhaal is a dual employee of SSgA and SSgA FM. Mr. Gyllenhall is a Senior Portfolio Manager on the Global Structured Products team. Prior to assuming his current role in May 2005, he was a member of the Active International Equity Investment Team where he assisted in investment management, research, and product development for the international quantitative strategies from February 2004. Prior to this, he worked as a member of the Global Structured Products team from March 1995, managing both Emerging and Developed Markets passive strategies. Prior to joining SSgA in 1994, Mr. Gyllenhaal worked at Brown Brothers Harriman as an account manager on international portfolios. Before this, he was employed in State Street’s mutual fund division. He earned his B.S. degree in Finance and Economics from Bentley College, and his M.B.A. degree from Babson College.

Equity Income Portfolio

David L. Roberts, CFA (1994) Mr. Roberts joined Wells Capital Management in 1998 as the Equity Income Managing Director and simultaneously held this position at Norwest Investment Management until Wells Capital Management and Norwest Investment Management combined investment advisory services under the Wells Capital Management name in 1999. He joined Norwest Corporation in 1972 as a Securities Analyst. Mr. Roberts became Assistant Vice President and Portfolio Manager in 1980 and was promoted to Vice President in 1982. He earned his B.A. degree in Mathematics from Carroll College.

Gary J. Dunn, CFA (1994) Mr. Dunn joined Wells Capital Management in 1998 as Principal for its Equity Income Team. Wells Capital Management and Norwest Investment Management combined investment advisory services under the Wells Capital Management name in 1999. Mr. Dunn formerly was the Director of Institutional Investments of Norwest Investment Management. He had been associated with Norwest Bank or its affiliates as a Financial Analyst and Portfolio Manager since 1979. Mr. Dunn earned his B.A. degree in Economics from Carroll College.

Robert M. Thornburg (2006) Mr. Thornburg joined Wells Capital Management in 2000. In his current role he is an analyst and portfolio manager for the Premier Value team at Wells Capital Management, providing investment management services for institutional clients, including retirement plans, foundations, endowments, and corporate portfolios. Prior to joining Wells Capital Management, Mr. Thornburg’s financial industry tenure includes experience at D.A. Davidson, and the State of Montana Board of Investment, as a senior equities analyst. Mr. Thornburg earned his B.A. degree in Finance at the University of Montana.

Equity Value Portfolio

D. Kevin McCreesh, CFA (2003) Mr. McCreesh joined Systematic in 1996. He is a senior portfolio manager and co-manages the firm’s large and small/mid cap portfolios. Prior to joining Systematic, Mr. McCreesh served as equity portfolio manager at Mitchell Hutchins. He earned his B.S. degree in Geology from the University of Delaware and his M.B.A. degree from Drexel University. Mr. McCreesh is a member of the Association for Investment Management and Research (“AIMR”) and the New York Society of Security Analysts (“NYSSA”).

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Ronald M. Mushock, CFA (2003) Mr. Mushock joined Systematic in 1997 as an equity analyst and was promoted to portfolio manager in 2000. He currently co-manages the firm’s large cap portfolios and maintains portfolio management responsibility for all mid and small/mid cap portfolios. Prior to joining Systematic, Mr. Mushock was an equity analyst with Standard and Poor’s Equity Group. He earned his B.S. degree in Finance from Seton Hall University and his M.B.A. degree from New York University. Mr. Mushock is a member of the AIMR and the NYSSA.

Index Portfolio

Gregory T. Genung, CFA (2002) Mr. Genung co-manages certain of the Wells Fargo Advantage index mutual funds, private accounts and collective trust funds. Before joining the firm in 2001, he was a securities trader at Norwest Investment Services, Inc. since 1994. Earlier, Mr. Genung worked with Piper Capital Management, where he became senior advisory account administrator, specializing in mortgage-backed derivative products. He earned his B.S. degree in Finance and Economics from the University of Minnesota, Duluth.

Inflation-Protected Bond Portfolio

Michael J. Bray, CFA (2005) Mr. Bray joined Wells Capital Management in 2005 as a Portfolio Manager on the Customized Fixed Income Team. Prior to joining Wells Capital Management, he was the Principal responsible for multi-currency yield curve arbitrage business at Windward Capital, LLC from 2004 to 2005. From 1996 to 2004, he was managing director at State Street Research and Management, focusing on mutual fund and institutional account management. From 1990 to 1996, he was with Merrill Lynch & Company as vice president of mortgage securities research and sales. Prior to Merrill Lynch, he was an analyst with Manufacturers Hanover Company, specializing in mortgage and derivative securities from 1988 to 1990. Mr. Bray received a B.S. degree in Math and Actuarial Science from the University of Connecticut, Storrs. He received his M.B.A. from Pennsylvania State University.

Jay N. Mueller, CFA (2005) Mr. Mueller joined Wells Capital Management in 2005 as a Portfolio Manager. Prior to joining Wells Capital Management, he was a portfolio manager with SCM since 1991. Mr. Mueller also served as Director of Fixed Income for SCM from July 2002 to July 2004. Prior to joining SCM, he was a securities analyst and portfolio manager at R. Meeder & Associates. Mr. Mueller began his investment career at Harris Trust & Savings Bank as an investment analyst. He earned a B.A. degree in Economics from the University of Chicago.

International Core Portfolio

Mark Beale (2004) Mr. Beale joined New Star in 1982 and is the lead portfolio manager for New Star’s international equity product. He has 22 years of investment experience. Mr. Beale is a member of the Investment Policy and Currency Group, and is responsible for New Star’s research and stock selection within the U.S. market. He earned a B.A. degree in Economic History from the University of Sussex, England.

Brian Coffey (2006) Mr. Coffey joined New Star in 1988. He has 17 years of investment experience and is the lead portfolio manager for the Emerging Market portfolios. He is a member of the Investment Policy Group and leads the efforts for research and stock selection in Latin America. Mr. Coffey earned a B.Sc. in Financial Economics from the University of London.

Richard Lewis (2004) Mr. Lewis joined New Star in 1989. He has 20 years of investment experience. Mr. Lewis is a member of the Investment Policy and Currency Group, and is responsible for New Star’s European Equity group. Prior to joining the firm, he was with Capel-Cure Myers Capital Management Ltd. in London where he was an equity investment manager and strategist. Mr. Lewis earned a B. S. degree in Economics and Statistics from Bristol University, England.

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International Growth Portfolio

Mark L. Yockey, CFA (2004) Mr. Yockey joined Artisan in 1995 where he is Managing Director and Portfolio Manager for Artisan’s diversified international growth equity portfolios. He has over 20 years of investment experience. Before joining Artisan in 1995, Mr. Yockey was the portfolio manager of the United International Growth Fund and Vice President of Waddell & Reed from January 1990 to December 1995. Prior to that he was an analyst specializing in the worldwide healthcare industry and international special situations at Waddell & Reed. Prior to joining Waddell & Reed, Mr. Yockey was a health care analyst for the State of Michigan Retirement Fund. He earned his B.A. and M.B.A. degrees in finance from Michigan State University.

International Index Portfolio

Lynn Blake, CFA (2005) For a description of Ms. Blake’s experience and background, see “Diversified Stock Portfolio.”

Deane Gyllenhaal (2005) For a description of Mr. Gyllenhaal’s experience and background, see “Diversified Stock Portfolio.”

Dwayne Hancock, CFA (2005) Mr. Hancock is a dual employee of SSgA and SSgA FM. Mr. Hancock is a Portfolio Manager in the firm’s Global Structured Products Group. He has managed a broad array of funds whose portfolios have held securities from emerging markets and/or the US market. In addition to his direct fund responsibilities, Mr. Hancock has worked on the formulation of trading strategies for index change trades, Russell reconstitution and MSCI quarterly rebalancing and provisional trades. Mr. Hancock joined SSgA in 1996. Prior to working with the Global Structured Products Group, he worked in the firm’s Passive International Equity Operations department as a Senior Analyst. Mr. Hancock earned his M.B.A. degree from Boston College and a B.S. degree in Business Administration from Framingham State College.

International Value Portfolio

Josef Lakonishok (2003) Dr. Lakonishok has served as CEO, Partner and Portfolio Manager for LSV since its founding in 1994. He has more than 24 years of investment and research experience. Dr. Lakonishok earned his B.A. degree in Economics and Statistics and his M.B.A. degree from Tel Aviv University and earned his M.S. and Ph.D. degrees in Business Administration from Cornell University.

Puneet Mansharamani (2006) Mr. Mansharamani has served as a Partner and Portfolio Manager of LSV since 2006 and as a Quantitative Analyst since 2000. Mr. Mansharamani has more than 7 years investment experience. Mr. Mansharamani earned his B.S. degree in Engineering from Delhi University, Delhi College of Engineering in 1997 and his M.S. in Engineering at Case Western Reserve University, Case School of Engineering (2001).

Menno Vermeulen, CFA (2003) Mr. Vermeulen has served as a Portfolio Manager and Senior Quantitative Analyst for LSV since 1995 and as a Partner for LSV since 1998. He has more than 12 years of investment experience. Mr. Vermeulen earned his M.S. degree in Econometrics from Erasmus University at Rotterdam.

Robert W. Vishny (2003) Dr. Vishny has served as Partner and Portfolio Manager for LSV since its founding in 1994. He has more than 17 years of investment and research experience. Dr. Vishny earned his B.A. degree with the highest distinction in Economics, Mathematics, and Philosophy from the University of Michigan and his Ph.D. degree in Economics from the Massachusetts Institute of Technology.

Large Cap Appreciation Portfolio

William B. Bannick, CFA (2003) Mr. Bannick is Chief Investment Officer at Cadence, jointly responsible for managing all client portfolios. He joined Cadence in 1992 as a Senior Portfolio Manager and was later promoted to Managing Director. Mr. Bannick has 19 years of investment experience, having worked at Bjurman Associates in Los Angeles and Trinity Investment Management in Boston. He earned his B.S. degree in Physics from the University of Massachusetts and his M.B.A. degree in Finance from Boston University.

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Robert L. Fitzpatrick, CFA (2004) Mr. Fitzpatrick joined Cadence in 1999 as a Senior Analyst covering the computer hardware side of the Technology industry. He was promoted in 2004 to Portfolio Manager jointly managing all client portfolios. Prior to joining Cadence, Mr. Fitzpatrick worked at Husic Capital Management in San Francisco. Earlier in his career he worked at Morgan Stanley in equity research. He earned his B.A. degree in Psychology and Government at Dartmouth College and his M.B.A. degree from the Wharton School of Business.

Large Company Growth Portfolio

John S. Dale, CFA (1994) Mr. Dale joined Peregrine in 1987 as a Senior Vice President and Portfolio Manager. He founded this strategy in 1983 and has managed large company growth portfolios since 1971. Prior to joining Peregrine, Mr. Dale had been associated with Norwest Bank and its affiliates since 1968, including serving as head of both the portfolio management group and equity strategy. He earned his B.A. degree in Marketing from the University of Minnesota.

Gary E. Nussbaum, CFA (1998) Mr. Nussbaum joined Peregrine in 1990 as a Vice President and Portfolio Manager where he has managed large company growth portfolios. He earned his B.A. degree in Finance and his M.B.A. degree from the University of Wisconsin.

Managed Fixed Income Portfolio

Richard Merriam, CFA (1995) Mr. Merriam joined Galliard at the firm’s inception in 1995. Currently, he is a Managing Partner at Galliard. Mr. Merriam is responsible for investment process and strategy. Prior to joining Galliard, he was Chief Investment Officer for Insight Management. Mr. Merriam earned his B.A. degree in Economics and English from the University of Michigan and his M.B.A. degree from the University of Minnesota.

Ajay Mirza, CFA (1998) Mr. Mirza joined Galliard at the firm’s inception in 1995 as a Portfolio Manager and Mortgage Specialist. Prior to joining Galliard, he was a research analyst at Insight Investment Management and at Lehman Brothers. Mr. Mirza earned his B.E. degree in Instrumentation from the Birla Institute of Technology (India), his M.A. degree in Economics from Tulane University, and his M.B.A. degree from the University of Minnesota.

Small Cap Index Portfolio

Gregory T. Genung, CFA (2002) For a description of Mr. Genung’s experience and background, see “Index Portfolio.”

Small Company Growth Portfolio

William A. Grierson (2005) Mr. Grierson joined Peregrine in 2000 as a securities analyst on the Small Cap Equity team. In 2005, he became a member of the portfolio management team responsible for the Small Company Growth Portfolio. Prior to Peregrine, Mr. Grierson spent over six years with Kopp Investment Advisors where he worked as a Senior Research Analyst and Portfolio Manager. He began his career at Northern Trust as a reporting Analyst. Mr. Grierson earned his B.A. degree from Lawrence University.

Daniel J. Hagen, CFA (2003) Mr. Hagen joined Peregrine in 1996 as a securities analyst on the Small Cap Equity team and became a member of the portfolio management team in 2001. Prior to joining Peregrine, he was a managing director and analyst at Piper Jaffray, where he was employed since 1983. Mr. Hagen earned his B.S. degree in Finance from the University of Minnesota.

Robert B. Mersky, CFA (1994) Mr. Mersky is founder, President and a Portfolio Manager at Peregrine. In 1984, Mr. Mersky and five other Senior Portfolio Managers founded Peregrine. He is responsible for Peregrine’s Small Cap Equity style and oversees the Small Company Growth Portfolio. Mr. Mersky has actively managed small cap stocks since 1973. Prior to joining Peregrine, he had been associated with Norwest Bank since 1968; and his responsibilities included Senior Research Analyst, Portfolio Manager, Director of Research and Chief Investment Officer. Mr. Mersky earned his B.S. degree in Accounting from the University of Minnesota.

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James P. Ross, CFA (2005) Mr. Ross joined Peregrine in 1996 as a Senior Portfolio Advisor on the Small Cap Equity team, which is responsible for the Small Company Growth Portfolio. He shares responsibility for the client service communication, handles special projects and works on compliance-related issues. Prior to joining Peregrine, Mr. Ross spent six years at Norwest Investment Management (now Wells Capital Management), where he held various positions, including Chief Investment Officer and Product Manager for the Norwest Advantage Funds and investment analyst and oversight for the corporation’s benefit plans. He began his career as a treasury analyst with Ecolab, Inc. Mr. Ross earned his B.B.A. and M.B.A. degrees from the University of Iowa.

Paul E. von Kuster, CFA (1998) Mr. von Kuster joined Peregrine in 1984 as a Senior Vice President and Portfolio Manager. He currently co-manages the Small Company Growth Portfolio. Mr. von Kuster earned his B.A. degree in Philosophy from Princeton University.

Small Company Value Portfolio

Jason R. Ballsrud, CFA (2005) Mr. Ballsrud is a research analyst for the Small Cap Value style and shares responsibility for industry research stock selection and client communications with his team. He joined Peregrine in 1997. Prior to joining Peregrine, Mr. Ballsrud worked for American Express Asset Management’s Equity Group. He earned his B.S. and M.B.A. degrees in Finance from the Carlson School of Management at the University of Minnesota.

Tasso H. Coin, Jr., CFA (1995) Mr. Coin joined Peregrine in 1995 as a Senior Vice President. His responsibilities include co-managing the Small Company Value Portfolio. Prior to 1995, Mr. Coin was a research officer at Lord Asset Management. He earned his B.A. degree in Economics from Loyola University of Chicago.

Douglas G. Pugh, CFA (1997) Mr. Pugh joined Peregrine in 1997 as a Senior Vice President. He currently co-manages the Small Company Value Portfolio. Prior to 1997, Mr. Pugh was a Senior Equity Analyst and Portfolio Manager for Advantus Capital Management, an investment advisory firm. He earned his B.A.B.S. degree from Drake University and his M.B.A. degree from the University of Minnesota.

Stable Income Portfolio

Richard Merriam, CFA (2004) For a description of Mr. Merriam’s experience and background, see “Managed Fixed Income Portfolio.”

Ajay Mirza, CFA (2004) For a description of Mr. Mirza’s experience and background, see “Managed Fixed Income Portfolio.”

Strategic Small Cap Value Portfolio

Dale E. Benson Ph.D., CFA (2006) Dale Benson entered the investment industry in 1971. As a senior portfolio manager for the Benson Value team he is responsible for the day-to-day management of all investment funds. From 1997 until 2003, as co-founder of Benson Associates, LLC, he was a senior portfolio manager and chief investment officer of Benson Associates. Prior to this, he was the founder and lead portfolio manager of the Qualivest Small Companies Value strategy at Qualivest Capital Management, a subsidiary of US Bancorp. From 1984, until his departure in 1997, Mr. Benson was the lead manager for all small cap portfolios at Qualivest. Prior to joining US Bank in l973, Mr. Benson was an analyst and portfolio manager at Union Planters National Bank. Mr. Benson earned a bachelor’s degree from Pacific Lutheran University. He earned a doctorate degree in history from the University of Maine. Mr. Benson is a CFA charterholder.

Mark D. Cooper, CFA (2006) Mark Cooper began his investment career in 1990. Currently, as a senior portfolio manager for the Benson Value team, he shares responsibility for the day-to-day management of the funds. From 1997 until 2003 Mr. Cooper, co-founder of Benson Associates, LLC, was a senior portfolio manager and president of Benson Associates. Prior to this, he was employed by Qualivest Capital Management, a subsidiary of US Bancorp, as a co-portfolio manager of the Qualivest Small Companies Value strategy from 1996 until his departure in 1997. During that time, Mr. Cooper functioned as co-portfolio manager of all small cap portfolios at Qualivest. Before joining Qualivest, he was an associate at Bankers Trust Company in New York and Los Angeles. Mr. Cooper received his bachelor’s degree in economics and political science from the University of California at Los Angeles. He received his master’s degree from the Wharton School of Business at the University of Pennsylvania. Mr. Cooper is a CFA charterholder.

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Robert J. Costomiris, CFA (2006) Mr. Costomiris joined Wells Capital Management as a portfolio manager in 2005. Prior to joining Wells Capital Management, he was a portfolio manager at Strong Capital Management, Inc. (“SCM”) since April 2001. Prior to joining SCM, he served as the Director of Research at Thomson Horstmann & Bryant, a United Asset Management affiliate that specializes in value investing, from 1997 to 2001. In addition, he specialized in managing small cap value stocks. From 1993 to 1997, Mr. Costomiris served as Senior Investment Consultant with Hewitt Associates. He earned his B.S. degree in Chemical Engineering from the University of Pennsylvania and his M.B.A. degree, specializing in Finance and Accounting, from the University of Chicago Graduate School of Business.

Craig R. Pieringer, CFA (2006) Mr. Pieringer joined Wells Capital Management in 2003 and currently serves as a portfolio manager for the Strategic Small Cap Value Portfolio. Prior to joining Wells Capital Management, Mr. Pieringer was a portfolio manager for Benson Associates Value/Contrarian strategy from 1997 until 2003. Prior to this, he was senior portfolio manager for high net worth clients at First Asset Management, a subsidiary of US Bancorp. Mr. Pieringer earned his B.S. degree in Economics from The United States Military Academy at West Point, New York, his M.S. degree in International Public Policy from The Johns Hopkins University in Washington, DC and his M.B.A. degree from the Amos Tuck School of Business at Dartmouth College.

I. Charles Rinaldi, (2006) Mr. Rinaldi joined Wells Capital Management in 2005 as a portfolio manager. Prior to joining Wells Capital Management, he was a portfolio manager with SCM since 1997. Prior to joining SCM, he was with Mutual of America Capital Management Corporation where he was senior vice president and portfolio manager. He began his investment career at Merrill Lynch Capital Markets where he was a security analyst. He has also been employed by Glickenhaus & Company, Lehman Management Co., Arnold and S. Bleichroeder, and Gintel & Co., as a portfolio manager. Mr. Rinaldi earned a B.A. degree in Biology from St. Michael’s College and his M.B.A. degree in Finance from Babson College.

Total Return Bond Portfolio

William Stevens (2005) Mr. Stevens joined Wells Capital Management in 2003 as Chief Fixed Income Officer and Senior Managing Director and currently serves as Senior Portfolio Manager and co-head of the Montgomery Fixed Income investment strategies. Prior to joining Wells Capital Management, Mr. Stevens was president and chief investment officer of the Montgomery Asset Management (“Montgomery”) with oversight responsibility of all the investment-related activities, as well as co-head and founder of the fixed income division. Before joining Montgomery in 1992, Mr. Stevens was responsible for starting the collateralized mortgage obligation and asset-backed securities trading department at Barclays de Zoete Wedd Securities. Previously, he headed the structured product department at Drexel Burnham Lambert, which included both origination and trading. Mr. Stevens has a M.B.A. degree from the Harvard Business School and he is a Phi Beta Kappa graduate of Wesleyan University, where he received a B.A. degree in Economics.

Marie Chandoha (2005) Ms. Chandoha joined Wells Capital Management in 2003 as a Senior Portfolio Manager. Prior to joining Wells Capital Management, she was a portfolio manager and co-head of the Fixed Income Fund Group at Montgomery since joining the firm in 1999. From 1996 to 1999, Ms. Chandoha was chief bond strategist at Goldman Sachs, where she advised institutional clients on optimal asset allocation strategies in the U.S. bond market. From 1994 to 1996, she was managing director of Global Fixed Income and Economics Research at Credit Suisse First Boston, where she managed the global bond and economics research department. Ms. Chandoha is a Phi Beta Kappa graduate of Harvard University, with a B.A. degree in Economics.

Thomas O’Connor, CFA (2005) Mr. O’Connor joined Wells Capital Management in 2003 as a Portfolio Manager and is responsible for identifying value in mortgages. From 2000 to 2003, Mr. O’Connor was a portfolio manager in the Fixed Income Division of Montgomery. Prior to that time, Mr. O’Connor was a senior portfolio manager in charge of agency mortgages at Vanderbilt Capital Advisors (formerly ARM Capital Advisors). Previously, Mr. O’Connor was a senior trader of agency mortgages in both a proprietary and market-making role at the Union Bank of Switzerland. Mr. O’Connor was also a senior trader at First Boston and Smith Barney. Mr. O’Connor is a member of the Association for Investment Management and Research. Mr. O’Connor earned his B.A. degree in Business Administration from the University of Vermont.

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ITEM 6: INTERESTHOLDER INFORMATION

ARTICLE I - PURCHASE OF INTERESTS

Interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (“1933 Act”). All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an “accredited investor,” as that term is defined under Rule 501(a) of Regulation D under the 1933 Act.

The NAV of each Portfolio is determined as of 4:00 P.M., except the Money Market Portfolio is determined as of 5:00 P.M., Eastern Time (“Valuation Time”), on all weekdays that the New York Stock Exchange is open for business (“Business Day”), with the exception of Columbus Day and Veterans Day for the May Portfolios and the Diversified Fixed Income Portfolio. NAV Interest is calculated by dividing the aggregate value of the Portfolio’s assets less all liabilities by the number of units of Interests outstanding.

Each Portfolios’ investments, except the Money Market Portfolio, are generally valued at current market prices. Securities are generally valued based on the last sale price during the regular trading session if the security trades on an exchange (“closing price”). Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. Securities listed on the Nasdaq Stock Market, Inc., however, are valued at the Nasdaq Official Closing Price (“NOCP”), and if no NOCP is available, then at the last reported sales price. The Portfolio is required to depart from these general valuation methods and use fair value pricing methods to determine the values of certain investments if it believes that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value when the Portfolio calculates its NAV. In addition, we use fair value pricing to determine the value of investments in securities and other assets, including illiquid securities, for which current market quotations are not readily available. The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or latest quoted bid price but before the Portfolio calculates its NAV that materially affects the value of the security. We use various criteria, including a systematic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a foreign security’s market price is still reliable and, if not, what fair market value to assign to the security. With respect to any portion of the Portfolio’s assets that are invested in other mutual funds, the Portfolio’s NAV is calculated based upon the net asset values of the other mutual funds in which the Portfolio invests, and the prospectuses for those companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing. In light of the judgment involved in fair value decisions, there can be no assurance that a fair value assigned to a particular security is accurate. Such fair value pricing may result in NAVs that are higher or lower than NAVs based on the closing price or latest quoted bid price.

The Money Market Portfolio uses the amortized cost method to determine the value of its portfolio securities pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that the Portfolio would receive if the security were sold. During these periods the yield to a interestholder may differ somewhat from that which could be obtained from a similar portfolio that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of the Portfolio’s investment portfolio on a particular day, a prospective interestholder in the Portfolio would be able to obtain a somewhat higher yield than would result from investment in a portfolio using solely market values, and existing Portfolio interestholders would receive correspondingly less income. The converse would apply during periods of rising interest rates.

Rule 2a-7 provides that in order to value its portfolio using the amortized cost method, a Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of thirteen months or less and invest only in those high-quality securities that are determined by the Board to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features. Pursuant to Rule 2a-7, the Board is required to establish procedures designed to

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stabilize, to the extent reasonably possible, a Portfolio’s price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures include review of the Portfolio’s investment portfolio holdings by the Board, at such intervals as it may deem appropriate, to determine whether the Portfolio’s NAV calculated by using available market quotations deviates from $1.00 per share based on amortized cost. The extent of any deviation will be examined by the Board. If such deviation exceeds 1/2 of 1%, the Board will promptly consider what action, if any, will be initiated. In the event the Board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing interestholders, the Board will take such corrective action as it regards as necessary and appropriate, including the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or establishing a NAV per share by using available market quotations. It is the intention of the Portfolio to maintain a per share NAV of $1.00, but there can be no assurance that the Portfolio will do so.

The Trust reserves the right to reject purchase orders for any reason. At the Valuation Time on each Business Day, the value of each investor’s Interest in a Portfolio will be determined by multiplying the Portfolio’s NAV by the percentage, effective for that day, that represents that investor’s share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those Interests which are to be effected on that day will then be effected. Each investor’s share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor’s investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio’s aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor’s respective interest in the Portfolio as of the Valuation Time on the following Business Day.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business on each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days. The determination of the prices of foreign securities may be based on the latest market quotations for the securities markets. If events occur that affect the securities’ value after the close of the markets on which they trade, the Portfolios may make adjustments to the value of the securities for purposes of determining NAV.

For purposes of determining NAV, the Portfolios convert all assets and liabilities denominated in foreign currencies into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment amount in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian by a Federal Reserve Bank).

REDEMPTION OR REPURCHASE OF INTERESTS

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal generally will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities. The Trust has filed an election with the SEC pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than the lesser of $250,000 or 1% of the Portfolio’s NAV over a 90-day period.

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Excessive trading by Portfolio interestholders can negatively impact a Portfolio and its long-term interestholders in several ways, including by disrupting Portfolio investment strategies, increasing transaction costs, decreasing tax efficiency and diluting the value of shares held by long-term interestholders. Excessive trading in Portfolio interests can negatively impact a Portfolio’s long-term performance by requiring it to maintain more assets in cash or to liquidate portfolio holdings at a disadvantageous time. Certain Portfolios may be more susceptible than others to these negative effects. For example, Portfolios that have a greater percentage of their investments in non-U.S. securities may be more susceptible than other Portfolios to arbitrage opportunities resulting from pricing variations due to time zone differences across international financial markets. Similarly, Portfolios that have a greater percentage of their investments in small company securities may be more susceptible than other Portfolios to arbitrage opportunities due to the less liquid nature of small company securities. Both types of Portfolios also may incur higher transaction costs in liquidating portfolio holdings to meet excessive redemption levels. Fair value pricing may reduce these arbitrage opportunities, thereby reducing the additional risk of the negative effects of excessive trading.

The Portfolios, except the Money Market Portfolio, actively discourage the portfolio disruption and negative effects on long-term interestholders that can result from excessive trading activity by Portfolio interestholders. Although the policies adopted by the Portfolios do not prohibit frequent trading in a money market portfolio, Funds Management will seek to prevent an interestholder from utilizing the Money Market Portfolio to facilitate frequent purchases and redemptions of shares in non-money market portfolios.

The Board has approved the Portfolios’ policy and procedures, which provide, among other things, that Funds Management may deem trading activity to be excessive if it determines that such trading activity would likely be disruptive to a Portfolio by increasing expenses or lowering returns. The extent to which trading activity may be disruptive depends on a number of factors including, but not limited to, the number of trades, the size of the trades relative to the size of the Portfolio and the type of Portfolio involved.

DISTRIBUTIONS

A Portfolio’s net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio’s assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio’s assets, all as determined in accordance with generally accepted accounting principles. In general, all of a Portfolio’s net income is allocated pro rata among the investors in the Portfolio. However, allocations of a Portfolio’s taxable income, gain, loss and deduction as determined for federal income tax purposes shall be made in a different manner. A Portfolio’s net income generally is not distributed to the investors in the Portfolio, except as determined by the Board from time to time, but instead is included in the NAV of the investors’ respective Interests in the Portfolio.

TAXES

Each Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Portfolio will be taxable on its distributive share of the Portfolio’s taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Portfolio will be deemed to have “passed through” to Interestholders any interests, dividends, gains and losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All Portfolios will have less than 100 investors. The Trust’s taxable year-end is the last day of May. Although the Trust will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that each Portfolio’s assets, income and distribution will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Investor inquiries should be directed to Funds Distributor.

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ITEM 7: DISTRIBUTION ARRANGEMENTS.

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware statutory trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust’s Amended and Restated Declaration of Trust authorizes the Board to issue Interests and to establish and designate such Interests into one or more Portfolios. Interests may be purchased only by institutional investors which are “accredited investors” within the meaning of Regulation D under the 1933 Act, and may not be purchased by individuals, S corporations, partnerships or grantor trusts.

A discussion of the risk factors, objectives and other investment aspects in a private fund will include all aspects of an investment in the corresponding Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Portfolio shall include the risk factors which apply to an investment by a private fund.

The business and affairs of the Trust are managed under the direction of its Board. The office of the Trust is located at 525 Market Street, San Francisco, California 94105.

ITEM 8: FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 8 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

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Part B

WELLS FARGO MASTER TRUST

C&B Large Cap Value Portfolio

Disciplined Growth Portfolio

Diversified Fixed Income Portfolio

Diversified Stock Portfolio

Equity Income Portfolio

Equity Value Portfolio

Index Portfolio

Inflation-Protected Bond Portfolio

International Core Portfolio

International Growth Portfolio

International Index Portfolio

International Value Portfolio

Large Cap Appreciation Portfolio

Large Company Growth Portfolio

Managed Fixed Income Portfolio

Money Market Portfolio

Small Cap Index Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Strategic Small Cap Value Portfolio

Total Return Bond Portfolio

June 26, 2006

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

This Part B is not a prospectus. It is intended to provide additional information regarding the twenty-two Portfolios of Wells Fargo Master Trust (the “Trust”) and should be read in conjunction with the Trust’s Part A dated June 26, 2006. All terms used in Part B that are defined in Part A will have the same meanings assigned in Part A. The audited financial statements for the Portfolios, which include the portfolios of investments and independent registered public accounting firm’s report for each Portfolio with the fiscal year ended September 30, 2005, as shown in the table that follows (“September Portfolios”), and for each Portfolio with the fiscal year ended May 31, 2005, as shown in the table that follows (“May Portfolios”), are hereby incorporated by reference to the Annual Reports, respectively. The Diversified Fixed Income, Diversified Stock and Money Market Portfolios commenced operations on June 26, 2006, the Strategic Small Cap Value Portfolio commenced operations on January 31, 2006, and the Inflation-Protected Bond and Total Return Bond Portfolios commenced operations on July 25, 2005; there no audited financial statements are available for these Portfolios. Copies of Part A, Annual Reports and Semi-Annual Reports may be obtained without charge by calling 1-800-222-8222 or writing to Wells Fargo Advantage FundsSM, P.O. Box 8266, Boston, MA 02266-8266.

Fiscal Year End	Portfolio Name
September 30	C&B Large Cap Value Portfolio

Disciplined Growth Portfolio

Equity Income Portfolio

Equity Value Portfolio (formerly named the Large Cap Value Portfolio)

Index Portfolio

International Core Portfolio (formerly named the International Equity Portfolio)

Fiscal Year End	Portfolio Name
International Growth Portfolio

International Index Portfolio

International Value Portfolio (formerly named the Overseas Portfolio)

Large Cap Appreciation Portfolio

Large Company Growth Portfolio

Small Cap Index Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Strategic Small Cap Value Portfolio

May 31	Inflation-Protected Bond Portfolio

Managed Fixed Income Portfolio

Stable Income Portfolio

Total Return Bond Portfolio

February 28	Diversified Fixed Income Portfolio

Diversified Stock Portfolio

Money Market Portfolio

ITEM 10. TRUST HISTORY

In November 1998, the parent holding company of Wells Fargo Bank, N.A. (“Wells Fargo Bank”), adviser to the Stagecoach funds, merged with the parent holding company of Norwest Investment Management, Inc. (“NIM”), the adviser to the Norwest funds. Management and shareholders of both the Stagecoach Funds Family and the Norwest Funds Family approved a merger of the existing funds from both fund families into successor funds that are series of three newly formed investment companies registered under the 1940 Act. The Trust was established to continue the operations of certain existing portfolios of Core Trust (Delaware) (“CT”). The Trust’s Board of Trustees (the “Board” or “Trustees”) approved the change of the name of the Trust from “Wells Fargo Core Trust” to “Wells Fargo Master Trust” on November 5, 2002. The Trustees established fourteen portfolios of the Trust, each having a direct correlation to one predecessor CT portfolio, not including the following Portfolios:

Portfolio	Date Portfolio Commenced Operations
Large Cap Appreciation Portfolio	August 31, 2001

Equity Value Portfolio	August 29, 2003

International Value Portfolio	October 31, 2003

International Index Portfolio	October 6, 2004

International Growth Portfolio	October 6, 2004

C&B Large Cap Value Portfolio	December 6, 2004

Inflation-Protected Bond Portfolio	July 25, 2005

Total Return Bond Portfolio	July 25, 2005

Strategic Small Cap Value Portfolio	January 31, 2006

Diversified Fixed Income Portfolio	June 26, 2006

Diversified Stock Portfolio	June 26, 2006

Money Market Portfolio	June 26, 2006

ITEM 11. DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS

The Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The Trust was organized as a Delaware statutory trust. The Trust’s Amended and Restated Declaration of Trust authorizes the Board to issue an unlimited number of beneficial interests (“Interests”) and to establish and designate such Interests into one or more portfolios. Interests may be purchased only by institutional investors which are “accredited investors” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”), and may not be purchased by individuals, S corporations, partnerships or grantor trusts. The number of investors for each Portfolio may not exceed 100.

The Trust is currently comprised of twenty-two separate series (each, a “Portfolio” and collectively, the “Portfolios”): C&B Large Cap Value Portfolio, Disciplined Growth Portfolio, Diversified Fixed Income Portfolio, Diversified Stock Portfolio, Equity Income Portfolio, Equity Value Portfolio (formerly named the Large Cap Value Portfolio), Index Portfolio, Inflation-Protected Bond Portfolio, International Core Portfolio (formerly named the International Equity Portfolio), International Growth Portfolio, International Index Portfolio, International Value Portfolio (formerly named the Overseas Portfolio), Large Cap Appreciation Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Money Market Portfolio, Small Cap Index Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Strategic Small Cap Value Portfolio, and Total Return Bond Portfolio. Each Portfolio is “diversified” as defined under the 1940 Act.

FUNDAMENTAL INVESTMENT POLICIES

Each Portfolio has adopted the following investment policies, all of which are fundamental policies; that is, they may not be changed without approval by the holders of a majority (as defined under the 1940 Act) of the outstanding voting securities of such Portfolio.

The Portfolios may not:

(1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of a Portfolio’s investments in that industry would equal or exceed 25% of the current value of the Portfolio’s total assets, provided that this restriction does not limit a Portfolio’s investments in (i) securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, (ii) securities of other investment companies, (iii) municipal securities, or (iv) repurchase agreements, and provided further that (v) the Index Portfolio reserves the right to concentrate in any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (vi) the International Index Portfolio reserves the right to concentrate in any industry in which the MSCI EAFE Index becomes concentrated to approximately the same degree during the same period and (vii) the Small Cap Index Portfolio reserves the right to concentrate in any industry in which the S&P 600 Small Cap Index becomes concentrated to the same degree during the same period;

(2) purchase securities of any issuer if, as a result, with respect to 75% of a Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit a Portfolio’s investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;

(3) borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

(4) issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

(5) make loans to other parties if, as a result, the aggregate value of such loans would exceed one-third of a Portfolio’s total assets. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;

(6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Portfolio’s investment program may be deemed to be an underwriting;

(7) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business); nor

(8) purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

NON-FUNDAMENTAL INVESTMENT POLICIES

Each Portfolio has adopted the following non-fundamental policies which may be changed by a vote of a majority of the Trustees of the Trust at any time without approval of such Portfolio’s Interestholders;

(1) Each Portfolio may invest in shares of other investment companies to the extent permitted under the 1940 Act, including the rules, regulations and any exemptive orders obtained thereunder, provided however, that no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act will acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act, and provided further that any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly;

(2) Each Portfolio may not invest or hold more than 15%, or 10% for the Money Market Portfolio, of the Portfolio’s net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days;

(3) Each Portfolio, except the Money Market Portfolio may invest in futures or options contracts regulated by the U.S. Commodity Futures Trading Commission (“CFTC”) for (i) bona fide hedging purposes within the meaning of the rules of the CFTC and (ii) other purposes if, as a result, no more than 5% of the Portfolio’s net assets would be invested in initial margin and premiums (excluding amounts “in-the-money”) required to establish the contracts;

(4) Each Portfolio may lend securities from its portfolio to approved brokers, dealers and financial institutions, to the extent permitted under the 1940 Act, including the rules, regulations and exemptions thereunder, which currently limit such activities to one-third of the value of a Portfolio’s total assets (including the value of the collateral received). Any such loans of portfolio securities will be fully collateralized based on values that are marked-to-market daily;

(5) Each Portfolio may not make investments for the purpose of exercising control or management, provided that this restriction does not limit a Portfolio’s investment in securities of other investment companies or investments in entities created under the laws of foreign countries to facilitate investment in securities of that country;

(6) Each Portfolio may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions);

(7) Each Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales “against the box”), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short; and

(8) Each Portfolio that is subject to Rule 35d-1 (the “Names Rule”) under the 1940 Act, and that has a non-fundamental policy or policies in place to comply with the Names Rule, has adopted the following policy:

Interestholders will receive at least 60 days’ notice of any change to a Portfolio’s non-fundamental policy complying with the Names Rule. The notice will be provided in Plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: “Important Notice Regarding Change in Investment Policy.” This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

General

Notwithstanding the foregoing policies, any other investment companies in which the Portfolios may invest have adopted their own investment policies, which may be more or less restrictive than those listed above, thereby allowing a Portfolio to participate in certain investment strategies indirectly that are prohibited under the fundamental and non-fundamental investment policies listed above.

ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS

Set forth below are descriptions of certain investments and additional investment policies for the Portfolios. Not all of the Portfolios participate in all of the investment practices described below. For purposes of monitoring the investment policies and restrictions of the Portfolios (with the exception of the loans of portfolio securities policy described below), the amount of any securities lending collateral held by a Portfolio will be excluded in calculating total assets.

Asset-Backed Securities

Certain Portfolios may purchase asset-backed securities which may be secured by consumer loans or receivables, home equity loans, automobile loans or leases, or other types of receivables or assets. Payments of principal and interest on some asset-backed securities may be “passed through” on a monthly or other periodic basis to investors and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty, or subordination. The extent of credit enhancement varies, but usually amounts to only a fraction of the asset-backed security’s par value until exhausted. Ultimately, asset-backed securities are dependent upon payment of the assets held by the issuer, and the Portfolio should expect no recourse to the entity that sold the assets to the issuer. The actual maturity and realized yield may vary based upon the prepayment experience of the underlying asset pool and prevailing interest rates at the time of prepayment.

Asset-backed securities in which the Portfolio may invest may be commercial paper backed by the loans or accounts receivable of an entity, such as a bank or credit card company. The issuer intends to repay using the assets backing the securities (once collected). Therefore, repayment depends largely on the cash-flows generated by the assets backing the securities. Sometimes the credit support for these securities is limited to the underlying assets. In other cases it may be provided by a third party through a letter of credit, an agreement to repurchase assets, or an insurance guarantee.

Repayment of these securities is intended to be obtained from an identified pool of diversified assets, typically receivables related to a particular industry, such as asset-backed securities related to credit card receivables, automobile receivables, trade receivables or diversified financial assets. The credit quality of most asset-backed commercial paper depends primarily on the credit quality for the assets underlying the securities, how well the entity issuing the securities is insulated from the credit risk of the originator (or any other affiliated entities) and the amount and quality of any credit support provided to the securities.

Asset-backed commercial paper is often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on these underlying assets to make payment, the securities may contain elements of credit support. The credit support falls into two categories: liquidity protection and protection against ultimate default on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion. Protection against ultimate default ensures payment on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction or through a combination of these approaches. The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with the payments. Delinquency or loss that exceeds the anticipated amount could adversely impact the return on an investment in an asset-backed security.

Bank Obligations

The Portfolios may invest in bank obligations, including certificates of deposit, time deposits, bankers’ acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such obligations issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, a Portfolio may be subject to additional investment risks that are different in some respects from those incurred by a Portfolio which invests only in debt obligations of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding and other taxes on amounts realized on such obligations, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these obligations and the possible seizure or nationalization of foreign deposits. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by a Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation (“FDIC”). Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Below Investment-Grade Debt Securities

Certain Portfolios may invest in debt securities that are in low or below investment-grade categories, or are unrated or in default at the time of purchase (sometimes referred to as high yield securities or “junk bonds”). Such debt securities have a much greater risk of default (or in the case of bonds currently in default, of not returning principal) and are more volatile than higher-rated securities of similar maturity. The value of such debt securities will be affected by overall economic conditions, interest rates, and the creditworthiness of the individual issuers. Additionally, these lower-rated debt securities may be less liquid and more difficult to value than higher-rated securities.

Bonds

Certain Portfolios may invest in bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) periodically or on a specified maturity date. An issuer may have the right to redeem or “call” a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate bonds will tend to fall when interest rates rise and rise when interest rates fall. The value of “floating-rate” or “variable-rate” bonds, on the other hand, fluctuate much less in response to market interest-rate movements than the value of fixed-rate bonds.

Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation’s earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer’s general creditworthiness) or secured (also backed by specified collateral).

Borrowing

The Portfolios may borrow money for temporary or emergency purposes, including for the purpose of meeting redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings but are not considered borrowings if the Portfolio maintains a segregated account.

Closed-End Investment Companies

Certain Portfolios may invest in the securities of closed-end investment companies that invest primarily in foreign securities. Because of restrictions on direct investment by U.S. entities in certain countries, other investment companies may provide the most practical or only way for the Portfolio to invest in certain markets. The Portfolios will invest in such companies when, in the adviser’s judgment, the potential benefits of the investment justify the payment of any applicable premium or sales charge. Other investment companies incur their own fees and expenses.

Commercial Paper

The Portfolios may invest in commercial paper (including variable amount master demand notes, see “Floating- and Variable-Rate Obligations” below) which refers to short-term, unsecured promissory notes issued in order to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. Investments by the Portfolios in commercial paper will consist of issues that are rated in one of the two highest rating categories by a Nationally Recognized Statistical Ratings Organization (“NRSRO”), except that the Portfolios may purchase unrated commercial paper if, in the opinion of the Adviser, such obligations are of comparable quality to other rated investments that are permitted to be purchased by the Portfolios.

Convertible Securities

Certain Portfolios may invest in convertible securities that provide current income and are issued by companies that have a strong earnings and credit record. The Portfolios may purchase convertible securities that are fixed-income debt securities or preferred stocks, and which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same issuer. Convertible securities, while usually subordinate to similar nonconvertible securities, are senior to common stocks in an issuer’s capital structure. Convertible securities offer flexibility by providing the investor with a steady income stream (which generally yield a lower amount than similar nonconvertible securities and a higher amount than common stocks) as well as the opportunity to take advantage of increases in the price of the issuer’s common stock through the conversion feature. Fluctuations in the convertible security’s price can reflect changes in the market value of the common stock or changes in market interest rates.

Custodial Receipts for Treasury Securities

The Portfolios may purchase participations in trusts that hold U.S. Treasury securities, such as Treasury Investors Growth Receipts (“TIGRs”) and Certificates of Accrual on Treasury Securities (“CATS”) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their “face value,” and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

Derivative Securities

Certain Portfolios may invest in various instruments that may be considered “derivatives,” including structured notes, bonds or other instruments with interest rates that are determined by reference to changes in the value of other interest rates, indices or financial indicators (“References”) or the relative change in two or more References. Some derivative securities represent relatively recent innovations in the bond markets, and the trading market for these instruments is less developed than the markets for traditional types of debt instruments. It is uncertain how these instruments will perform under different economic and interest rate scenarios. Because certain of these instruments are leveraged, their market values may be more volatile than other types of bonds and may present greater potential for capital gain or loss. Derivative securities and their underlying instruments may experience periods of illiquidity, which could cause a Portfolio to hold a security it might otherwise sell or could force the sale of a security at inopportune times or for prices that do not reflect current market value. The possibility of default by the issuer or the issuer’s credit provider may be greater for these structured and derivative instruments than for other types of instruments. As new types of derivative securities are developed and offered to investors, the adviser will, consistent with the Portfolios’ investment objectives, policies and quality standards, consider making investments in such new types of derivative securities.

Derivative Securities: Futures and Options Contracts

Certain Portfolios may invest in futures and options contracts. Futures and options contracts are types of “derivative securities,” securities which derive their value, at least in part, from the price of another security or asset, or the level of an index or a rate. As is described in more detail below, a Portfolio often invests in these securities as a “hedge” against fluctuations in the value of the other securities that the Portfolio holds, although a Portfolio may also invest in certain derivative securities for investment purposes only.

While derivative securities are useful for hedging and investment, they also carry additional risks. A hedging policy may fail if the correlation between the value of the derivative securities and the Portfolio’s other investments does not follow the adviser’s expectations. If the adviser’s expectations are not met, it is possible that the hedging strategy will not only fail to protect the value of the Portfolio’s investments, but the Portfolio may also lose money on the derivative security itself. Also, derivative securities are more likely to experience periods when they will not be readily tradable. If, as a result of such illiquidity, a Portfolio cannot settle a future or option contract at the time the adviser determines is optimal, the Portfolio may lose money on the investment. Additional risks of derivative securities include: the risk of the disruption of the Portfolios’ ability to trade in derivative securities because of regulatory compliance problems or regulatory changes; credit risk of counterparties to derivative contracts; and market risk (i.e., exposure to adverse price changes).

The adviser uses a variety of internal risk management procedures to ensure that derivatives use is consistent with a Portfolio’s investment objectives, does not expose a Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board concerning the use of derivatives.

The use of derivatives by a Portfolio also is subject to broadly applicable investment policies. For example, a Portfolio may not invest more than a specified percentage of its assets in “illiquid securities,” including those derivatives that do not have active secondary markets. Nor may a Portfolio use certain derivatives without establishing adequate “cover” in compliance with the U.S. Securities and Exchange Commission (“SEC”) rules limiting the use of leverage.

Futures Contracts. Certain Portfolios may trade futures contracts and options on futures contracts. A futures transaction involves a firm agreement to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts are standardized and exchange-traded, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the only credit risk on futures contracts is the creditworthiness of the exchange.

The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit “initial margin” with a futures broker when the parties enter into the contract. Initial margin deposits are typically equal to a percentage of the contract’s value. If the value of either party’s position declines, that party will be required to make additional “variation margin” payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a Portfolio’s investment limitations. In the event of the bankruptcy of the broker that holds the margin on behalf of a Portfolio, the Portfolio may not receive a full refund of its margin.

Although the Portfolios intend to purchase or sell futures contracts only if there is an active market for such contracts, a liquid market may not exist for a particular contract at a particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subject a Portfolio to substantial losses. If it is not possible, or a Portfolio determines not to close a futures position in anticipation of adverse price movements, the Portfolio may be required to pay additional variation margin until the position is closed.

The Trust has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) in accordance with Rule 4.5 of the CEA, and therefore the Trust is not subject to registration or regulation as a commodity pool operator under the CEA.

Certain Portfolios may also purchase options on futures contracts. See “Options Trading” below.

Foreign Currency Futures Contracts and Foreign Currency Transactions. Certain Portfolios can invest in foreign currency futures contracts and foreign currency transactions which entail the same risks as other futures contracts as described above, but have the additional risks associated with international investing. Similar to other futures contracts, a foreign currency futures contract is an agreement for the future delivery of a specified currency at a specified time and at a specified price, will be secured by margin deposits, are regulated by the CFTC and are traded on designated exchanges. A Portfolio will incur brokerage fees when it purchases and sells futures contracts.

Foreign currency transactions, such as forward foreign currency exchange contracts, are also contracts for the future delivery of a specified currency at a specified time and at a specified price. These transactions differ from futures contracts in that they are usually conducted on a principal basis instead of through an exchange, and therefore there are no brokerage fees, margin deposits are negotiated between the parties, and the contracts are settled through different procedures. The adviser considers on an ongoing basis the creditworthiness of the institutions with which the Portfolio enters into foreign currency transactions. Despite these differences, however, foreign currency futures contracts and foreign currency transactions (together, “Currency Futures”) entail largely the same risks, and therefore the remainder of this section will describe the two types of securities together.

Because certain Portfolios may invest in securities denominated in currencies other than the U.S. dollar and may temporarily hold Portfolios in bank deposits or other money market investments denominated in foreign currencies, they may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between such currencies and the dollar. Changes in foreign currency exchange rates influence values within the Portfolio from the perspective of U.S. investors. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. The international balance of payments and other economic and financial conditions, government intervention, speculation and other factors affect these forces.

A Portfolio will purchase and sell Currency Futures in order to hedge its portfolio and to protect it against possible variations in foreign exchange rates pending the settlement of securities transactions. If a fall in exchange rates for a particular currency is anticipated, a Portfolio may sell a Currency Future as a hedge. If it is anticipated that exchange rates will rise, a Portfolio may purchase a Currency Future to protect against an increase in the price of securities denominated in a particular currency the Portfolio intends to purchase. These Currency Futures will be used only as a hedge against anticipated currency rate changes. Although such contracts are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time, they tend to limit any potential gain which might result should the value of such currency increase.

The use of Currency Futures involves the risk of imperfect correlation between movements in futures prices and movements in the price of currencies which are the subject of the hedge. The successful use of Currency Futures strategies also depends on the ability of the adviser to correctly forecast interest rate movements, currency rate movements and general stock market price movements. There can be no assurance that the adviser’s judgment will be accurate. The use of Currency Futures also exposes a Portfolio to the general risks of investing in futures contracts: the risk of an illiquid market for the Currency Futures, the risk of exchange-imposed trading limits, and the risk of adverse regulatory actions. Any of these events may cause a Portfolio to be unable to hedge its securities, and may cause a Portfolio to lose money on its Currency Futures investments.

Certain Portfolios may also purchase options on Currency Futures. See “Options Trading” below.

(i) Options Trading. Certain Portfolios may purchase or sell options on individual securities or options on indices of securities. The purchaser of an option risks a total loss of the premium paid for the option if the price of the underlying security does not increase or decrease sufficiently to justify the exercise of such option. The seller of an option, on the other hand, will recognize the premium as income if the option expires unrecognized but foregoes any capital appreciation in excess of the exercise price in the case of a call option and may be required to pay a price in excess of current market value in the case of a put option.

A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligation under the option contract. A put option for a particular security gives the purchaser the right to sell, and the writer the option to buy, the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security.

The Portfolios will write call options only if they are “covered.” In the case of a call option on a security or currency, the option is “covered” if a Portfolio owns the instrument underlying the call or has an absolute and immediate right to acquire that instrument without additional cash consideration (or, if additional cash consideration is required, cash, U.S. Government obligations or other liquid high grade debt obligations, in such amount are held in a segregated account by the Portfolio’s custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Portfolio maintains with its custodian a diversified portfolio of securities comprising the index or liquid assets equal to the contract value. A call option is also covered if a Portfolio holds an offsetting call on the same instrument or index as the call written. The Portfolios will write put options only if they are “secured” by liquid assets maintained in a segregated account by the Portfolios’ custodian in an amount not less than the exercise price of the option at all times during the option period.

Each Portfolio may buy put and call options and write covered call and secured put options. Options trading is a highly specialized activity which entails greater than ordinary investment risk. Options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the option. If the adviser is incorrect in its forecast of market value or other factors when writing options, the Portfolio would be in a worse position than it would have been had if it had not written the option. If a Portfolio wishes to sell an underlying instrument (in the case of a covered call option) or liquidate assets in a segregated account (in the case of a secured put option), the Portfolio must purchase an offsetting option if available, thereby incurring additional transactions costs.

Below is a description of some of the types of options in which a Portfolio may invest.

A stock index option is an option contract whose value is based on the value of a stock index at some future point in time. Stock indexes fluctuate with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in a Portfolio’s investment portfolio correlate with price movements of the stock index selected. Accordingly, successful use by a Portfolio of options on stock indexes will be subject to the adviser’s ability to correctly analyze movements in the direction of the stock market generally or of particular industry or market segments. When a Portfolio writes an option on a stock index, the Portfolio will place in a segregated account with the Portfolio’s custodian cash or liquid securities in an amount at least equal to the market value of the underlying stock index and will maintain the account while the option is open or otherwise will cover the transaction.

The Portfolios may invest in stock index futures contracts and options on stock index futures contracts. A stock index futures contract is an agreement in which one party agrees to deliver to the other an amount of cash equal to a specific dollar amount multiplied by the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. Stock index futures contracts may be purchased to protect a Portfolio against an increase in the prices of stocks that a Portfolio intends to purchase. The purchase of options on stock index futures contracts are similar to other options contracts as described above, where a Portfolio pays a premium for the option to purchase or sell a stock index futures contract for a specified price at a specified date. With options on stock index futures contracts, a Portfolio risks the loss of the premium paid for the option. The Portfolios may also invest in interest-rate futures contracts and options on interest-rate futures contracts. These securities are similar to stock index futures contracts and options on stock index futures contracts, except they derive their price from an underlying interest rate rather than a stock index.

Interest-rate and index swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Index swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of an index of securities. Interest-rate swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of a specified interest rate. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Portfolios will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. The risk of loss with respect to swaps generally is limited to the net amount of payments that a Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Portfolio may not receive net amount of payments that the Portfolio contractually is entitled to receive.

Future Developments. Certain Portfolios may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Portfolios or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Portfolios’ investment objective and legally permissible for a Portfolio.

Dollar Roll Transactions

Certain Portfolios may enter into dollar roll transactions wherein a Portfolio sells fixed-income securities, typically mortgage-backed securities, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. Like a forward commitment, during the roll period no payment is made for the securities purchased and no interest or principal payments on the security accrue to the purchaser, but a Portfolio assumes the risk of ownership. A Portfolio is compensated for entering into dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like other when-issued securities or firm commitment agreements, dollar roll transactions involve the risk that the market value of the securities sold by a Portfolio may decline below the price at which the Portfolio is committed to purchase similar securities. In the event the buyer of securities under a dollar roll transaction becomes insolvent, the Portfolio’s use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio’s obligation to repurchase the securities. At the time a Portfolio enters into a dollar roll transaction, it causes its custodian to segregate liquid assets such as cash, U.S. Government securities or other liquid equity or debt securities having a value equal to the purchase price for the similar security (including accrued interest) and subsequently marks the assets to market daily to ensure that full collateralization is maintained. The Money Market Portfolio will engage in dollar roll transactions for the purpose of acquiring securities for its portfolio and not for investment leverage.

Emerging Market Securities

Certain Portfolios may invest in equity securities of companies in “emerging markets.” The Portfolios consider countries with emerging markets to include the following: (i) countries with an emerging stock market as defined by the International Finance Corporation; (ii) countries with low- to middle-income economies according to the International Bank for Reconstruction and Development (more commonly referred to as the World Bank); and (iii) countries listed in World Bank publications as developing. The adviser may invest in those emerging markets that have a relatively low gross national product per capita, compared to the world’s major economies, and which exhibit potential for rapid economic growth. The adviser believes that investment in equity securities of emerging market issuers offers significant potential for long-term capital appreciation.

Equity securities of emerging market issuers may include common stock, preferred stocks (including convertible preferred stocks) and warrants; bonds, notes and debentures convertible into common or preferred stock; equity interests in foreign investment funds or trusts and real estate investment trust securities. The Portfolios may invest in American Depositary Receipts (“ADRs”), Canadian Depositary Receipts (“CDRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and International Depositary Receipts (“IDRs”) of such issuers.

Emerging market countries include, but are not limited to: Argentina, Brazil, Chile, China, the Czech Republic, Colombia, Indonesia, India, Malaysia, Mexico, the Philippines, Poland, Peru, Russia, Singapore, South Africa, Thailand, Taiwan and Turkey. A company is considered in a country, market or region if it conducts its principal business activities there, namely, if it derives a significant portion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed therein or has at least 50% of its assets situated in such country, market or region.

There are special risks involved in investing in emerging-market countries. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies. The financial markets of emerging markets countries are generally less well capitalized and thus securities of issuers based in such countries may be less liquid. Most are heavily dependent on international trade, and some are especially vulnerable to recessions in other countries. Many of these countries are also sensitive to world commodity prices. Some countries may still have obsolete financial systems, economic problems or archaic legal systems. The currencies of certain emerging market countries, and therefore the value of securities denominated in such currencies, may be more volatile than currencies of developed countries. In addition, many of these nations are experiencing political and social uncertainties.

Furthermore, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries. Amounts realized on foreign securities in which a Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Applicable tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would otherwise be subject.

Fixed-Income Securities

Investors should be aware that even though interest-bearing securities are investments which promise a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. Long-term securities are affected to a greater extent by interest rates than shorter-term securities. The values of fixed-income securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Once the rating of a portfolio security has been changed to a rating below investment-grade, the particular Fund considers all circumstances deemed relevant in determining whether to continue to hold the security. Certain securities that may be purchased by the Fund, such as those rated “Baa” by Moody’s Investors Service, Inc. (“Moody’s”) and “BBB” by Standard & Poor’s Rating Group (“S&P”) and Fitch Investors Service, Inc. (“Fitch”) may be subject to such risk with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher-rated fixed-income securities. Securities which are rated “Baa” by Moody’s are considered medium-grade obligations; they are neither highly protected nor poorly secured, and are considered by Moody’s to have speculative characteristics. Securities rated “BBB” by S&P are regarded as having adequate capacity to pay interest and repay principal, and, while such debt securities ordinarily exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for securities in this category than in higher-rated categories. Securities rated “BBB” by Fitch are considered investment-grade and of satisfactory credit quality; however, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on these securities and, therefore, impair timely payment. If a security held by a Fund is downgraded to a rating below investment-grade, such Fund may continue to hold the security until such time as the adviser determines it to be advantageous for the Fund to sell the security.

Floating- and Variable-Rate Obligations

Certain Portfolios may purchase floating- and variable-rate obligations such as demand notes and bonds, and they may also purchase certificates of participation in such instruments. Variable-rate demand notes include master demand notes that are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. These obligations may have stated maturities in excess of 397 days to the extent permitted by Rule 2a-7 under the 1940 Act. They may permit the holder to demand payment of principal at any time, or at specified intervals not exceeding 397 days. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. The Money Market Portfolio may only invest in floating- or variable-rate securities that bear interest at a rate that resets based on standard money market rate indices or which are remarketed at current market interest rates. The issuer of such obligations ordinarily has a right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days notice to the holders of such obligations. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

There generally is no established secondary market for these obligations because they are direct lending arrangements between the lender and borrower. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and each Portfolio may invest in obligations that are not so rated only if the adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Portfolio may invest. The adviser, on behalf of each Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in such Portfolio’s investment portfolio. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

The Adviser, on behalf of each Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in such Portfolio’s investment portfolio. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

Foreign Government Securities

Certain Portfolios may make investments in foreign government securities. Foreign government securities investments include the securities of “supranational” organizations such as the International Bank for Reconstruction and Development and the Inter-American Development Bank if the adviser believes that the securities do not present risks inconsistent with a Portfolio’s investment objective.

Foreign Investments

The Portfolios that make foreign investments are subject to additional risks, including potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile (see “Emerging Market Securities” above). Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to foreign taxes. Foreign investments may be made directly through securities purchased in foreign markets, or through investments in ADRs and other similar investments. Direct investment in foreign securities involves exposure to additional risks, including those related to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs (receipts evidencing ownership of foreign stock deposited in a domestic bank or trust company) reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks. Similar investments (EDRs and GDRs) are receipts for stock deposited in foreign banks and trust companies, trade across foreign and domestic markets, and can involve greater risks than ADRs.

Certain Portfolios may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.

Certain Portfolios may invest in high-quality, short-term (thirteen months or less) debt obligations, including debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars. Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic obligations. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not subject to the same uniform accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign income tax laws, and there is a possibility of expropriation or potentially confiscatory taxation, political, or social instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, obligations of issuers located in those countries.

Amounts realized on certain foreign obligations in which a Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these obligations. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would be subject.

Forward Commitment, When-Issued Purchases and Delayed-Delivery Transactions

Each Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date.

Each Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Portfolio’s commitments to purchase when-issued securities. If the value of these assets declines, the Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

Funding Agreements

Certain Portfolios may enter into funding agreements. Funding agreements are investment contracts with insurance companies which pay interest at a fixed, variable, or floating rate, and pay principal on a certain mutually agreeable maturity date. The term to maturity cannot exceed 397 days. Funding agreements may or may not allow the Portfolio to demand repayment of principal after an agreed upon waiting period or upon certain other conditions. The insurance company may also have a corresponding right to prepay the principal with accrued interest upon a specified number of days’ notice to the Portfolio. The maturity date of some funding agreements may be extended upon the mutual agreement and consent of the insurance company and the Portfolio.

Guaranteed Investment Contracts

Certain Portfolios may invest in guaranteed investment contracts (“GICs”) issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company’s general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest at a rate based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and these charges will be deducted from the value of the deposit fund. A Portfolio will purchase a GIC only when the adviser has determined that the GIC presents minimal credit risks to the Portfolio and is of comparable quality to instruments in which the Portfolio may otherwise invest. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days’ notice or less, a GIC may be considered an illiquid investment.

Illiquid Securities

The Portfolios may invest in securities not registered under the 1933 Act and other securities subject to legal or other restrictions on resale, and for which there may not be a readily available market, and which may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to a Portfolio. Each Portfolio may not invest or hold more than 15%, or 10% for the Money Market Portfolio, of its net assets in illiquid securities.

Inflation-Protected Debt Securities

The Inflation-Protected Bond Portfolio invests primarily in, and certain other Portfolios invest in, inflation-protected debt securities, which are instruments whose prices are indexed to a measure of inflation such as, for example, the Consumer Price Index. The value of these securities at maturity or their coupon rate is determined by reference to the specific measure of inflation to which they are linked.

Each Portfolio’s yield will reflect both the inflation-adjusted interest income and the inflation adjustment to principal, which are features of inflation-protected debt securities. The current income generated by each Portfolio will vary with changes in the measure of inflation to which the inflation-protected securities held in the Portfolio are linked and may be more or less than traditional debt securities.

The value of inflation-protected debt securities is expected to change in response to changes in real interest rates. Unlike traditional debt securities whose return is based on nominal interest rates that include inflation expectations as a component, the return on these securities is based on real interest rates that already take into account the inflation expectations of the market. As a result, interest payments will vary as the security’s principal is adjusted for inflation. Inflation-protected debt securities are subject to greater risk than traditional debt securities if interest rates rise in a low inflation environment. Generally, the value of an inflation-protected debt security will fall when real interest rates rise and inversely, rise when real interest rates fall.

While these securities are expected to be protected from long term inflationary trends, short term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the debt securities’ inflationary measure.

For federal income tax purposes, both interest payments and the difference between original principal and the inflation-adjusted principal of inflation-protected debt securities will be treated as interest income subject to taxation. Interest payments are taxable when received or accrued. The inflation adjustment to principal is subject to tax in the year the adjustment is made, not at maturity of the security when the cash from the repayment of principal is received.

Interest Rate Protection Transactions

To manage their exposure to different types of investments, certain Portfolios may enter into interest rate, currency and mortgage (or other asset) swap agreements and may purchase and sell interest rate “caps,” “floors” and “collars.” In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specific amount in return for payments equal to a fixed interest rate on the same amount for a specified period. In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.

A Portfolio expects to enter into interest rate protection transactions to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment.

Letters of Credit

Certain of the debt obligations (including certificates of participation, commercial paper and other short-term obligations) which certain of the Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings bank or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings banks and insurance companies, which in the opinion of the adviser, are of comparable quality to issuers of other permitted investments of the Portfolio may be used for letter of credit-backed investments.

Loans of Portfolio Securities

Each Portfolio, except the Money Market Portfolio, may lend its portfolio securities pursuant to guidelines approved by the Board to brokers, dealers and financial institutions, provided: (1) the loan is secured continuously by collateral consisting of cash, securities of the U.S. Government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank organized under the laws of the United States, organized under the laws of a State, or a foreign bank that has filed an agreement with the Federal Reserve Board to comply with the same rules and regulations applicable to U.S. banks in securities credit transactions, and such collateral being maintained on a daily marked-to-market basis in an amount at least equal to the current market value of the securities loaned plus any accrued interest or dividends; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned upon sufficient prior notification; (3) the Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of securities loaned will not at any time exceed the limits established by the 1940 Act.

A Portfolio will earn income for lending its securities because cash collateral pursuant to these loans will be invested subject to the investment objectives, principal investment strategies and policies of the Portfolio. In connection with lending securities, a Portfolio may pay reasonable finders, administrative and custodial fees. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral. In either case, a Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Portfolio if a material event affecting the investment is to occur. A Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower or securities lending agent. Borrowing and placing brokers may not be affiliated, directly or indirectly, with the Trust, the adviser or the placement agent.

Wells Fargo Bank (the “Custodian”) acts as Securities Lending Agent for the Portfolios, subject to the overall supervision of the Portfolios’ investment adviser. Pursuant to an exemptive order granted by the SEC, Wells Fargo Bank is entitled to receive a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Money Market Instruments and Temporary Investments

The Portfolios may invest in money market instruments, which consist of: (a) short-term securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (b) negotiable certificates of deposit, bankers’ acceptances and fixed time deposits and other short-term obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of the investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (c) commercial paper consisting of issues rated in one of the two highest ratings categories by a NRSRO, or, if unrated, of comparable quality as determined by the adviser if such obligations are of comparable quality to other rated investments that are permitted to be purchased by the Portfolio; (d) certain repurchase agreements; and (e) short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets and (ii) in the opinion of the adviser, are of comparable quality to obligations of U.S. banks which may be purchased by the Portfolios.

Mortgage-Related Securities

Certain Portfolios may invest in mortgage-related securities (also known as mortgage pass-through securities), which represent interests in “pools” of mortgages in which payments of both interest and principal on the securities are made monthly, in effect “passing through” monthly payments made by the individual borrowers on the residential mortgage loans which underlie the securities (net of fees paid to the issuer or guarantor of the securities). The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the underlying mortgages, or extended in rising interest-rate environments. Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the yield of the Portfolio. Rates of repayment of principal on mortgage pass-through securities that are higher or lower than expected may expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities. Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government or its agencies or instrumentalities. Mortgage pass-through securities created by non-government issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance, and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers.

Collateralized Mortgage Obligations (“CMOs”). Certain Portfolios may also invest in investment-grade Collateralized Mortgage Obligations (“CMOs”). CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the Government National Mortgage Association (“GNMA”), the Federal Home Loan Mortgage Corporation (“FHLMC”) or the Federal National Mortgage Association (“FNMA”). CMOs are structured into multiple classes, with each class bearing a different stated maturity. Payments of principal, including prepayments, are first returned to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal only after the first class has been retired. A longer duration or greater sensitivity to interest rate fluctuations generally increases the risk level of the CMO.

Adjustable Rate Mortgages (“ARMs”). Certain Portfolios may also invest in ARMs issued or guaranteed by a government agency such as the GNMA, FNMA, FHLMC, or by a private issuer. The full and timely payment of principal and interest on GNMA ARMs is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. FNMA also guarantees full and timely payment of both interest and principal, while FHLMC guarantees full and timely payment of interest and ultimate payment of principal. FNMA and FHLMC ARMs are not backed by the full faith and credit of the United States. However, because FNMA and FHLMC are government-sponsored enterprises, these securities are generally considered to be high quality investments that present minimal credit risks. The mortgages underlying ARMs guaranteed by GNMA are typically insured or guaranteed by the Federal Housing Administration, the Veterans Administration or the Farmers Home Administration, whereas those underlying ARMs issued by FNMA or FHLMC are typically conventional residential mortgages which are not so insured or guaranteed, but which conform to specific underwriting, size and maturity standards. The yields provided by these ARMs have historically exceeded the yields on other types of U.S. Government obligations with comparable maturities, although there can be no assurance that this historical performance will continue.

Certain Portfolios may also invest in ARMs offered by private issuers. These securities generally offer a higher rate of interest, but also involve greater credit and interest rate risk than U.S. Government agency issued ARMs because they offer no direct or indirect governmental guarantees. However, many private issuers or servicers of ARMs guarantee or provide insurance for timely payment of interest and principal. In addition, the Total Return Bond Portfolio may purchase some mortgage-related securities through private placements that are restricted as to further sale. The value of these securities may be more volatile than other mortgage-related securities.

Mortgage Participation Certificates. Certain Portfolios also may invest in mortgage participation certificates (“PCs”) and guaranteed mortgage certificates (“GMCs”), both issued by the FHLMC. PCs resemble GNMA certificates in that each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool of mortgages. GMCs also represent a pro rata interest in a pool of mortgages. These instruments, however, pay interest semiannually and return principal once a year in guaranteed minimum payments. These mortgage participation certificates differ from bonds in that principal is paid back by the borrower over the length of the loan rather than returned in a lump sum at maturity.

Other Mortgage-Related Securities. As new types of mortgage-related securities are developed and offered to investors, the adviser will, consistent with a Portfolio’s investment objective, policies and quality standards, consider making investments in such new types of mortgage-related securities.

Prepayment and Extension Risk. The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the underlying mortgages, or extended in rising interest rate environments. Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the yield of the Portfolio. Rates of repayment of principal on mortgage-related securities that are higher or lower than expected may also expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment, the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities.

Interest Rate Risk. The interest rates on the underlying mortgages of mortgage-related securities generally are readjusted at periodic intervals ranging from one year or less to several years in response to changes in a predetermined, commonly recognized interest rate index. The adjustable rate feature should reduce, but will not eliminate, price fluctuations in such securities, particularly when market interest rates fluctuate. The NAV of a Portfolio’s shares may fluctuate to the extent interest rates on underlying mortgages differ from prevailing market interest rates during periods between interest rate reset dates. Accordingly, investors could experience some loss if they redeem their shares of a Portfolio or if the Portfolio sells these portfolio securities before the interest rates on the underlying mortgages are adjusted to reflect prevailing market interest rates.

Municipal Bonds

Certain Portfolios may invest in municipal bonds. The two principal classifications of municipal bonds are “general obligation” and “revenue” bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets, and water and sewer works. Other purposes for which municipal bonds may be issued include the refunding of outstanding obligations and obtaining funds for general operating expenses or to loan to other public institutions and facilities. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately-operated housing facilities, sports facilities, convention or trade show facilities, airport, mass transit, port or parking facilities, air or water pollution control facilities and certain local facilities for water supply, gas, electricity, or sewage or solid waste disposal. Assessment bonds, wherein a specially created district or project area levies a tax (generally on its taxable property) to pay for an improvement or project may be considered a variant of either category. There are, of course, other variations in the types of municipal bonds, both within a particular classification and between classifications, depending on numerous factors.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under federal income tax legislation enacted in 1986, interest on certain private activity bonds must be included in an investor’s “alternative minimum taxable income,” and corporate investors must treat all tax-exempt interest as an item of tax “preference” for alternative minimum tax purposes. Moreover, a Portfolio cannot predict what legislation, if any, may be proposed in the state legislature regarding the state income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations generally for investment by the Portfolio and the liquidity and value of the Portfolio’s assets. In such an event, a Portfolio would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

Certain of the municipal obligations held by a Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually are obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance does not protect against market fluctuations caused by changes in interest rates and other factors.

Other Investment Companies

The Portfolios may invest in shares of other open-end management investment companies, up to the limits prescribed in Section 12(d) under the 1940 Act, subject to the Portfolios’ non-fundamental investment policies. Other investment companies in which a Portfolio may invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Portfolio.

iShares. The Portfolios may invest in iShares Trust and iShares, Inc. (“iShares”), which are registered investment companies that consist of numerous separate series (each an “iShares Fund”), each of which seeks investment results similar to the performance of a single stock market or of a group of stock markets in a single geographic location. iShares combine characteristics of stocks with those of index funds. Like stocks, iShares are liquid and can be traded in any number of shares; like index funds, they provide diversification and market tracking. iShares trade on the American Stock Exchange, the Chicago Board Options Exchange and the New York Stock Exchange in the same way as shares of a publicly held company.

The International Core Portfolio is authorized to purchase shares of an iShares Fund in excess of the 3% limit contained in Section 12(d)(1)(A) under the 1940 Act (the “3% Limit”). The 3% Limit prohibits an investment company that invests directly in a portfolio of securities from owning more than 3% of the outstanding voting stock of any one investment company. Although the Portfolio may invest in an iShares Fund in excess of the 3% Limit, it may not purchase shares of an iShares Fund if, after such purchase, it would own more than 20% of the outstanding voting stock of the iShares Fund.

Participation Interests

The Portfolios may purchase participation interests in loans or instruments in which the Portfolio may invest directly that are owned by banks or other institutions. A participation interest gives a Portfolio an undivided proportionate interest in a loan or instrument. Participation interests may carry a demand feature permitting the holder to tender the interests back to the bank or other institution. Participation interests, however, do not provide the Portfolio with any right to enforce compliance by the borrower, nor any rights of set-off against the borrower and the Portfolio may not directly benefit from any collateral supporting the loan in which it purchased a participation interest. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation interest.

Privately Issued Securities

Certain Portfolios may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the Securities Act of 1933 (“Rule 144A Securities”). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to a Portfolio. Privately issued or Rule 144A securities that are determined by the adviser to be “illiquid” are subject to the Portfolios’ policy of not investing or holding more than 15% of its net assets in illiquid securities. The adviser will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

Repurchase Agreements

The Portfolios may enter into repurchase agreements wherein the seller of a security to the Portfolio agrees to repurchase that security from the Portfolio at a mutually agreed upon time and price. All repurchase agreements will be fully “collateralized,” as defined in or under the 1940 Act. The maturities of the underlying securities in a repurchase agreement transaction may be greater than twelve months, although the maximum term of a repurchase agreement will always be less than twelve months. If the seller defaults and the value of the underlying securities has declined, a Portfolio may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, the Portfolio’s disposition of the security may be delayed or limited. Each Portfolio may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15%, or 10% for the Money Market Portfolio, of the market value of such Portfolio’s net assets would be invested in repurchase agreements with maturities of more than seven days, and illiquid securities. A Portfolio will only enter into repurchase agreements with primary broker-dealers and commercial banks that meet guidelines established by the Board and that are not affiliated with the adviser. The Portfolios may participate in pooled repurchase agreement transactions with other Portfolios that are advised by the adviser.

Restricted Securities

Certain Portfolios may invest in certain restricted securities, including those which may be resold only in accordance with Rule 144A under the 1933 Act (“Rule 144A Securities”) and commercial paper issued in reliance on Section 4(2) of the 1933 Act (“4(2) Paper”). Rule 144A Securities and 4(2) Paper (“Restricted Securities”) are not publicly traded, and thus the liquidity of the market for such securities may vary. Delay or difficulty in selling such securities may result in a loss to a Portfolio. Restricted Securities that are “illiquid” are subject to the Portfolio’s policy of not investing or holding more than 15%, or 10% for the Money Market Portfolio, of net assets in illiquid securities. The investment adviser, under guidelines approved by the Board, will evaluate the liquidity characteristics of each Restricted Security proposed for purchase by a Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Restricted Security; (2) the number of dealers willing to purchase or sell the Restricted Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Restricted Security; and (4) the nature of the Restricted Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Restricted Security, the method of soliciting offers and the mechanics of transfer). In order for the adviser to determine that 4(2) Paper is liquid, the adviser must find that, in addition to satisfying the factors identified above, the following conditions are met: (1) the 4(2) Paper must not be traded flat or be in default as to principal or interest; and (2) the 4(2) Paper must be rated in one of the two highest rating categories by at least two NRSROs or, if only one NRSRO rates the 4(2) Paper, by that NRSRO; or if the 4(2) Paper is unrated, the Board must have determined that the security is of equivalent quality.

Reverse Repurchase Agreements

Certain Portfolios may enter into reverse repurchase agreements (an agreement under which a Portfolio sells their portfolio securities and agrees to repurchase them at an agreed-upon date and price). At the time a Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account liquid assets such as U.S. Government obligations or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolios may decline below the price at which the Portfolios are obligated to repurchase the securities. Reverse repurchase agreements may be viewed as a form of borrowing.

Short Sales

A short sale is a transaction in which a portfolio sells a security it does not own in anticipation of a decline in market price. When a Portfolio makes a short sale, the proceeds it receives are retained by the broker until the Portfolio replaces the borrowed security. In order to deliver the security to the buyer, the portfolio must arrange through a broker to borrow the security and, in so doing, the portfolio becomes obligated to replace the security borrowed at its market price at the time of replacement, whatever that price may be. Short sales “against the box” means that the portfolio owns the securities, which are placed in a segregated account until the transaction is closed out.

The value of securities of any issuer in which a portfolio maintains a short position that is not “against the box” may not exceed the lesser of 5% of the value of the portfolio’s net assets or 5% of the securities of such class of the issuer. A portfolio’s ability to enter into short sales transactions is limited by the requirements of the 1940 Act.

Short sales by a portfolio that are not made “against the box” create opportunities to increase the portfolio’s return but, at the same time, involve special risk considerations and may be considered a speculative technique. Since a portfolio in effect profits from a decline in the price of the securities sold short without the need to invest the full purchase price of the securities on the date of the short sale, the portfolio’s NAV per share will tend to increase more when the securities it has sold short decrease in value, and to decrease more when the securities it has sold short increase in value, than would otherwise be the case if it had not engaged in such short sales. Short sales theoretically involve unlimited loss potential, as the market price of securities sold short may continuously increase, although a portfolio may mitigate such losses by replacing the securities sold short before the market price has increased significantly. Under adverse market conditions, a portfolio might have difficulty purchasing securities to meet its short sale delivery obligations, and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales.

If a portfolio makes a short sale “against the box,” the portfolio would not immediately deliver the securities sold and would not receive the proceeds from the sale. The seller is said to have a short position in the securities sold until it delivers the securities sold, at which time it receives the proceeds of the sale. A portfolio’s decision to make a short sale “against the box” may be a technique to hedge against market risks when the investment manager believes that the price of a security may decline, causing a decline in the value of a security owned by the portfolio or a security convertible into or exchangeable for such security. In such case, any future losses in the portfolio’s long position would be reduced by a gain in the short position.

In the view of the SEC, a short sale involves the creation of a “senior security” as such term is defined under the 1940 Act, unless the sale is “against the box” and the securities sold are placed in a segregated account (not with the broker), or unless the portfolio’s obligation to deliver the securities sold short is “covered” by segregating (not with the broker) cash, U.S. Government securities or other liquid debt or equity securities in an amount equal to the difference between the market value of the securities sold short at the time of the short sale and any cash or securities required to be deposited as collateral with a broker in connection with the sale (not including the proceeds from the short sale), which difference is adjusted daily for changes in the value of the securities sold short. The total value of the cash and securities deposited with the broker and otherwise segregated may not at any time be less than the market value of the securities sold short at the time of the short sale.

To avoid limitations under the 1940 Act on borrowing by investment companies, all short sales by each Portfolio will be “against the box,” or the Portfolio’s obligation to deliver the securities sold short will be “covered” by segregating cash, U.S. Government securities or other liquid debt or equity securities in an amount equal to the market value of its delivery obligation. A Portfolio will not make short sales of securities or maintain a short position if doing so could create liabilities or require collateral deposits and segregation of assets aggregating more than 25% of the value of the Portfolio’s total assets.

Small Company Securities

Investments in small capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies’ securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure).

Securities owned by a Portfolio that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by a Portfolio of a security, to meet redemption requests by other investors or otherwise, may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.

Investment in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities (which a Portfolio may purchase when they are offered to the public for the first time) may have a limited trading market that can adversely affect their sale by the Portfolio and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engaged in trading this type of security, a Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

Stripped Securities

Certain Portfolios may purchase Treasury receipts, securities of government-sponsored enterprises (“GSEs”), stripped mortgage-backed securities (“SMBS”), and other “stripped” securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government and other obligations. The stripped securities a Portfolio may purchase are issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks, corporations and other institutions at a discount to their face value. These securities generally are structured to make a lump-sum payment at maturity and do not make periodic payments of principal or interest. Hence, the duration of these securities tends to be longer and they are therefore more sensitive to interest rate fluctuations than similar securities that offer periodic payments over time. The stripped securities purchased by a Portfolio are not subject to prepayment or extension risk. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. SMBS that are structured to received interest only are extremely sensitive to changes in prevailing interest rates as well as the rate of principal payments (including prepayments) on the related underlying mortgage assets, and are therefore much more volatile than SMBS that receive principal only.

Certain Portfolios may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their “face value,” and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

Synthetic Convertible Securities

Certain Portfolios may invest in “synthetic” convertible securities, which are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, a Portfolio may purchase a non-convertible debt security and a warrant or option, which enables a Portfolio to have a convertible-like position with respect to a company, group of companies or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, a Portfolio generally receives an amount in cash equal to the difference between the conversion price and the then current value of the underlying security. Unlike a true convertible security, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible is the sum of the values of its fixed-income component and its convertible component. For this reason, the values of a synthetic convertible and a true convertible security may respond differently to market fluctuations. A Portfolio only invests in synthetic convertibles with respect to companies whose corporate debt securities are rated “A” or higher by Moody’s or S&P and will not invest more than 15% of its net assets in such synthetic securities and other illiquid securities.

Unrated and Downgraded Investments

The Portfolios may purchase instruments that are not rated if, in the opinion of the adviser, such obligations are of comparable quality to other rated investments that are permitted to be purchased by such Portfolio. The Money Market Portfolio may purchase unrated instruments only if they are purchased in accordance with the Portfolio’s procedures adopted by the Board in accordance with Rule 2a-7 under the 1940 Act. After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. In the event that a portfolio security ceases to be an “Eligible Security” or no longer “presents minimal credit risks,” immediate sale of such security is not required, provided that the Board has determined that disposal of the portfolio security would not be in the best interests of the Portfolio. To the extent the ratings given by Moody’s Investors Services, Inc. (“Moody’s) or Standard & Poor’s Ratings Group (“S&P”) may change as a result of changes in such organizations or their rating systems, a Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody’s and S&P are more fully described in the Appendix to this Part B.

U.S. Government Agency Securities

The Portfolios may invest in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (“U.S. Government agency securities”). Payment of principal and interest on U.S. Government agency securities (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury bills and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, investors must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so. In addition, U.S. Government agency securities are subject to fluctuations in market value due to fluctuations in market interest rates. As a general matter, the value of debt instruments, including U.S. Government agency securities, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government agency securities are subject to fluctuations in yield or value due to their structure or contract terms.

Variable Rate and Amount Master Notes

Certain Portfolios may invest in variable amount master demand notes, obligations which permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes.

Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and each Portfolio may invest in obligations which are not so rated only if the adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Portfolio may invest.

Warrants

The Portfolios may invest in warrants. Warrants represent rights to purchase securities at a specific price valid for a specific period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. A Portfolio may only purchase warrants on securities in which the Portfolio may invest directly. Warrants have no voting rights with respect to the assets of the issuer. Warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the common stock to rise. A warrant becomes worthless if it is not exercised within a specified time period.

Zero Coupon Bonds

Certain Portfolios may invest in zero coupon bonds. Zero coupon bonds are securities that make no periodic interest payments, but are instead sold at discounts from face value. The buyer of such a bond receives the rate of return by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. Because zero coupon bonds bear no interest, they are more sensitive to interest-rate changes and are therefore more volatile. When interest rates rise, the discount to face value of the security deepens and the securities decrease more rapidly in value; conversely, when interest rates fall, zero coupon securities rise more rapidly in value as the discount to face value narrows.

Nationally Recognized Statistical Ratings Organization

The ratings of Moody’s, S&P, Fitch Investors Service, Inc., A.M. Best Company and Dominion Bond Ratings Service, Ltd. represent their opinions as to the quality of debt securities. It should be emphasized, however, that ratings are general and not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by a Portfolio, an issue of debt securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Portfolio. The adviser will consider such an event in determining whether the Portfolio involved should continue to hold the obligation.

Additional Information about the S&P 500 Index

The Trust (the “Licensee”) has entered into a license agreement with S&P authorizing the use of various S&P trademarks and trade names in connection with the marketing and/or promotion of certain of the Portfolios (collectively referred to, herein, as the “Products”).

The Products are not sponsored, endorsed, sold, or promoted by S&P, a division of The McGraw-Hill Companies, Inc. S&P makes no representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Licensee is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed, and calculated by S&P without regard to the Licensee or the Products. S&P has no obligation to take the needs of the Licensee or the owners of the Products into consideration in determining, composing, or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of this issuance or sale of the Products or in the determination or calculation of the equation by which the Products are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing, or trading of the Products.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by Licensee, owners of the product, or any other person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits).

Portfolio Turnover

Generally, the Portfolios will purchase portfolio securities for capital appreciation or investment income, or both, and not for short-term trading profits. High portfolio turnover will result in higher brokerage costs and may result in adverse tax consequences to the Portfolio and its Interestholders.

ITEM 12. MANAGEMENT OF THE TRUST

The following information supplements, and should be read in conjunction with, the section in Part A entitled “Management, Organization and Capital Structure.”

Trustees and Officers. The Board supervises each Portfolio’s activities, monitors its contractual arrangements with various service providers, and decides upon matters of general policy.

General. The following table provides basic information about the Trustees and officers of the Trust. Each of the Trustees and officers listed below acts in identical capacities for each of the 142 funds comprising the Trust, Wells Fargo Funds Trust and Wells Fargo Variable Trust (collectively the “Trusts” or “Fund Complex”). The address of each Trustee and officer is 525 Market Street, 12th Floor, San Francisco, CA 94105. Each Trustee and officer serves an indefinite term, with the Trustees subject to retirement from service as required pursuant to the Trust’s retirement policy at the end of the calendar year in which a Trustee turns 74.

In the table below and throughout this section, information for Trustees who are not “interested” persons of the Trust, as that term is defined under the 1940 Act (“independent Trustees”), appears separately from the information for the “interested” Trustees. In addition to the officers listed below, the Portfolios have appointed an Anti-Money Laundering Compliance Officer.

Name, Age and Address	Position Held with Registrant/ Length of Service[1]	Principal Occupation(s) During Past 5 Years	Other Public Company or Investment Company Directorships

INDEPENDENT TRUSTEES

Thomas S. Goho, 63	Trustee, since 1987	Chair of Finance, Wake Forest University, since 2006. Wake Forest University, Calloway School of Business and Accountancy, Benson-Pruitt Professorship since 1999. Associate Professor of Finance 1994-1999..	None

Peter G. Gordon, 63	Trustee, since 1998; (Chairman, since 2001).	Chairman, CEO and Co-Founder of Crystal Geyser Water Company and President of Crystal Geyser Roxane Water Company.	None

Richard M. Leach, 72	Trustee, since 1987	Retired. President of Richard M. Leach Associates (a financial consulting firm).	None

Olivia Mitchell, 53	Trustee, since 2006	Professor of Insurance and Risk Management, Wharton School, University of Pennsylvania. Director of the Boettner Center on Pensions and Retirement Research. Research Associate and Board member, Penn Aging Research Center. Research Associate, National Bureau of Economic Research.	None

Timothy J. Penny, 54	Trustee, since 1996	Senior Counselor to the public relations firm of Himle-Horner and Senior Fellow at the Humphrey Institute, Minneapolis, Minnesota (a public policy organization).	None

Donald C. Willeke, 66	Trustee, since 1996	Principal of the law firm of Willeke & Daniels.	None

INTERESTED[2] TRUSTEE

J. Tucker Morse, 61	Trustee, since 1987	Private Investor/Real Estate Developer.	None

Name, Age and Address	Position Held with Registrant/ Length of Service[1]	Principal Occupation(s) During Past 5 Years	Other Public Company or Investment Company Directorships

OFFICERS

Karla M. Rabusch, 47	President, since 2003	Executive Vice President of Wells Fargo Bank, N.A. President of Wells Fargo Funds Management, LLC. Senior Vice President and Chief Administrative Officer of Wells Fargo Funds Management, LLC from March 2001 to March 2003. Vice President of Wells Fargo Bank, N.A. from December 1997 to May 2000.	N/A

A. Erdem Cimen, 32	Treasurer, since 2006	Vice President of Wells Fargo Bank, N.A. and Vice President of Financial Operations for Wells Fargo Funds Management, LLC. Vice President and Group Finance Officer of Wells Fargo Bank, N.A. Auto Finance Group from 2004 to 2006. Vice President of Portfolio Risk Management for Wells Fargo Bank, N.A. Auto Finance Group in 2004. Vice President of Portfolio Research and Analysis for Wells Fargo Bank, N.A. Auto Finance Group from 2001 to 2004. Director of Small Business Services Risk Management for American Express Travel Related Services from 2000 to 2001.	N/A

C. David Messman, 46	Secretary, since 2000	Vice President and Managing Senior Counsel of Wells Fargo Bank, N.A. and Senior Vice President and Secretary of Wells Fargo Funds Management, LLC. Vice President and Senior Counsel of Wells Fargo Bank, N.A. from 1996 to 2003.	N/A

Dorothy A. Peters, 45	Chief Compliance Officer since 2004	Chief Compliance Officer of Wells Fargo Funds Management, LLC since 2004. Chief Compliance Officer for Wells Fargo Funds Management, LLC from 1997 to 2002. In 2002, Ms. Peters left Wells Fargo Funds Management, LLC to pursue personal goals.	N/A

[1]	Length of service dates reflect the Trustee’s commencement of service with the Trust’s predecessor entities, where applicable.
[2]	Basis of Interestedness. J. Tucker Morse is affiliated with a government securities dealer that is registered under the Securities Exchange Act of 1934, but which is not itself affiliated with Wells Fargo Funds Management, LLC.

Committees. All of the Independent Trustees are also members of the Trust’s Governance Committee and Audit Committee.

(1) Governance Committee. Whenever a vacancy occurs on the Board, the Governance Committee is responsible for recommending to the Board persons to be appointed as Trustees by the Board, and persons to be nominated for election as Trustees in circumstances where a shareholder vote is required by or under the 1940 Act. Generally, the Governance Committee selects the candidates for consideration to fill Trustee vacancies, or considers candidates recommended by the other Trustees or by the Trust’s management. Pursuant to the Trust’s charter document, only independent Trustees may nominate and select persons to become Independent Trustees for the Trust, so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act. Interestholder nominees are not considered unless required by or under the 1940 Act. The Governance Committee meets only as necessary, and met twice during the September Portfolios’ most recently completed fiscal year. Peter Gordon serves as the chairman of the Governance Committee.

(2) Audit Committee. The Audit Committee oversees the Portfolios’ accounting and financial reporting policies and practices, reviews the results of the annual audits of the Portfolios’ financial statements, and interacts with the Portfolios’ independent registered public accounting firm on behalf of the full Board. The Audit Committee operates pursuant to a separate charter, and met four times during the September Portfolios’ most recently completed fiscal year. Thomas Goho serves as the chairman of the Audit Committee.

Compensation. Prior to January 1, 2006, each Trustee received an annual retainer (payable quarterly) of $80,000 from the Fund Complex. Each Trustee also received a combined fee of $9,000 for attendance at in-person Fund Complex Board meetings, and a combined fee of $1,500 for attendance at telephonic Fund Complex Board meetings. In addition, the Chairman (formerly referred to as the Lead Trustee) of the Fund Complex received an additional $25,000 annual retainer for the additional work and time devoted by the Chairman.

Effective January 1, 2006, each Trustee receives an annual retainer (payable quarterly) of $102,000 from the Fund Complex. Each Trustee also receives a combined fee of $12,500 for attendance at in-person Fund Complex Board meetings, and a combined fee of $1,500 for attendance at telephonic Fund Complex Board meetings. In addition, the Chairperson of the Fund Complex receives an additional $34,000 annual retainer and the Chairperson of the Audit Committee receives an additional $12,000 annual retainer for the additional work and time devoted by the Chairpersons.

The Trustees do not receive any retirement benefits or deferred compensation from the Trust or any other member of the Fund Complex. The Trust’s officers are not compensated by the Trust for their services. For the fiscal year ended May 31, 2005, the Trustees received the following compensation from the May Portfolios:

	Interested Trustees		Independent Trustees[1]
Portfolio Name*	Robert C. Brown**	J. Tucker Morse	Thomas S. Goho	Peter G. Gordon	Richard M. Leach	Timothy J. Penny	Donald C. Willeke
Managed Fixed Income	$955	$955	$1,001	$1,153	$1,001	$1,001	$1,001
Stable Income	$955	$955	$1,001	$1,153	$1,001	$1,001	$1,001
Total amount in Fund Complex	$101,083	$101,083	$105,750	$122,000	$105,750	$105,750	$105,750

[1]	Effective January 1, 2006, Olivia Mitchell is an Independent member of the Board of Trustees.
*	The Inflation-Protected Bond and Total Return Bond Portfolios commenced operations on July 27, 2005. It is estimated that each Portfolio will pay $6,522 in Trustee Compensation for fiscal year ending May 31, 2006.
**	Retired as of April 5, 2005.

For the fiscal year ended September 30, 2005, the Trustees received the following compensation from the September Portfolios1:

	Interested Trustees		Independent Trustees[1]
Portfolio Name*	Robert C. Brown**	J. Tucker Morse	Thomas S. Goho	Peter G. Gordon	Richard M. Leach	Timothy J. Penny	Donald C. Willeke
C&B Large Cap Value	$583	$856	$856	$1,008	$856	$856	$856
Disciplined Growth	$583	$856	$856	$1,008	$856	$856	$856
Equity Income	$583	$856	$856	$1,008	$856	$856	$856
Equity Value	$583	$856	$856	$1,008	$856	$856	$856
Index	$583	$856	$856	$1,008	$856	$856	$856
International Core	$583	$856	$856	$1,008	$856	$856	$856
International Growth	$583	$856	$856	$1,008	$856	$856	$856
International Index	$583	$856	$856	$1,008	$856	$856	$856
International Value	$583	$856	$856	$1,008	$856	$856	$856
Large Cap Appreciation	$583	$856	$856	$1,008	$856	$856	$856

	Interested Trustees		Independent Trustees[1]
Portfolio Name*	Robert C. Brown**	J. Tucker Morse	Thomas S. Goho	Peter G. Gordon	Richard M. Leach	Timothy J. Penny	Donald C. Willeke
Large Company Growth	$583	$856	$856	$1,008	$856	$856	$856
Small Cap Index	$583	$856	$856	$1,008	$856	$856	$856
Small Company Growth	$583	$856	$856	$1,008	$856	$856	$856
Small Company Value	$583	$856	$856	$1,008	$856	$856	$856
Total amount in Fund Complex	$81,000	$119,000	$119,000	$140,250	$119,000	$119,000	$119,000

[1]	Effective January 1, 2006, Olivia Mitchell is an Independent member of the Board of Trustees.
**	The Strategic Small Cap Value Portfolio commenced operations on January 31, 2006. It is estimated that the Portfolio will pay $5,531 in Trustee Compensation for fiscal year ending September 30, 2006.
**	Retired as of April 5, 2005.

The Diversified Fixed Income Portfolio, Diversified Stock Portfolio and Money Market Portfolio commenced operations on June 26, 2006. It is estimated that each Portfolio will pay $8,374.13 in Trustee Compensation for their fiscal year ending February 28, 2007.

Beneficial Equity Ownership Information. As of December 31, 2005, Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. The table below shows for each Trustee, the amount of Portfolio equity securities beneficially owned by the Trustee, and the aggregate value of all investments in equity securities of the Fund Complex, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Fund Complex*

Calendar Year Ended December 31, 2005

	Dollar Range of Equity Securities in the Funds
	Independent Trustees[1]					Interested Trustee
Portfolio	Thomas S. Goho	Peter G. Gordon	Richard M. Leach	Timothy J. Penny	Donald C. Willeke	J. Tucker Morse
C&B Large Cap Value Portfolio	0	0	0	0	0	0
Disciplined Growth Portfolio	0	0	0	0	0	0
Equity Income Portfolio	0	0	0	0	0	0
Equity Value Portfolio	0	0	0	0	0	0
Index Portfolio	0	0	0	0	0	0
Inflation-Protected Bond Portfolio**	0	0	0	0	0	0
International Core Portfolio	0	0	0	0	0	0
International Growth Portfolio	0	0	0	0	0	0
International Index Portfolio	0	0	0	0	0	0
International Value Portfolio	0	0	0	0	0	0
Large Cap Appreciation Portfolio	0	0	0	0	0	0
Large Company Growth Portfolio	0	0	0	0	0	0

	Dollar Range of Equity Securities in the Funds
	Independent Trustees[1]					Interested Trustee
Portfolio	Thomas S. Goho	Peter G. Gordon	Richard M. Leach	Timothy J. Penny	Donald C. Willeke	J. Tucker Morse
Managed Fixed Income Portfolio	0	0	0	0	0	0
Small Cap Index Portfolio	0	0	0	0	0	0
Small Company Growth Portfolio	0	0	0	0	0	0
Small Company Value Portfolio	0	0	0	0	0	0
Stable Income Portfolio	0	0	0	0	0	0
Total Return Bond Portfolio**	0	0	0	0	0	0
Aggregate Dollar Range of Equity Securities of Fund Complex***	D	D	D	D	D	D

[1]	Effective January 1, 2006, Olivia Mitchell is an Independent member of the Board of Trustees.
*	The Strategic Small Cap Value Portfolio commenced operations on January 31, 2006, and the Diversified Fixed Income, Diversified Stock and Money Market Portfolios commenced operations on June 26, 2006, and are thereby not included in the table.
**	The Inflation-Protected Bond Portfolio and Total Return Bond Portfolio commenced operations on July 27, 2005.
***	Includes Trustee ownership in shares of other Funds/Portfolios within the entire Fund Complex (consisting of 142 Funds/Portfolios)

Ownership of Securities of Certain Entities. None of the independent Trustees and/or their immediate family members own securities of the adviser, any sub-advisers, or the distributor, or any entity directly or indirectly controlling, controlled by, or under common control with the adviser, any sub-advisers, or the distributor.

Code of Ethics. The Fund Complex, the Adviser, the Placement Agent and the Sub-Advisers each has adopted a code of ethics which contains policies on personal securities transactions by “access persons” as defined in each of the codes. These policies comply with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, as applicable. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. Such restrictions do not apply to purchases or sales of certain types of securities, including shares of open-end investment companies unaffiliated with the Wells Fargo Advantage Funds family, money market instruments and certain U.S. Government obligations. To facilitate enforcement, the codes of ethics generally require that an access person, other than “disinterested” directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Portfolio. The codes of ethics for the Fund Complex, the Adviser, the Placement Agent and the Sub-Advisers are on public file with, and are available from, the SEC.

Proxy Voting Policies and Procedures. The Trusts and Funds Management have adopted policies and procedures (“Procedures”) that are used to vote proxies relating to portfolio securities held by the Funds/Portfolios of the Trusts. The Procedures are designed to ensure that proxies are voted in the best interests of Fund shareholders/Portfolio interestholders, without regard to any relationship that any affiliated person of the Fund/Portfolio (or an affiliated person of such affiliated person) may have with the issuer of the security.

The responsibility for voting proxies relating to the Funds’/Portfolios’ portfolio securities has been delegated to Funds Management. In accordance with the Procedures, Funds Management exercises its voting responsibility with the goal of maximizing value to shareholders/interestholders consistent with governing laws and the investment policies of each Fund/Portfolio. While the Funds/Portfolios do not purchase securities to exercise control or to seek to effect corporate change through share ownership, they support sound corporate governance practices within companies in which they invest and reflect that support through their proxy voting process.

Funds Management has established a Proxy Voting Committee (the “Proxy Committee”) that is responsible for overseeing the proxy voting process and ensuring that the voting process is implemented in conformance with the Procedures. Funds Management has retained an independent, unaffiliated nationally recognized proxy voting company, as proxy voting agent. The Proxy Committee monitors the proxy voting agent and the voting process and, in certain situations, votes proxies or directs the proxy voting agent how to vote.

The Procedures set out guidelines regarding how Funds Management and the proxy voting agent will vote proxies. Where the guidelines specify a particular vote on a particular matter, the proxy voting agent handles the proxy, generally without further involvement by the Proxy Committee. Where the guidelines specify a case-by-case determination, or where a particular issue is not addressed in the guidelines, the proxy voting agent forwards the proxy to the Proxy Committee for a vote determination by the Proxy Committee. In addition, even where the guidelines specify a particular vote, the Proxy Committee may exercise a discretionary vote if it determines that a case-by-case review of a particular matter is warranted. As a general matter, proxies are voted consistently on the same matter when securities of an issuer are held by multiple Funds/Portfolios.

The Procedures set forth Funds Management’s general position on various proposals, such as:

•	Routine Items – Funds Management will generally vote for the ratification of auditors, uncontested director or trustee nominees, changes in company name, and other procedural matters related to annual meetings.

•	Corporate Governance – Funds Management will generally vote for charter and bylaw amendments proposed solely to conform with modern business practices or for purposes of simplification.

•	Anti-Takeover Matters – Funds Management generally will vote for proposals that require shareholder ratification of poison pills, and on a case-by-case basis on proposals to redeem a company’s poison pill.

•	Mergers/Acquisitions and Corporate Restructurings – Funds Management’s Proxy Committee will examine these items on a case-by-case basis.

•	Shareholder Rights – Funds Management will generally vote against proposals that may restrict shareholder rights.

In all cases where the Proxy Committee makes the decision regarding how a particular proxy should be voted, the Proxy Committee exercises its voting discretion in accordance with the voting philosophy of the Funds/Portfolios and in the best interests of Fund shareholders/Portfolio interestholders. In deciding how to vote, the Proxy Committee may rely on independent research, input and recommendations from third parties including independent proxy services, other independent sources, investment sub-advisers, company managements and shareholder groups as part of its decision-making process.

In most cases, any potential conflicts of interest involving Funds Management or any affiliate regarding a proxy are avoided through the strict and objective application of the Funds’ voting guidelines. However, when the Proxy Committee is aware of a material conflict of interest regarding a matter that would otherwise be considered on a case-by-case basis by the Proxy Committee, the Proxy Committee shall address the material conflict by using any of the following methods: (1) instructing the proxy voting agent to vote in accordance with the recommendation it makes to its clients; (2) disclosing the conflict to the Board and obtaining their consent before voting; (3) submitting the matter to the Board to exercise its authority to vote on such matter; or (4) engaging an independent fiduciary who will direct the Proxy Committee on voting instructions for the proxy. Additionally, the Proxy Committee does not permit its votes to be influenced by any conflict of interest that exists for any other affiliated person of the Funds (such as a sub-adviser or principal underwriter) and the Proxy Committee votes all such matters without regard to the conflict. The Procedures may reflect voting positions that differ from practices followed by other companies or subsidiaries of Wells Fargo & Company.

In order to not hinder possible economic benefits to the Funds/Portfolios and Fund shareholders/Portfolio interestholders, Funds Management will generally refrain from voting proxies on foreign securities that are subject to share blocking restrictions. In addition, securities on loan will typically not be recalled to facilitate voting. However, if the Proxy Committee is aware of an item in time to recall the security and has determined in good faith that the importance of the matter to be voted upon outweighs any potential loss of benefits or revenue, the security will be recalled for voting.

A description of the policies and procedures that the Funds/Portfolios use to determine how to vote proxies relating to portfolio securities and information regarding how to obtain the results of such voting during the most recent 12-month period ended June 30 is available without charge, upon request, by calling 1-800-222-8222, visiting our Web site at www.wellsfargo.com/advantagefunds, or visiting the SEC Web site at www.sec.gov.

Policies and Procedures for Disclosure of Portfolio Holdings. The following policies and procedures (the “Procedures”) govern the disclosure of portfolio holdings and any ongoing arrangements to make available information about portfolio holdings for the separate series of Wells Fargo Funds Trust (“Funds Trust”), Wells Fargo Master Trust (“Master Trust”) and Wells Fargo Variable Trust (“Variable Trust”) (each of Funds Trust, Master Trust and Variable Trust referred to collectively herein as the “Funds” or individually as the “Fund”) now existing or hereafter created. The Funds have adopted these Procedures to ensure that the disclosure of a Fund’s portfolio holdings is accomplished in a manner that is consistent with a Fund’s fiduciary duty to its shareholders. For purposes of these Procedures, the term, “portfolio holdings” means the stock and bonds held by a Fund and does not include the cash investments or other derivative positions held by the Fund. Under no circumstances shall Funds Management or the Funds receive any compensation in return for the disclosure of information about a Fund’s portfolio securities or for any ongoing arrangements to make available information about a Fund’s portfolio securities.

Disclosure of Fund Portfolio Holdings. The complete portfolio holdings and top ten holdings information referenced below (except for the Funds of Master Trust and Variable Trust) will be available on the Funds’ Web site until updated for the next applicable period. Funds Management may withhold any portion of a Fund’s portfolio holdings from online disclosure when deemed to be in the best interest of the Fund. Once holdings information has been posted on the Web site, it may be further disseminated without restriction.

A.	Complete Holdings. The complete portfolio holdings for each Fund (except for funds that operate as fund of funds) shall be made publicly available on the Funds’ Web site (www.wellsfargo.com/advantagefunds) on a monthly, 30-day or more delayed basis.

B.	Top Ten Holdings. Top ten holdings information for each Fund (except for funds that operate as fund of funds) shall be made publicly available on the Funds’ Web site on a monthly, seven-day or more delayed basis.

C.	Fund of Funds Structure.

1.	The underlying funds held by a fund that operates as a fund of funds shall be posted to the Funds’ Web site and included in fund fact sheets on a monthly, seven-day or more delayed basis.

2.	A change to the underlying funds held by a Fund in a fund of funds structure or changes in a Fund’s target allocations between or among its fixed-income and/or equity investments may be posted to the Funds’ Web site simultaneous with the change.

Furthermore, as required by the SEC, each Fund (except money market funds) shall file its complete portfolio holdings schedule in public filings made with the SEC on a quarterly basis. Each Fund, (including money market funds) is required to file its complete portfolio schedules for the second and fourth fiscal quarter on Form N-CSR, and each Fund (except money market funds) is required to file its complete portfolio schedules for the first and third fiscal quarters on From N-Q, in each instance within 60 days of the end of the Fund’s fiscal quarter. Through Form N-CSR and Form N-Q filings made with the SEC, the Funds’ full portfolio holdings will be publicly available to shareholders on a quarterly basis. Such filings shall be made on or shortly before the 60th day following the end of a fiscal quarter.

Each Fund’s complete portfolio schedules for the second and fourth fiscal quarter, required to be filed on Form N-CSR, shall be delivered to shareholders in the Fund’s semi-annual and annual reports. Each Fund’s complete portfolio schedule for the first and third fiscal quarters, required to be filed on Form N-Q, will not be delivered to shareholders. Each Fund, however, shall include appropriate disclosure in its semi-annual and annual reports as to how a shareholder may obtain holdings information for the Fund’s first and third fiscal quarters.

List of Approved Recipients. The following list describes the limited circumstances in which a Fund’s portfolio holdings may be disclosed to selected third parties in advance of the monthly release on the Funds’ Web site. In each instance, a determination will be made by Funds Management that such advance disclosure is supported by a legitimate business purpose and that the recipients, where feasible, are subject to an independent duty not to disclose or trade on the nonpublic information.

A.	Sub-Advisers. Sub-advisers shall have full daily access to fund holdings for the Fund(s) for which they have direct management responsibility. Sub-advisers may also release and discuss portfolio holdings with various broker/dealers for purposes of analyzing the impact of existing and future market changes on the prices, availability\demand and liquidity of such securities, as well as for the purpose of assisting portfolio managers in the trading of such securities.

B.	Money Market Portfolio Management Team. The money market portfolio management team at Wells Capital Management Incorporated (“Wells Capital Management”) shall have full daily access to daily transaction information across the Wells Fargo Advantage Funds for purposes of anticipating money market sweep activity which in turn helps to enhance liquidity management within the money market funds.

C.	Funds Management/Wells Fargo Funds Distributor, LLC.

1.	Funds Management personnel that deal directly with the processing, settlement, review, control, auditing, reporting, and/or valuation of portfolio trades shall have full daily access to Fund portfolio holdings through access to PFPC’s Datapath system.

2.	Funds Management personnel that deal directly with investment review and analysis of the Funds shall have full daily access to Fund portfolio holdings through Factset, a program that is used to, among other things, evaluate portfolio characteristics against available benchmarks.

3.	Funds Management and Funds Distributor personnel may be given advance disclosure of any changes to the underlying funds in a fund of funds structure or changes in a Fund’s target allocations that result in a shift between or among its fixed-income and/or equity investments.

D.	External Servicing Agents. Appropriate personnel employed by entities that assist in the review and/or processing of Fund portfolio transactions, employed by the fund accounting agent, the custodian and the trading settlement desk at Wells Capital Management (only with respect to the Funds that Wells Capital Management sub-advises), shall have daily access to all Fund portfolio holdings. In addition, certain of the sub-advisers utilize the services of software provider Advent to assist with portfolio accounting and trade order management. In order to provide the contracted services to the sub-adviser, Advent may receive full daily portfolio holdings information directly from the Funds’ accounting agent however, only for those Funds in which such sub-adviser provides investment advisory services. Funds Management also utilizes the services of Institutional Shareholder Services (“ISS”) and SG Constellation, L.L.C. to assist with proxy voting and B share financing, respectively. Both ISS and SG Constellation, L.L.C. may receive full Fund portfolio holdings on a weekly basis for the Funds for which they provide services.

E.	Rating Agencies. Standard & Poor’s (“S&P”) and Moody’s Investors Services (“Moody’s”) receive full Fund holdings for rating purposes. S&P may receive holdings information weekly on a seven-day delayed basis. Moody’s may receive holdings information monthly on a seven-day delayed basis.

Additions to List of Approved Recipients. Any additions to the list of approved recipients requires approval by the President and Chief Legal Officer of the Funds based on a review of: (i) the type of fund involved; (ii) the purpose for receiving the holdings information; (iii) the intended use of the information; (iv) the frequency of the information to be provided; (v) the length of the lag, if any, between the date of the information and the date on which the information will be disclosed; (vi) the proposed recipient’s relationship to the Funds; (vii) the ability of Funds Management to monitor that such information will be used by the proposed recipient in accordance with the stated purpose for the disclosure; (viii) whether a confidentiality agreement will be in place with such proposed recipient; and (ix) whether any potential conflicts exist regarding such disclosure between the interests of Fund shareholders, on the one hand, and those of the Fund’s investment adviser, principal underwriter, or any affiliated person of the Fund.

Funds Management Commentaries. Funds Management may disclose any views, opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information in connection with or relating to a Fund or its portfolio holdings (including historical holdings information), or any changes to the portfolio holdings of a Fund if such disclosure does not result in the disclosure of current portfolio holdings information any sooner than on a monthly 30-day delayed basis (or on a monthly 7-day delayed basis for a top-ten holding) and such disclosure does not constitute material nonpublic information, which for this purpose, means information that would convey any advantage to a recipient in making an investment decision concerning a Fund.

Board Approval. The Board shall review and reapprove these Procedures, including the list of approved recipients, as often as they deem appropriate, but not less often than annually, and making any changes that they deem appropriate.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Set forth below, as of May 31, 2006, is the name and Interest ownership of each Interestholder known by the Trust to have beneficial or record ownership of 5% or more of each Portfolio. The address for each of the holders listed below, unless otherwise indicated, is 525 Market Street, San Francisco, CA 94105. Each holder is both the beneficial and record owner of Interests in each respective Portfolio. The Diversified Fixed Income, Diversified Stock and Money Market Portfolios are not included in the table as they did not commence operations until June 26, 2006.

Interest Ownership as of May 31, 2006

Portfolio	Interest Owner	Percentage of Portfolio
C&B Large Cap Value Portfolio	C&B Large Cap Value Fund Diversified Equity Fund Growth Balanced Fund	66.94 14.27 13.66	% % %

Disciplined Growth Portfolio	Diversified Equity Fund Growth Balanced Fund Growth Equity Fund Moderate Balanced Fund	36.17 34.97 15.66 6.02	% % % %

Equity Income Portfolio	Equity Income Fund Diversified Equity Fund Growth Balanced Fund	74.23 11.14 10.62	% % %

Equity Value Portfolio	Diversified Equity Fund Equity Value Fund Growth Balanced Fund WealthBuilder Tactical Equity Portfolio WealthBuilder Growth Balanced Portfolio	24.19 15.37 23.05 11.42 9.44	% % % % %

Index Portfolio	Diversified Equity Fund Growth Balanced Fund Index Fund	14.35 13.66 66.82	% % %

Inflation-Protected Bond Portfolio	Conservative Allocation Fund Growth Balanced Fund Inflation-Protected Bond Fund Moderate Balanced Fund	10.47 28.25 45.26 10.28	% % % %

International Core Portfolio	Diversified Equity Fund Growth Balanced Fund Growth Equity Fund Moderate Balanced Fund	31.24 30.00 27.45 5.16	% % % %

International Growth Portfolio	Diversified Equity Fund Growth Balanced Fund Growth Equity Fund WealthBuilder Equity Portfolio WealthBuilder Growth Balanced Portfolio WealthBuilder Tactical Equity Portfolio	17.97 17.36 15.85 5.57 9.53 23.97	% % % % % %

International Index Portfolio	Diversified Equity Fund Growth Balanced Fund Growth Equity Fund Moderate Balanced Fund	31.28 29.91 27.53 5.14	% % % %

Portfolio	Interest Owner	Percentage of Portfolio
International Value Portfolio	Diversified Equity Fund Growth Balanced Fund Growth Equity Fund Moderate Balanced Fund	30.87 29.35 27.25 5.05	% % % %

Large Cap Appreciation Portfolio	Diversified Equity Fund Growth Balanced Fund Large Cap Appreciation Fund	23.99 23.20 44.04	% % %

Large Company Growth Portfolio	Diversified Equity Fund Growth Balanced Fund Growth Equity Fund Large Company Growth Fund	7.22 7.13 5.39 76.18	% % % %

Managed Fixed Income Portfolio	Conservative Allocation Fund Diversified Bond Fund Growth Balanced Fund Moderate Balanced Fund	19.11 7.30 51.64 18.78	% % % %

Small Cap Index Portfolio	Diversified Equity Fund Diversified Small Cap Fund Growth Balanced Fund Growth Equity Fund	11.49 55.80 11.03 17.50	% % % %

Small Company Growth Portfolio	Diversified Small Cap Fund Growth Equity Fund Small Company Growth Fund	22.66 6.99 59.58	% % %

Small Company Value Portfolio	Diversified Small Cap Fund Small Company Value Fund	12.11 70.82	% %

Stable Income Portfolio	Conservative Allocation Fund Moderate Balanced Fund Stable Income Fund	18.09 13.03 68.88	% % %

Strategic Small Cap Value Portfolio	Diversified Equity Fund Diversified Small Cap Fund Growth Balanced Fund Growth Equity Fund	17.60 55.80 10.94 17.60	% % % %

Total Return Bond Portfolio	Growth Balanced Fund Total Return Bond Fund	8.85 77.93	% %

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an Interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Portfolio, or is identified as the holder of record of more than 25% of a Portfolio and has voting and/or investment powers, it may be presumed to control such Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

Investment Adviser. Wells Fargo Funds Management, LLC (“Funds Management”) assumed investment advisory responsibilities for each of the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, was created in early 2001 to succeed to the mutual fund advisory and administration responsibilities of Wells Fargo Bank. The Portfolios’ adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios.

The Advisory Agreement for each Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust).

The Advisory Agreement with respect to a Portfolio is terminable without the payment of any penalty, by the Board or by a vote of a majority of the Portfolio’s outstanding voting securities (as defined under the 1940 Act) on 60 days’ written notice by either party and will terminate automatically upon its assignment.

The advisory fees, as described in Part A, are accrued daily and paid monthly. The adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. Each Advisory Agreement provides that the advisers may render service to others.

The table below shows the dollar amount of advisory fees payable as a percentage of average daily net assets by each Portfolio over the past three years. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational. The Equity Value Portfolio commenced operations on August 29, 2003. The International Value Portfolio commenced operations on October 31, 2003. The International Index and International Growth Portfolios commenced operations on October 6, 2004. The C&B Large Cap Value Portfolio commenced operations on December 6, 2004. The Inflation-Protected Bond Portfolio and Total Return Bond Portfolio commenced operations on July 25, 2005; the Strategic Small Cap Value Portfolio commenced operations on January 31, 2006; and the Diversified Fixed Income, Diversified Stock and Money Market Portfolios commenced operations on June 26, 2006; therefore, fee information is not shown for these Portfolios.

Advisory Fees

Master Portfolio	Fees Payable	Fees Waived	Fees Paid
C&B Large Cap Value Portfolio
Period ended September 30, 2005	$3,564,863	$305,980	$3,258,883

Disciplined Growth Portfolio
Year ended September 30, 2005	$1,388,572	$14,477	$1,374,095
Year ended September 30, 2004	$1,138,992	$396,386	$742,606
Year ended September 30, 2003	$472,401	$96,910	$375,491

Equity Income Portfolio
Year ended September 30, 2005	$10,233,544	$1,851,941	$8,381,603
Year ended September 30, 2004	$13,404,349	$3,804,507	$9,599,842
Year ended September 30, 2003	$13,444,353	$2,094,891	$11,349,462

Equity Value Portfolio
Year ended September 30, 2005	$2,596,717	$68,964	$2,527,753
Year ended September 30, 2004	$1,571,746	$369,018	$1,202,728
Period ending September 30, 2003	$62,802	$25,830	$36,972

Index Portfolio
Year ended September 30, 2005	$1,765,750	$1,613,547	$152,203
Year ended September 30, 2004	$2,479,754	$2,467,379	$12,375
Year ended September 30, 2003	$2,025,145	$655,379	$1,369,766

Master Portfolio	Fees Payable	Fees Waived	Fees Paid
International Core Portfolio
Year ended September 30, 2005	$1,570,869	$21,857	$1,549,012
Year ended September 30, 2004	$4,722,472	$679,046	$4,043,426
Year ended September 30, 2003	$5,363,459	$161,316	$5,202,143

International Growth Portfolio
Period ended September 30, 2005	$1,570,059	$44,962	$1,525,097

International Index Portfolio
Period ended September 30, 2005	$551,206	$45,304	$505,902

International Value Portfolio
Year ended September 30, 2005	$1,519,878	$6,927	$1,512,951
Year ended September 30, 2004	$1,378,418	$282,827	$1,095,591

Large Cap Appreciation Portfolio
Year ended September 30, 2005	$868,753	$4,008	$864,745
Year ended September 30, 2004	$692,293	$132,033	$560,260
Year ended September 30, 2003	$537,577	$71,159	$466,418

Large Company Growth Portfolio
Year ended September 30, 2005	$23,715,942	$497,237	$23,218,705
Year ended September 30, 2004	$25,555,642	$3,066,165	$22,489,477
Year ended September 30, 2003	$19,428,991	$377,288	$19,051,703

Managed Fixed Income Portfolio
Year ended May 31, 2005	$3,025,223	$897,108	$2,128,115
Year ended May 31, 2004	$3,293,342	$1,830,169	$1,463,173
Year ended May 31, 2003	$3,040,269	$1,141,650	$1,898,619

Small Cap Index Portfolio
Year ended September 30, 2005	$677,118	$171,065	$506,053
Year ended September 30, 2004	$710,073	$544,560	$165,513
Year ended September 30, 2003	$482,079	$31,232	$450,847

Small Company Growth Portfolio
Year ended September 30, 2005	$7,473,106	$8,374	$7,464,732
Year ended September 30, 2004	$7,110,250	$545,973	$6,564,277
Year ended September 30, 2003	$4,892,526	$64,834	$4,827,692

Small Company Value Portfolio
Year ended September 30, 2005	$4,787,221	$563,775	$4,223,446
Year ended September 30, 2004	$3,459,275	$516,316	$2,942,959
Year ended September 30, 2003	$2,032,357	$370,584	$1,661,773

Master Portfolio	Fees Payable	Fees Waived	Fees Paid
Stable Income Portfolio
Year ended May 31, 2005	$3,623,418	$956,895	$2,666,523
Year ended May 31, 2004	$5,321,001	$1,426,375	$3,894,626
Year ended May 31, 2003	$3,431,715	$0	$3,431,715

Investment Sub-Advisers. Funds Management has engaged Wells Capital Management Incorporated (“Wells Capital Management”), Artisan Partners Limited Partnership (“Artisan”), Cadence Capital Management, LLC (“Cadence”), Cooke and Bieler, L.P. (“Cooke & Bieler”), Galliard Capital Management, Inc. (“Galliard”), LSV Asset Management (“LSV”), New Star Institutional Managers Limited (“New Star”), Peregrine Capital Management, Inc. (“Peregrine”), Smith Asset Management Group, LP (“Smith Group”), SSgA Funds Management, Inc. (“SSgA FM”) and Systematic Financial Management LP (“Systematic”) (collectively, the “Sub-Advisers”) to serve as investment sub-advisers to the Portfolios. Subject to the direction of the Trust’s Board and the overall supervision and control of Funds Management and the Trust, the Sub-Advisers make recommendations regarding the investment and reinvestment of the Portfolios’ assets. The Sub-Advisers furnish to Funds Management periodic reports on the investment activity and performance of the Portfolios. The Sub-Advisers also furnish such additional reports and information as Funds Management and the Board and officers may reasonably request. Funds Management may, from time to time and in its sole discretion, allocate and reallocate services provided by and fees paid to Peregrine, Galliard and Wells Capital Management.

An investment Sub-advisory Agreement (the “Sub-Advisory Agreement”) for a Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). A Portfolio’s Sub-Advisory Agreement is terminable without penalty by the Board or a majority of the outstanding voting securities of the Portfolio or by the Adviser or Sub-Adviser on 60 days’ written notice to the other party and will automatically terminate in the event of its assignment.

As compensation for sub-advisory services to the Portfolios, Wells Capital Management, Artisan, Cadence, Cooke & Bieler, Galliard, LSV, New Star, Peregrine, Smith Group, SSgA FM and Systematic are each entitled to receive the following fees:

Master Portfolio	Sub-Adviser	Fees
C&B Large Cap Value	Cooke & Bieler	First $250M Next $250M Next $250M Over $750M	0.45 0.40 0.35 0.30	% % % %

Disciplined Growth	Smith Group	First $200M Next $300M Over $500M	0.30 0.20 0.15	% % %

Diversified Fixed Income	SSgA FM	First $1B Over $1B	0.10 0.08	% %

Diversified Stock	SSgA FM	First $1B Over $1B	0.10 0.08	% %

Equity Income	Wells Capital Management	First $100M Next $100M Next $300M Over $500M	0.35 0.30 0.20 0.15	% % % %

Master Portfolio	Sub-Adviser	Fees
Equity Value	Systematic	First $150M Next $200M Next $400M Next $250M Over $1B	0.30 0.20 0.15 0.13 0.10	% % % % %

Index	Wells Capital Management	First $100M Next $100M Over $200M	0.05 0.03 0.02	% % %

Inflation-Protected Bond	Wells Capital Management	First $100M Next $200M Next $200M Over $500M	0.20 0.175 0.15 0.10	% % % %

International Core	New Star	First $50M Next $500M Over $550M	0.35 0.29 0.20	% % %

International Growth[2]	Artisan	First $250M Over $250M	0.70 0.50	% %

International Index	SSgA FM	First $100M Over $100M	0.08 0.06	% %

International Value	LSV	First $150M Next $350M Next $250M Next $250M Over $1B	0.35 0.40 0.35 0.325 0.30	% % % % %

Large Cap Appreciation	Cadence	First $250M Next $250M Next $500M Over $1B	0.30 0.20 0.15 0.10	% % % %

Large Company Growth	Peregrine	First $25M Next $25M Next $225M Over $275M	0.75 0.60 0.50 0.30	% % % %

Managed Fixed Income[1]	Galliard	First $500M First $1B Over $1.5B	0.10 0.05 0.03	% % %

Money Market	Wells Capital Management	First $1B Next $2B Next $3B Over $6B	0.05 0.03 0.02 0.01	% % % %

Small Cap Index	Wells Capital Management	First $100M Next $100M Over $200M	0.05 0.03 0.02	% % %

Small Company Growth	Peregrine	First $50M Next $130M Next $160M Next $345M Next $50M Over $735M	0.90 0.75 0.65 0.50 0.52 0.55	% % % % % %

Master Portfolio	Sub-Adviser	Fees
Small Company Value	Peregrine	First $175M Over $175M	0.50 0.75	% %

Stable Income[1]	Galliard	First $500M Next $1B Over $1.5B	0.10 0.05 0.03	% % %

Strategic Small Cap Value	Wells Capital Management	First $200M Over $200M	0.45 0.40	% %

Total Return Bond	Wells Capital Management	First $100M Next $200M Next $200M Over $500M	0.20 0.175 0.15 0.10	% % % %

[1]	Assets of the Managed Fixed Income Portfolio and Stable Income Portfolio are combined for purposes of determining the appropriate sub-advisory fee payable to Galliard for such Portfolios, and the breakpoints set forth above are based on the combined assets of such Portfolios.
[2]	Prior to January 1, 2006, the sub-advisory fee payable to Artisan was 0.70%.

Unaffiliated Sub-Advisers. Listed below is the aggregate dollar amount of sub-advisory fees paid by each Portfolio to the following unaffiliated sub-advisers for the years ended as indicated below. The International Value Portfolio commenced operations on October 31, 2003. The International Index Portfolio and the International Growth Portfolio commenced operations on October 6, 2004. The C&B Large Cap Value Portfolio commenced operations on December 6, 2004. The Strategic Small Cap Value Portfolio commenced operations on January 31, 2006; and the Diversified Fixed Income and Diversified Stock Portfolios commenced operations on June 26, 2006; therefore, fee information is not shown for these Portfolios.

	Sub-Adviser	Period Ended 9/30/05		Period Ended 9/30/04
Portfolio		Fees Paid	Fees Waived/ Reimbursed	Fees Paid	Fees Waived/ Reimbursed
C&B Large Cap Value Portfolio	Cooke & Bieler	$1,728,838	$0	N/A	N/A
Disciplined Growth Portfolio	Smith Group	$460,898	$0	$467,064	$0
Equity Value Portfolio	Systematic	$781,809	$0	$571,190	$0
International Value Portfolio	LSV	$435,991	$0	$581,958	$0
International Index Portfolio	SSgA FM	$33,911	$0	N/A	N/A
International Growth Portfolio	Artisan	$857,224	$0	N/A	N/A
Large Cap Appreciation Portfolio	Cadence	$311,196	$0	$296,774	$0

	Sub-Adviser	Period Ended 9/30/03
Portfolio		Fees Paid	Fees Waived/ Reimbursed
Disciplined Growth Portfolio	Smith Group	$220,534	$0
Equity Value	Systematic	$29,442	$0
Large Cap Appreciation Portfolio	Cadence	$230,362	$0

Administrator. The Trust has retained Funds Management, located at 525 Market Street, San Francisco, CA 94105 as administrator on behalf of each Portfolio (the “Administrator”) pursuant to an Administrative Agreement. Under the Administration Agreement between Funds Management and the Trust, Funds Management shall provide as administrative services, among other things: (i) general supervision of the Portfolios’ operations, including coordination of the services performed by each Portfolio’s adviser, custodian, auditors and legal counsel, regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions; and shareholder reports for each Portfolio; and (ii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust’s officers and Trustees. Funds Management also furnishes office space and certain facilities required for conducting the Portfolios’ business together with ordinary clerical and bookkeeping services. The Administrator is not entitled to receive an administration fee as long as it receives an administration fee at the underlying fund level.

Custodian. Wells Fargo Bank, N.A. (the “Custodian”), located at 6th and Marquette, Minneapolis, Minnesota 55479, acts as custodian for each Portfolio. The Custodian, among other things, maintains a custody account or accounts in the name of each Portfolio, receives and delivers all assets for each Portfolio upon purchase and upon sale or maturity, collects and receives all income and other payments and distributions on account of the assets of each Portfolio, and pays all expenses of each Portfolio. For its services as Custodian, Wells Fargo Bank is entitled to receive a fee of 0.02% of the average daily net assets of each Portfolio, except the Diversified Fixed Income Portfolio, Diversified Stock Portfolio, International Core Portfolio, International Index Portfolio, International Growth Portfolio and International Value Portfolio. For the Diversified Fixed Income Portfolio, Wells Fargo Bank receives a fee of 0.04% of the average daily net assets of the Portfolio on an annualized basis. For the Diversified Stock Portfolio, Wells Fargo Bank receives a fee of 0.07% of the average daily net assets of the Portfolio on an annualized basis. For the International Core Portfolio, International Index Portfolio, International Growth Portfolio and International Value Portfolio, Wells Fargo Bank receives a fee of 0.10% of the average daily net assets of each Portfolio on an annualized basis.

Fund Accountant. PFPC Inc. (“PFPC”), located at 400 Bellevue Parkway, Wilmington, Delaware 19809, serves as the fund accountant for all of the Portfolios. For its services as fund accountant, PFPC is entitled to receive certain out-of-pocket costs from the Trust.

ITEM 15. PORTFOLIO MANAGERS

The following information supplements, and should be read in conjunction with, the section in Part A entitled “Portfolio Managers.” The information in this section is provided as of the dates shown opposite the corresponding portfolio managers’ names in the table below. These portfolio managers (each a “Portfolio Manager” and together, the “Portfolio Managers”) manage the investment activities of the Portfolios as listed below on a day-to-day basis.

Portfolio	Sub-Adviser	Portfolio Managers	Date
C&B Large Cap Value Portfolio	Cooke & Bieler	Kermit S. Eck, CFA Michael M. Meyer, CFA James R. Norris Edward W. O’Connor, CFA R. James O’Neil, CFA Mehul Trivedi, CFA	9/30/05

Disciplined Growth Portfolio	Smith Group	Stephen S. Smith, CFA	9/30/2005

Diversified Fixed Income Portfolio	SSgA FM	Michael J. Brunell Elya Schwartzman	4/30/2006

Diversified Stock Portfolio	SSgA FM	Lynn Blake, CFA Deane Gyllenhaal	4/30/2006

Equity Income Portfolio	Wells Capital Management	David L. Roberts, CFA Gary J. Dunn, CFA Robert M. Thornburg	9/30/2005

Equity Value Portfolio	Systematic	D. Kevin McCreesh, CFA Ronald M. Mushock, CFA	9/30/2005

Portfolio	Sub-Adviser	Portfolio Managers	Date
Index Portfolio Small Cap Index Portfolio	Wells Capital Management	Gregory T. Genung, CFA	9/30/2005

Inflation-Protected Bond Portfolio	Wells Capital Management	Michael J. Bray, CFA Jay N. Mueller, CFA	9/19/2005 7/25/2005

International Core Portfolio	New Star	Mark Beale Brian Coffey Richard Lewis	9/30/2005

International Growth Portfolio	Artisan	Mark L. Yockey, CFA	9/30/2005

International Index Portfolio	SSgA FM	Lynn Blake, CFA Deane Gyllenhaal Dwayne Hancock, CFA	4/30/2006 4/30/2006 9/30/2005

International Value Portfolio	LSV	Josef Lakonishok Puneet Mansharamani Menno Vermeulen, CFA Robert W. Vishny	9/30/2005

Large Cap Appreciation Portfolio	Cadence	William B. Bannick, CFA Robert L. Fitzpatrick, CFA	9/30/2005

Large Company Growth Portfolio	Peregrine	John S. Dale, CFA Gary E. Nussbaum, CFA	9/30/2005

Managed Fixed Income Portfolio Stable Income Portfolio	Galliard	Richard Merriam, CFA Ajay Mirza, CFA	5/31/2005

Small Company Growth Portfolio	Peregrine	William A. Grierson Daniel J. Hagen, CFA Robert B. Mersky, CFA James P. Ross, CFA Paul E. von Kuster, CFA	9/30/2005

Small Company Value Portfolio	Peregrine	Jason R. Ballsrud, CFA Tasso H. Coin Jr., CFA Douglas G. Pugh, CFA	9/30/2005

Strategic Small Cap Value Portfolio	Wells Capital Management	Dale E. Benson, Ph.D., CFA Mark D. Cooper, CFA Robert J. Costomiris, CFA Craig R. Pieringer, CFA I. Charles Rinaldi	9/30/2005 12/31/05 4/30/06

Total Return Bond Portfolio	Wells Capital Management	William Stevens Marie Chandoha Thomas O’Connor, CFA	7/25/2005

Management of Other Accounts. The following table indicates the type of, number of, and total assets in accounts managed by each Portfolio’s Portfolio Manager, not including the Portfolios. The accounts described include accounts that a Portfolio Manager manages in a professional capacity as well as accounts that a Portfolio Manager may manage in a personal capacity, if any, which are included under “Other Accounts.”

Portfolio Manager*	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets Managed	Number of Accounts	Total Assets Managed	Number of Accounts	Total Assets Managed
Artisan
Mark L. Yockey, CFA	6	$13.6B	1	$253.9M	33	$9.9B
Cadence
William B. Bannick, CFA	5	$3.1B	0	$0	87	$3.4B
Robert L. Fitzpatrick, CFA	5	$3.1B	0	$0	87	$3.4B
Cooke & Bieler
Kermit S. Eck, CFA	2	$229.7M	1	$50.8M	409	$5.6B
Daren C. Heitman, CFA	2	$229.7M	1	$50.8M	409	$5.6B
Michael M. Meyer, CFA	2	$229.7M	1	$50.8M	409	$5.6B
James R. Norris	2	$229.7M	1	$50.8M	409	$5.6B
Edward W. O’Connor, CFA	2	$229.7M	1	$50.8M	409	$5.6B
R. James O’Neil, CFA	2	$229.7M	1	$50.8M	409	$5.6B
Mehul Trivedi, CFA	2	$229.7M	1	$50.8M	409	$5.6B
Galliard
Richard Merriam, CFA	5	$1.68B	0	$0	24	$1.1B
Ajay Mirza, CFA	5	$1.68B	4	$5.5B	7	$2.8B
LSV
Josef Lakonishok	21	$5.6B	17	$3.3B	442	$37.5B
Puneet Mansharamani	0	$0	0	$0	0	$0
Menno Vermeulen, CFA	21	$5.6B	17	$3.3B	442	$37.5B
Robert W. Vishny	21	$5.6B	17	$3.3B	442	$37.5B
New Star
Mark Beale	6	$392.7M	3	$371.3M	8	1.7B
Brian Coffey	4	$298.7M	4	$391.8M	8	$243.8M
Richard Lewis	3	$335.0M	3	$371.3M	14	$3.5B
Peregrine
Jason R. Ballsrud, CFA	0	$0	0	$0	25	$1.4B
Tasso H. Coin Jr., CFA	0	$0	0	$0	28	$1.4B
John S. Dale, CFA	7	$2.0B	1	$287M	35	$2.2B
William A. Grierson	0	$0	0	$0	20	$1.6B
Daniel J. Hagen, CFA	0	$0	0	$0	22	$1.6B
Robert B. Mersky, CFA	0	$0	0	$0	22	$1. 7B
Gary E. Nussbaum, CFA	7	$2.0B	1	$287M	35	$2.2B
Douglas G. Pugh, CFA	0	$0	0	$0	26	$1.4B
James P. Ross, CFA	0	$0	0	$0	17	$1.6B
Paul E. von Kuster, CFA	0	$0	0	$0	22	$1.7B

Portfolio Manager*	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets Managed	Number of Accounts	Total Assets Managed	Number of Accounts	Total Assets Managed
Smith Group
Stephen S. Smith, CFA	0	$0	6	$101.8M	217	$2.0B
SSgA FM
Lynn Blake, CFA	0	$0	1	$700M	7	$12.0B
Michael J. Brunell	1	$25M	12	$16.4B	3	$663M
Deane Gyllenhaal	3	$213.5M	12	$3.5B	16	$2.9B
Dwayne Hancock, CFA	4	$6.7B	29	$22.6B	7	$17.6B
Elya Schwartzman	1	$310M	2	$125M	8	$3.9B
Systematic
D. Kevin McCreesh, CFA	1	$16.5M	5	$477M	269	$3.1B
Ronald M. Mushock, CFA	1	$16.5M	5	$477.0M	266	$636.2M
Wells Capital Management
Dale E. Benson, Ph.D., CFA	1	$4.8M	3	$109M	123	$2.1B
Mark D. Cooper, CFA	1	$4.8M	3	$109M	123	$2.1B
Michael J. Bray, CFA	0	$0	0	$0	11	$405M
Marie Chandoha	5	$3.2B	9	$1.5B	36	$7.0B
Robert J. Costomiris, CFA	0	$0	0	$0	1	$285M
Gary J. Dunn, CFA	0	$0	3	$346.4M	27	$627.6M
Gregory T. Genung, CFA	0	$0	2	$204.9M	1	$230.5M
Jay N. Mueller, CFA	5	$3.2B	0	$0	2	$1.1M
Thomas O’Connor, CFA	5	$3.2B	9	$1.5B	35	$7.0B
Craig R. Pieringer, CFA	1	$22M	3	$127.4M	128	$2.4B
I. Charles Rinaldi	1	$158M	2	$122.5M	30	$638M
David L. Roberts, CFA	0	$0	3	$346.4M	27	$627.6M
William Stevens	6	$3.8B	9	$1.5B	41	$7.0B
Robert M. Thornburg	0	$0	3	$346.4M	27	$627.6M

*	If an account has one of the Portfolio Managers as a co-portfolio manager or an assistant portfolio manager, the total number of accounts and assets have been allocated to each respective Portfolio Manager. Therefore, some accounts and assets have been counted twice.

The following table indicates the number and total assets managed of the above accounts for which the advisory fee is based on the performance of such accounts.

Portfolio Manager*	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets Managed	Number of Accounts	Total Assets Managed	Number of Accounts	Total Assets Managed
Artisan
Mark L. Yockey, CFA	1	$424.0M	0	$0	0	$0
Cadence
William B. Bannick, CFA	0	$0	0	$0	2	$41.5M
Robert L. Fitzpatrick, CFA	0	$0	0	$0	2	$41.5M

Portfolio Manager*	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets Managed	Number of Accounts	Total Assets Managed	Number of Accounts	Total Assets Managed
Cooke & Bieler
Kermit S. Eck, CFA	0	$0	0	$0	2	$160.7M
Daren C. Heitman, CFA	0	$0	0	$0	2	$160.7M
Michael M. Meyer, CFA	0	$0	0	$0	2	$160.7M
James R. Norris	0	$0	0	$0	2	$160.7M
Edward W. O’Connor, CFA	0	$0	0	$0	2	$160.7M
R. James O’Neil, CFA	0	$0	0	$0	2	$160.7M
Mehul Trivedi, CFA	0	$0	0	$0	2	$160.7M
Galliard
Richard Merriam, CFA	0	$0	0	$0	2	$95.1M
Ajay Mirza, CFA	0	$0	0	$0	0	$0
LSV
Josef Lakonishok	0	$0	0	$0	17	$1.7B
Puneet Mansharamani	0	$0	0	$0	0	$0
Menno Vermeulen, CFA	0	$0	0	$0	17	$1.7B
Robert W. Vishny	0	$0	0	$0	17	$1.7B
New Star
Mark Beale	0	$0	0	$0	0	$0
Brian Coffey	0	$0	0	$0	0	$0
Richard Lewis	0	$0	0	$0	0	$0
Peregrine
Jason R. Ballsrud, CFA	0	$0	0	$0	1	$192M
Tasso H. Coin Jr., CFA	0	$0	0	$0	1	$192M
John S. Dale, CFA	0	$0	0	$0	1	$45M
William A. Grierson	0	$0	0	$0	1	$45M
Daniel J. Hagen, CFA	0	$0	0	$0	1	$45M
Robert B. Mersky, CFA	0	$0	0	$0	1	$45M
Gary E. Nussbaum, CFA	0	$0	0	$0	0	$0
Douglas G. Pugh, CFA	0	$0	0	$0	1	$192M
James P. Ross, CFA	0	$0	0	$0	1	$45M
Paul E. von Kuster, CFA	0	$0	0	$0	1	$45M
Smith Group
Stephen S. Smith, CFA	0	$0	0	$0	2	$2.5M
SSgA FM
Lynn Blake, CFA	0	$0	0	$0	0	$0
Michael J. Brunell	0	$0	0	$0	0	$0
Deane Gyllenhaal	0	$0	0	$0	0	$0

Portfolio Manager*	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets Managed	Number of Accounts	Total Assets Managed	Number of Accounts	Total Assets Managed
Dwayne Hancock, CFA	0	$0	0	$0	0	$0
Elya Schwartzman	0	$0	0	$0	0	$0
Systematic
D. Kevin McCreesh, CFA	0	$0	0	$0	0	$0
Ronald M. Mushock, CFA	0	$0	0	$0	0	$0
Wells Capital Management
Dale E. Benson, Ph.D., CFA	0	$0	0	$0	0	$0
Michael J. Bray, CFA	0	$0	0	$0	0	$0
Marie Chandoha	0	$0	0	$0	2	$1.8
Mark D. Cooper, CFA	0	$0	0	$0	0	$0
Robert J. Costomiris, CFA	0	$0	0	$0	0	$0
Gary J. Dunn, CFA	0	$0	0	$0	0	$0
Gregory T. Genung, CFA	0	$0	0	$0	0	$0
Jay N. Mueller, CFA	0	$0	0	$0	0	$0
Thomas O’Connor, CFA	0	$0	0	$0	2	$1.8
Craig R. Pieringer, CFA	0	$0	0	$0	0	$0
I. Charles Rinaldi	0	$0	0	$0	0	$0
David L. Roberts, CFA	0	$0	0	$0	0	$0
William Stevens	0	$0	0	$0	2	$1.8
Robert M. Thornburg	0	$0	0	$0	0	$0

*	If an account has one of the Portfolio Managers as a co-portfolio manager or an assistant portfolio manager, the total number of accounts and assets have been allocated to each respective Portfolio Manager. Therefore, some accounts and assets have been counted twice.

Material Conflicts of Interest. The Portfolio Managers face inherent conflicts of interest in their day-to-day management of the Portfolios and other accounts because the Portfolios may have different investment objectives, strategies and risk profiles than the other accounts managed by the Portfolio Managers. For instance, to the extent that the Portfolio Managers manage accounts with different investment strategies than the Portfolios, they may from time to time be inclined to purchase securities, including initial public offerings, for one account but not for a Portfolio. Additionally, some of the accounts managed by the Portfolio Managers may have different fee structures, including performance fees, which are or have the potential to be higher or lower, in some cases significantly higher or lower, than the fees paid by the Portfolios. The differences in fee structures may provide an incentive to the Portfolio Managers to allocate more favorable trades to the higher-paying accounts.

To minimize the effects of these inherent conflicts of interest, each Sub-Adviser has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, that it believes address the potential conflicts associated with managing portfolios for multiple clients and ensure that all clients are treated fairly and equitably. Additionally, some Sub-Advisers minimize inherent conflicts of interest by assigning the Portfolio Managers to accounts having similar objectives. Accordingly, security block purchases are allocated to all accounts with similar objectives in proportionate weightings. Furthermore, each Sub-Adviser has adopted a Code of Ethics under Rule 17j-1 of the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act) to address potential conflicts associated with managing the Portfolios and any personal accounts the Portfolio Manager may maintain.

Artisan. Artisan’s international growth investment Portfolio Managers manage various types of portfolios for multiple clients within two investment strategies—international growth and international small-cap growth. All investment accounts within a single investment strategy are managed to a single model, with a few exceptions resulting from client-directed restrictions or cash flow limitations of the account. Because of these considerations and the differences between the two strategies, Artisan’s Portfolio Managers may from time to time purchase securities, including initial public offerings, for one client account but not for another client account for which that team is responsible. This may result in varying performances among client accounts in the same investment strategy. In addition, some of the portfolios Artisan Partners manages in its international growth strategy may have fee structures, including performance fees that are or have the potential to be higher or lower, in some cases significantly higher or lower, than the fees paid by the Fund to Artisan Partners.

Cooke & Bieler. In the case of Cooke & Bieler, the Portfolio Managers manage accounts on a team basis. Performance and allocation of securities are closely monitored to ensure equal treatment. Accordingly, the Portfolio Managers have not experienced material conflicts of interests in managing multiple accounts.

Cadence. None of the Portfolio Managers of Cadence have experienced any material conflicts with their management of the Portfolios in relationship with their management of the other accounts or registered investment companies due to procedures and systems they have in place to pro rate the shares across all accounts.

Galliard. In the case of Galliard, the Portfolio Managers have not experienced material conflicts of interests in managing multiple accounts.

LSV and New Star. None of the Portfolio Managers of LSV and New Star have experienced any material conflicts with their management of the Portfolios in relationship with their management of the other accounts or registered investment companies as a result of the procedures in place designed to ensure that all clients are treated fairly and equitably over time.

Peregrine. In the case of Peregrine, the Portfolio Managers manage accounts holding the same securities in the same proportionate weightings, subject to client and float/liquidity constraints and cash flows. Performance and allocation of securities are closely monitored to ensure equal treatment. Accordingly, the Portfolio Managers have not experienced material conflicts of interests in managing multiple accounts.

Smith Group. The Portfolio Manager of the Smith Group has not experienced any material conflicts with the management of the Portfolio in relationship with the management of the other accounts or registered investment companies.

SSgA FM. A Portfolio Manager may be subject to potential conflicts of interest because he or she is responsible for other accounts in addition to the Fund. Potential conflicts may arise out of (a) the Portfolio Manager’s execution of different investment strategies for various accounts or (b) the allocation of investment opportunities among the Portfolio Manager’s accounts with the same strategy.

A potential conflict of interest may arise as a result of the Portfolio Manager’s responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the Portfolio Manager’s accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment. The Portfolio Manager may also manage accounts whose objectives and policies differ from that of the Fund. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the Portfolio Manager may have adverse consequences for another account managed by the Portfolio Manager. For example, an account may sell a significant position in a security, which could cause the market price of that security to decrease, while the Fund maintained its position in that security.

A potential conflict may arise when the Portfolio Manager is responsible for accounts that have different advisory fees – the difference in fees could create an incentive for the Portfolio Manager to favor one account over another, for example, in terms of access to investment opportunities. This conflict may be heightened if an account is subject to a performance-based fee. Another potential conflict may arise when the Portfolio Manager has an investment in one or more accounts that participates in transactions with other accounts. His or her investment(s) may create an incentive for the portfolio manager to favor one account over another. SSgA FM has adopted policies and procedures reasonably designed to address these potential material conflicts. For instance, portfolio managers within SSgA FM are normally responsible for all accounts within a certain investment discipline, and do not, absent special circumstances, differentiate among the various accounts when allocating resources. Special circumstances refers to specific guidelines and prohibitions applicable to one account, but not others. Additionally, SSgA FM and its advisory affiliates utilize a system for allocating investment opportunities among portfolios that is designed to provide a fair and equitable allocation.

The potential conflicts described are applicable to SSgA/SSgA FM as our Portfolio Managers manage several accounts with similar guidelines and differing fee schedules.

Systematic. None of the Portfolio Managers of Systematic have experienced any material conflicts with their management of the Portfolios in relationship with their management of the other accounts or registered investment companies due to procedures and systems they have in place to pro rate the shares across all accounts.

Wells Capital Management. Wells Capital Management’s Portfolio Managers often provide investment management for separate accounts advised in the same or similar investment style as that provided to mutual funds. While management of multiple accounts could potentially lead to conflicts of interest over various issues such as trade allocation, fee disparities and research acquisition, Wells Capital Management has implemented policies and procedures for the express purpose of ensuring that clients are treated fairly and that potential conflicts of interest are minimized.

Compensation. The Portfolio Managers were compensated, by their respective employing Sub-adviser from the advisory fees the Adviser pays the Sub-adviser, using the following compensation structures:

Artisan Compensation. The Portfolio Managers at Artisan are compensated using a fixed base salary and a subjectively determined incentive bonus that is a portion of a bonus pool the aggregate of which is tied to the firm’s fee revenues generated by all accounts included within the manager’s investment strategy, including the Portfolio. A portfolio manager is not compensated based on the performance of accounts, except to the extent that positive account performance results in increased investment management fees earned by Artisan based on assets under management. Artisan bases incentive bonuses on revenues earned with respect to the investment strategy, rather than on investment performance, because the firm believes that this method aligns the portfolio manager’s interests more closely with the long-term interests of clients. All senior professionals, including portfolio managers have limited partnership interests in the firm.

Cooke & Bieler Compensation. The Cooke & Bieler Portfolio Managers are compensated using substantially identical compensation structures for all accounts managed. They each receive a fixed cash salary and an annual bonus from a bonus pool based on the pre-tax performance of individual securities selected by the Portfolio Managers. Cooke & Bieler measures performance of securities against the S&P 500 Index and the Russell 1000 Value Index for the Large Cap Value strategy accounts. Bonus allocations are determined by an annual peer review process conducted by the investment team. Allocations vary depending primarily on the four-year rolling investment results attributed to each individual security. The Portfolio Managers also receive a fixed deferred compensation. Partners of Cooke & Bieler receive a return proportionate to their investment based upon the firm’s overall success.

Cadence Compensation. Cadence’s Portfolio Managers are compensated with fixed cash salaries, pension and retirement plans. The Portfolio Managers receive annual incentive bonuses based on individual performance and overall company revenues, rather than on account investment performance. Portfolio Managers also have equity ownership in the firm that vests over time from which they receive quarterly dividend payments.

Galliard Compensation. The Portfolio Managers at Galliard are compensated using a fixed base salary, pension and retirement plan. The partners and principals of Galliard also participate in a profit sharing pool, which is funded based on the firm’s financial performance.

LSV Compensation. The Portfolio Managers at LSV receive a salary and discretionary bonus that is not linked to any specific factors such as performance or asset level. As a partner of LSV, each of the Portfolio Managers receives a portion of the overall profits of the firm.

New Star Compensation. The Portfolio Managers at New Star receive fixed cash compensation with a pension and retirement plan. All employees receive group life and medical cover as a component of overall salary. All employees have equity ownership in the firm that is allocated over time.

Peregrine Compensation. Peregrine’s Portfolio Managers are compensated with a fixed cash salary containing an incentive component. The incentive component is based on the company’s revenue generated by the firm’s investment style. Revenue reflects investment performance, client retention and asset growth, aligning interests of portfolio managers with their clients. The Portfolio Managers are limited to 25 relationships or a predetermined level of assets under management, whichever occurs first to enable the Portfolio Managers to be intimately involved in each relationship and ensure that size does not overwhelm investment opportunities. A portion of the Portfolio Managers’ incentives are tied to Peregrine’s overall profitability. Finally, a portion of the incentive compensation is tied to pre-tax investment performance relative to standard indices. Performance-based incentive compensation applies to all accounts. The strategy employed in the Small Company Growth Portfolio is compared to the Russell 2000 Growth Index, Russell 2000 Index and the Lipper Small Cap Growth Index over one, three, and five years. The strategy employed in the Small Company Value Portfolio is compared to the Russell 2000 Value Index and the Lipper Small Cap Value Index over one, three, and five years. The strategy employed in the Large Company Growth Portfolio is compared to the Russell 1000 Growth Index and the Lipper Large Cap Growth Index over one, three, and five years.

Smith Group Compensation. Stephen S. Smith is compensated using a fixed cash salary with pension and retirement plan. As majority owner of Smith Group, Mr. Smith also receives pro-rata allocations of the firm’s net income.

SSgA FM. The compensation of SSgA FM’s investment professionals is based on a number of factors. The first factor considered is external market. Through an extensive compensation survey process, SSgA FM seeks to understand what its competitors are paying people to perform similar roles. This data is then used to determine a competitive baseline in the areas of base pay, bonus and long term incentive (i.e. equity). The second factor taken into consideration is the size of the pool available for this compensation. SSgA FM is a part of State Street Corporation, and therefore works within its corporate environment on determining the overall level of its incentive compensation pool. Once determined, this pool is then allocated to the various locations and departments of SSgA and SSgA FM. The discretionary determination of the allocation amounts to these locations and departments is influenced by the competitive market data, as well as the overall performance of the group. The pool is then allocated on a discretionary basis to individual employees based on their individual performance. There is no fixed formula for determining these amounts, nor is anyone’s compensation directly tied to the investment performance or asset value of a product or strategy. The same process is followed in determining incentive equity allocations.

Systematic Compensation. Systematic’s Portfolio Managers are compensated with a fixed cash salary, pension and retirement plan. Compensation is based in part on performance measured against the Russell 1000 Index and the Russell 1000 Value Index.

Wells Capital Management Compensation. Wells Capital Management’s Portfolio Managers are compensated with a fixed cash salary, pension and retirement plan. They receive incentive bonuses based in part on pre-tax annual and historical portfolio performance measured against the following benchmarks over a calendar year period, unless otherwise stated:

Portfolio Manager	Benchmark
Dale E. Benson, Ph.D., CFA	Wilshire Dow Jones Micro Cap Index Russell 2000 Value Index Russell 2500 Value Index

Michael J. Bray, CFA	Lehman Brothers U.S. Aggregate ex-Credit Bond Index Lehman Brothers U.S. TIPS Index

Mark D. Cooper, CFA	Wilshire Dow Jones Micro Cap Index Russell 2000 Value Index Russell 2500 Value Index

Robert J. Costomiris, CFA	Large Cap Universe – One and three year Small Cap Universe – One and three year Mid Cap Universe – One and three year

Marie Chandoha	Lehman Brothers U.S. Aggregate Bond Index Lehman Brothers 1-3 Year U.S. Government Bond Index

Gary J. Dunn, CFA	Russell 1000 Value Index – One and three year Lipper Equity Income Funds Average – One and three year

Portfolio Manager	Benchmark
Gregory T. Genung, CFA	S&P 500 Index S&P BARRA Value S&P Small-Cap 600 Index

Jay N. Mueller, CFA	Lehman Brothers U.S. 1-3 Year Government/Credit Index Lehman Brothers U.S. Aggregate ex. Credit Bond Index Lehman Brothers Short Term Government/Credit Index

Thomas O’Connor, CFA	Lehman Brothers U.S. Aggregate Bond Index Lehman Brothers 1-3 Year U.S. Government Index

Craig R. Pieringer, CFA	Wilshire Dow Jones Micro Cap Index Russell 2000 Value Index Russell 2500 Value Index

I. Charles Rinaldi	Russell 2000 Value Index Russell 2500 Value Index

David L. Roberts, CFA	Russell 1000 Value Index Lipper Equity Income Funds Average

William Stevens	Lehman Brothers U.S. Aggregate Bond Index Lehman Brothers 1-3 Year U.S. Government Index

Robert M. Thornburg	S&P 500 Index Lehman Brothers Aggregate Bond Index Russell 1000 Index

Bonuses are also based on an evaluation of contribution to client retention, asset growth and business relationships. Incentive bonuses for research analysts are also evaluated based on the performance of the sectors that they cover in the portfolio and their security recommendations. Investment team compensation structure is directly linked to the value added to clients’ portfolios as measured by the above-mentioned performance metrics. Long-tenured investment professionals with proven success may also participate in a revenue sharing program that is tied to the success of their respective investment portfolios.

Beneficial Ownership in the Portfolios. None of the Portfolio Managers beneficially owned any of the Portfolios’ equity securities as of the year ended September 30, 2005.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Trust has no obligation to deal with any broker-dealer or group of broker-dealers in the execution of transactions in portfolio securities. Subject to the supervision of the Trust’s Board and the supervision of the Adviser, each Portfolio’s Sub-Adviser is responsible for each Portfolio’s investment decisions and the placing of portfolio transactions. In placing orders, it is the policy of each Sub-Adviser to obtain the best overall results taking into account various factors, including, but not limited to, the size and type of transaction involved; the dealer’s risk in positioning the securities involved; the nature and character of the market for the security; the confidentiality, speed and certainty of effective execution required for the transaction; the general execution and operational capabilities of the broker-dealer; the reputation, reliability, experience and financial condition of the firm; the value and quality of the services rendered by the firm in this and other transactions; and the reasonableness of the spread or commission. While a Sub-Adviser generally seeks reasonably competitive spreads or commissions, the Portfolios will not necessarily be paying the lowest spread or commission available.

Purchases and sales of equity securities on a securities exchange are effected through broker-dealers who charge a negotiated commission for their services. Orders may be directed to any broker-dealer including, to the extent and in the manner permitted by applicable law, Funds Distributor or affiliated brokers. In the over-the-counter market, securities are generally traded on a “net” basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the broker-dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount.

Purchases and sales of non-equity securities usually will be principal transactions. Portfolio securities normally will be purchased or sold from or to broker-dealers serving as market makers for the securities at a net price. Each of the Portfolios also will purchase portfolio securities in underwritten offerings and may purchase securities directly from the issuer. Generally, municipal obligations and taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing a Portfolio’s securities transactions will consist primarily of dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC or an exemption is otherwise available. The Portfolio may purchase securities from underwriting syndicates of which Funds Distributor or Funds Management is a member under certain conditions in accordance with the provision of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Board.

In placing orders for securities of a Portfolio, a Sub-Adviser is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Sub-Adviser will seek to execute each transaction at a price and commission, if any, that provide the most favorable total cost or proceeds reasonably attainable in the circumstances. Commission rates are established pursuant to negotiations with the broker-dealer based, in part, on the quality and quantity of execution services provided by the broker-dealer and in the light of generally prevailing rates. Furthermore, the Adviser reviews each Sub-Adviser’s trade execution procedures to ensure that such procedures are in place, that they are adhered to, and recommends that adjustments are made to the procedures to address ongoing changes in the marketplace.

A Sub-Adviser may, in circumstances in which two or more broker-dealers are in a position to offer comparable results for a Portfolio investment transaction, give preference to a broker-dealer that has provided statistical or other research services to the Sub-Adviser. In selecting a broker-dealer under these circumstances, the Sub-Adviser will consider, in addition to the factors listed above, the quality of the research provided by the broker-dealer. The Sub-Adviser may pay higher commissions than those obtainable from other broker-dealers in exchange for such research services. The research services generally include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the advisability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto. By allocating transactions in this manner, the Sub-Adviser is able to supplement its research and analysis with the views and information of securities firms. Information so received will be in addition to, and not in lieu of, the services required to be performed by the Sub-Adviser under the advisory contracts, and the expenses of the Sub-Adviser will not necessarily be reduced as a result of the receipt of this supplemental research information. Furthermore, research services furnished by broker-dealers through which the Sub-Adviser places securities transactions for a Portfolio may be used by the Sub-Adviser in servicing its other accounts, and not all of these services may be used by the Sub-Adviser in connection with advising the Portfolios.

Portfolio Turnover. The portfolio turnover rate is not a limiting factor when Funds Management deems portfolio changes appropriate. Changes may be made in the portfolios consistent with the investment objectives and policies of the Portfolios whenever such changes are believed to be in the best interests of the Portfolios and their Interestholders. The portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities by the average monthly value of the Portfolio’s investment securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. Portfolio turnover generally involves some expense to the Portfolios, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. Portfolio turnover may also increase the Portfolio’s obligation to make distributions.

From time to time, Funds Management may waive fees from a Portfolio in whole or in part. Any such waiver will reduce expenses and, accordingly, have a favorable impact on the Portfolio’s performance.

The table below shows the following May Portfolios’ portfolio turnover rate for the last two fiscal periods. The Inflation-Protected Bond and Total Return Bond Portfolios commenced operations on July 27, 2005, thus the portfolio turnover rate for these Portfolios has not been calculated as of yet.

Portfolio	May 31, 2004	May 31, 2005
Managed Fixed Income	50%	53%
Stable Income(1)	92%	43%

(1)	The turnover rate for the Portfolio for fiscal year ending May 31, 2005, was significantly lower than the turnover rate for the prior 12-month period because the Portfolio experienced substantial Interestholder activity during fiscal year ending May 31, 2004.

The table below shows the following September Portfolios’ portfolio turnover rate for the last two fiscal periods. The Strategic Small Cap Value Portfolio commenced operations on January 31, 2006, and so its portfolio turnover rate has not been included in the table.

Portfolio	September 30, 2004	September 30, 2005
C&B Large Cap Value Portfolio	N/A	19%
Disciplined Growth	87%	45%
Equity Income	11%	20%
Equity Value	122%	145%
Index	2%	8%
International Core*	33%	108%
International Growth	N/A	67%
International Index	N/A	21%
International Value	24%	14%
Large Cap Appreciation	149%	133%
Large Company Growth	14%	18%
Small Cap Index	17%	14%
Small Company Growth	145%	142%
Small Company Value	64%	70%

*	The variation in the International Core portfolio rate was primarily due to a change in sub-advisors.

Brokerage Commissions. For the fiscal years indicated below, the May Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.

Commissions Paid

Portfolio	Year-Ended 5/31/05	Year-Ended 5/31/04	Year-Ended 5/31/03
Managed Fixed Income	$0	$0	$10,861
Stable Income	$0	$0	$26,435

For the fiscal years indicated below, the September Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.

Commissions Paid

Portfolio	Year-Ended 2005	Year-Ended 2004	Year-Ended 2003
C&B Large Cap Value	$649,986	N/A	N/A
Disciplined Growth	$182,768	$309,866	$216,090
Equity Income	$1,131,256	$905,786	$949,429
Equity Value*	$1,042,855	$633,158	$238,732
Index	$106,156	$32,289	$67,923
International Core	$383,957	$643,795	$1,160,112
International Growth	$541,478	N/A	N/A
International Index	$12,418	N/A	N/A
International Value	$42,496	$122,369	N/A
Large Cap Appreciation	$370,026	$424,639	$356,841
Large Company Growth	$1,909,366	$1,472,439	N/A
Small Cap Index	$37,411	$43,382	$42,457
Small Company Growth	$6,920,504	$6,624,409	N/A
Small Company Value	$1,774,628	$1,421,095	N/A

*	Increases are due to additional assets.

For the fiscal year ended May 31, 2005, none of the May Portfolios directed brokerage transactions to a broker for research services.

For the fiscal year ended September 30, 2005, the September Portfolios listed below directed brokerage transactions to a broker for research services provided, and paid the following commissions based on the stated total amount of transactions. .

Portfolio	Transactions Value	Commissions Paid
C&B Large Cap Value	$149,920,322	$202,625
Disciplined Growth	$176,271,711	$62,989
Equity Income	$235,578,914	$314,114
Equity Value	$188,023,279	$168,549
International Growth	$2,726,656	$5,312
Large Cap Appreciation	$24,432,154	$27,720
Large Company Growth	$249,908,514	$266,776
Small Company Growth	$269,783,199	$878,846
Small Company Value	$54,066,699	$164,633

For the fiscal year ended September 30, 2005, the September Portfolios listed below paid commissions to an affiliated broker.

Portfolio	Broker	Commissions	Relationship
Equity Value Portfolio	Wells Capital Securities	$1,288	Affiliate of Funds Management

The table below lists the percent of aggregate commissions paid by the Portfolio to each affiliated broker listed above, and the percent of aggregate transactions involving the payment of commissions that were effected through the broker.

Portfolio	Broker	% Aggr. Comm.	% Aggr. Transactions
Equity Value Portfolio	Wells Capital Securities	0.1%	0.1%

No other Portfolios paid commissions to an affiliated broker.

Securities of Regular Broker-Dealers. As of May 31, 2005, the following May Portfolios held securities issued by the Trust’s regular broker-dealers in the indicated amounts:

Portfolio	Broker/Dealer	Dollar Value of Shares (000’s omitted)
Managed Fixed Income	Bear Stearns Deutsche Bank Credit Suisse First Boston Corp. Goldman Sachs & Co JP Morgan Securities Lehman Brothers, Inc. Merrill Lynch Morgan Stanley	$ $ $ $ $ $ $ $	5,000 1,579 3,466 2,611 5,206 2,643 2,144 15,906
Stable Income	Bear Stearns Credit Suisse First Boston Corp. Deutsche Bank Goldman Sachs & Co. JP Morgan Securities Lehman Brothers, Inc. Merrill Lynch & Co. Morgan Stanley	$ $ $ $ $ $ $ $	24,000 2,400 1,315 4,185 517 3,511 37,884 12,170

As of September 30, 2005, the following September Portfolios held securities issued by the Trust’s regular broker-dealers in the indicated amounts (000’s omitted):

Portfolio	Broker/Dealer	Dollar Value of Shares (000’s omitted)
C&B Large Cap Value	Bank of America JP Morgan Chase & Co.	$ $	17,606 12,167
Disciplined Growth	Bear Stearns		$4,028
Equity Income	Morgan Stanley Deutsche Bank Alex Bank of America Wachovia Corp. Morgan Stanley Lehman Brothers Inc	$ $ $ $ $ $	32,984 28,005 27,507 24,419 4,273 2,341

Portfolio	Broker/Dealer	Dollar Value of Shares (000’s omitted)
Equity Value	Bank of America Bear Stearns Merrill Lynch & Co. Goldman Sachs & Co.	$ $ $ $	15,442 9,285 8,209 5,605
Index	Deutsche Bank Alex Bank of America JP Morgan Chase & Co. Bear Stearns Morgan Stanley Wachovia Corp. Merrill Lynch & Co. Goldman Sachs & Co. UBS Securities Bank of America Securities Bear Stearns Lehman Brothers Inc	$ $ $ $ $ $ $ $ $ $ $ $	58,509 32,499 22,900 20,000 15,345 14,422 11,256 10,861 9,998 7,100 2,372 1,682
International Growth	UBS Securities		$7,756
Large Cap Appreciation	Lehman Brothers Inc. Goldman Sachs & Co.	$ $	1,849 1,616
Large Company Growth	Goldman Sachs & Co. Deutsche Bank Alex Morgan Stanley Bank of America Securities Lehman Brothers Inc	$ $ $ $ $	233,961 40,655 18,007 9,000 3,760
Small Cap Index	Bank of America Securities Bear Stearns Morgan Stanley UBS Securities Piper, Jaffray & Co. Lehman Brothers Inc	$ $ $ $ $ $	13,500 1,000 3,000 3,000 393 1
Small Company Growth	Morgan Stanley Bear Stearns	$ $	73,600 19,500
Small Company Value	Bank of America Securities Morgan Stanley Bear Stearns UBS Securities Lehman Brothers Inc	$ $ $ $ $	22,500 18,000 10,000 3,999 2,000

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

DESCRIPTION OF INTERESTS

Under the Amended and Restated Declaration of Trust, the Trustees are authorized to issue Interests in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules there under). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate Interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the Interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Amended and Restated Declaration of Trust, the Trustees may amend the Trust’s Amended and Restated Declaration of Trust without the vote of Interestholders.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust’s Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio’s outstanding voting securities (as defined under the 1940 Act) or (2) by the Trustees on written notice to the Portfolio’s investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

The Trust is organized as a statutory trust under the laws of the State of Delaware. The Trust’s Interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Statutory Trust Act provides that an Interestholder of a Delaware statutory trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting statutory trust Interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an Interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any Interestholder held personally liable for the obligations of the Trust. Thus, the risk of an Interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES

Beneficial Interests in the Portfolios are issued by the Trust in private placement transactions which do not involve a “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies or other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act.

In addition to cash purchases of Interests, if accepted by the Trust, investments in Beneficial Interests of a Portfolio may be made in exchange for securities which are eligible for purchase by the Portfolio and consistent with the Portfolio’s investment objective and policies as described in Part A. In connection with an in-kind securities payment, a Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Portfolio; (ii) are accompanied by satisfactory assurance that the Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Portfolio; (iv) be in proper form for transfer to the Portfolio; and (v) are accompanied by adequate information concerning the tax basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Portfolio engaged in the in-kind purchase transaction and must be delivered to such Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

In 1994, the Commission granted an exemptive order which permitted CT, certain Norwest Advantage funds and other open-end management investment companies or their separate series for which Norwest Bank Minnesota, N.A. (“Norwest”) (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser to invest in the core portfolios of CT. The original exemptive order, which imposed several substantive conditions upon CT and Norwest Advantage funds, was amended effective August 6, 1996, to permit any Norwest Advantage fund to invest all or a portion of its assets in a CT portfolio, irrespective of investment style, and which removed certain restrictions imposed on CT thereby permitting CT to accept investments from persons other than Norwest Advantage funds. The exemptive order remains in effect for the successor entities to these parties.

The Trust is required to redeem all full and fractional units of Interests in the Trust. The redemption price is the net asset value per unit of each Portfolio next determined after receipt by the Portfolio of a request for redemption in proper form.

The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of NAV, or may be in cash. Upon redemption, Interests shall not be cancelled and may be reissued from time to time. The Trustees may require Interestholders to redeem Interest for any reason under terms set by the Trustees, including the failure of a Interestholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interest issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amount due and owing by an Interestholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Interestholders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

If the Trustees postpone payment of the redemption price and suspend the right of Interestholders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Interestholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, an Interestholder may either withdraw his or her request for redemption or receive payment based on the NAV per Interest next determined after the suspension terminates.

If the Trustees shall determine that direct or indirect ownership of Interests of any Portfolio has become concentrated in any person to an extent that would disqualify any Portfolio as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of Interests sufficient to maintain or bring the direct or indirect ownership of Interests into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of Interests in question would, in the Trustee’s judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner described above. Interestholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Interests as the Trustees deem necessary to comply with the requirements of any taxing authority.

DETERMINATION OF NET ASSET VALUE

The NAV of each Portfolio is determined as of the close of regular trading (currently 4:00 p.m. Eastern time), except the Money Market Portfolio is determined as of 5:00 PM Eastern time, on each day the New York Stock Exchange (“NYSE”) is open for business, with the exception of Columbus Day and Veterans Day for the May Portfolios and the Diversified Fixed Income Portfolio.. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the NAV of the Portfolios’ Interests.

Each Portfolio’s investments, except the Money Market Portfolio, are generally valued at current market prices. Securities are generally valued based on the last sales price during the regular trading session if the security trades on an exchange (“closing price”). Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. Securities listed on the Nasdaq Stock Market, Inc., however, are valued at The Nasdaq Official Closing Price (“NOCP”), and if no NOCP is available, then at the last reported sales price. A Portfolio is required to depart from these general valuation methods and use fair value pricing methods to determine the value of certain investments if it is determined that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value such that a market quotation is not “readily available.” The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or the latest bid price but before a Portfolio calculates its NAV that materially affects the value of the security. We use various criteria, including a systematic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a market quotation is readily available and, if not, what fair value to assign to the security. In light of the judgment involved in fair valuation decisions, there can be no assurance that a fair value assigned to a particular security is accurate.

The International Core, International Index, International Growth and International Value Portfolios use an independent service provider to review U.S. market moves after the close of foreign markets and assist with the decision whether to substitute fair values for foreign security market prices. This service provider applies a multi-factor methodology, which uses factors such as ADRs, sector indices and futures, to each foreign portfolio security as part of this process.

The Money Market Portfolio and other money market instruments and debt securities maturing in 60 days or less generally are valued at amortized cost. The assets of a Portfolio, other than money market instruments or debt securities maturing in 60 days or less, generally are valued at latest quoted bid prices. Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Prices may be furnished by a reputable independent pricing service approved by the Board. Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. All other securities and other assets of a Portfolio for which current market quotations are not readily available are valued at fair value as determined in good faith by the Board and in accordance with procedures adopted by the Board.

Instruments having variable or floating interest rates or demand features may be deemed to have remaining maturities as follows: (a) a government security with a variable rate of interest readjusted no less frequently than every thirteen months may be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate; (b) an instrument with a variable rate of interest, the principal amount of which is scheduled on the face of the instrument to be paid in thirteen months or less, may be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate; (c) an instrument with a variable rate of interest that is subject to a demand feature may be deemed to have a maturity equal to the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand; (d) an instrument with a floating rate of interest that is subject to a demand feature may be deemed to have a maturity equal to the period remaining until the principal amount can be recovered through demand; and (e) a repurchase agreement may be deemed to have a maturity equal to the period remaining until the date on which the repurchase of the underlying securities is scheduled to occur or, where no date is specified but the agreement is subject to demand, the notice period applicable to a demand for the repurchase of the securities.

For the Portfolios that invest directly in foreign securities, portfolio securities are generally valued on the basis of quotations from the primary market in which they are traded. However, if, in the judgment of the Board, a security’s value has been materially affected by events occurring after the close of the exchange or the market on which the security is principally traded (for example, a foreign exchange or market), that security may be valued by another method that the Board believes accurately reflects fair value. A security’s valuation may differ depending on the method used to determine its value.

ITEM 19. TAXATION.

The Trust is organized as a statutory trust under Delaware law. Under the Trust’s current classification for federal income tax purposes, it is intended that each Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore such Portfolio will not be subject to any federal income tax. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of such Portfolio’s income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

The Trust’s taxable year-end is the last day of May. Although the Trust will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

ITEM 20. UNDERWRITERS.

Wells Fargo Funds Distributor, LLC (the “Placement Agent”) is the exclusive placement agent for the Interests in the Portfolios. Pursuant to a Placement Agency Agreement, the Placement Agent, as agent, sells Interests in the Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust.

The Placement Agency Agreement will continue year-to-year as long as such continuance is approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days’ written notice to the Placement Agent or by the Placement Agent at any time after the second anniversary of the effective date of this agreement on 60 days’ written notice to the Trust.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

KPMG LLP has been selected as the independent registered public accounting firm for the Trust. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG LLP’s address is 1601 Market Street, Philadelphia, Pennsylvania 19103.

The annual reports, including the independent registered public accounting firm’s report for the fiscal year ended September 30, 2005, for the September Portfolios of the Trust, and for the fiscal year ended May 31, 2005, for the May Portfolios of the Trust, are incorporated herein by reference.

SCHEDULE A

DESCRIPTION OF RATINGS

The following summarizes the highest six ratings used by S&P for corporate and municipal bonds. The first four ratings denote investment-grade securities.

AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only to a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

BB, B - Bonds rated BB and B are regarded, on balance as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

S&P applies indicators “+”, no character and “-” to its rating categories. The indicators show relative standing within the major rating categories.

The following summarizes the highest six ratings used by Moody’s for corporate and municipal bonds. The first four denote investment-grade securities.

Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A - Bonds that are rated A possess many favorable investment attributes and are to be considered upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds that are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Moody’s applies numerical modifiers (1, 2 and 3) to rating categories. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody’s believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

The following summarizes the two highest ratings used by Moody’s for short-term municipal notes and variable-rate demand obligations:

MIG-1/VMIG-1 - Obligations bearing these designations are of the best quality, enjoying strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG-2/VMIG-2 - Obligations bearing these designations are of high quality, with ample margins of protection although not so large as in the preceding group.

The following summarizes the two highest ratings used by S&P for short-term municipal notes:

SP-1 - Indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a “plus” (+) designation.

SP-2 - Indicates satisfactory capacity to pay principal and interest.

Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted A-1+. Capacity for timely payment on commercial paper rated A-2 is satisfactory, but the relative degree of safety is not as high as for issues designated A-1.

The rating Prime-1 is the highest commercial paper rating assigned by Moody’s. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of senior short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) are considered to have a strong capacity for repayment of senior short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

WELLS FARGO MASTER TRUST

File No. 811-9689

PART C

OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number	Description
(a)	Amended and Restated Declaration of Trust, incorporated by reference to Amendment No. 19, filed April 11, 2005.

(b)	Not applicable.

(c)	Not applicable.

(d)(1)	Amended and Restated Investment Advisory Agreement with Wells Fargo Funds Management, LLC, incorporated by reference to Amendment No. 27, filed January 31, 2006, Schedule A, filed herewith.

(2)(i)	Amended and Restated Investment Sub-Advisory Contract with Wells Capital Management Incorporated, filed herewith.

(ii)	Investment Sub-Advisory Contract with Galliard Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A and Schedule A, incorporated by reference to Amendment No. 27, filed January 31, 2006.

(iii)	Not applicable.

(iv)	Investment Sub-Advisory Contract with Smith Asset Management Group, L.P., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, Schedule A, and Appendix A to Schedule A, incorporated by reference to Amendment No. 19, filed April 11, 2005.

(v)	Amended and Restated Investment Sub-Advisory Contract with Peregrine Capital Management, Inc., filed herewith.

(vi)	Investment Sub-Advisory Contract with Cadence Capital Management, incorporated by reference to Amendment No. 24, filed, filed September 1, 2005; Appendix B, incorporated by reference to Amendment No. 27, filed January 31, 2006.

(vii)	Investment Sub-Advisory Contract with Systematic Financial Management, L.P., incorporated by reference to Amendment No. 12, filed October 1, 2003; Appendix A and Appendix B, incorporated by reference to Amendment No. 27, filed January 31, 2006.

(viii)	Amended and Restated Investment Sub-Advisory Contract with New Star Institutional Managers Limited, filed herewith.

(ix)	Investment Sub-Advisory Contract with Artisan Partners Limited Partnership, incorporated by reference to Amendment No. 16, filed October 6, 2004; Appendix B, incorporated by reference to Amendment No. 27, filed January 31, 2006.

(x)	Not applicable.

(xi)	Investment Sub-Advisory Contract with Cooke & Bieler, L.P., incorporated by reference to Amendment No. 17, filed December 6, 2004; Appendix A and Appendix B, incorporated by reference to Amendment No. 27, filed January 31, 2006.

(xii)	Investment Sub-Advisory Contract with LSV Asset Management, incorporated by reference to Amendment No. 19, filed April 11, 2005; Appendix A and Appendix B, incorporated by reference to Amendment No. 27, filed January 31, 2006.

(xiii)	Amended and Restated Investment Sub-Advisory Contract with SSgA Funds Management, Inc. filed herewith.

(e)	Not applicable pursuant to General Instruction (B)(2)(b).

(f)	Not applicable.

(g)(1)	Amended and Restated Custody Agreement with Wells Fargo Bank N.A., incorporated by reference to Amendment No. 19, filed April 11, 2005; Appendix A, filed herewith.

(i)	Delegation Agreement (17f-5) with Wells Fargo Bank, N.A., incorporated by reference to Amendment No. 19, filed April 11, 2005; Exhibit A and B, filed herewith.

(2)	Amended and Restated Securities Lending Agreement by and among Wells Fargo Master Trust, Wells Fargo Funds Management, LLC and Wells Fargo Bank, N.A., incorporated by reference to Amendment No. 8, filed August 30, 2002; Exhibit A, filed herewith.

(h)(1)	Administration Agreement with Wells Fargo Funds Management, LLC, incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, filed herewith.

(2)	Placement Agency Agreement with Wells Fargo Funds Distributor, LLC, incorporated by reference to Amendment No. 19, filed April 11, 2005; Schedule I, filed herewith.

(3)	Amended and Restated Accounting Services Agreement with PFPC Inc., along with Amended and Restated Letter Agreement, incorporated by reference to Amendment No. 19, filed April 11, 2005; Amendment and Exhibit A, incorporated by reference to Amendment No. 27, filed January 31, 2006.

(i)	Not applicable, pursuant to General Instruction (B)(2)(b).

(j)	Not applicable, pursuant to General Instruction (B)(2)(b).

(k)	Not applicable, pursuant to General Instruction (B)(2)(b).

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(p)(1)	Joint Code of Ethics for Funds Trust, Master Trust and Variable Trust, filed herewith.

(2)	Joint Code of Ethics for Wells Fargo Funds Management, LLC and Wells Fargo Funds Distributor, LLC, filed herewith.

(3)	Galliard Capital Management, Inc. Code of Ethics, incorporated by reference to Amendment No. 27, filed January 31, 2006.

(4)	Peregrine Capital Management, Inc. Code of Ethics, filed herewith.

(5)	Not applicable.

(6)	Smith Asset Management Group, L.P. Code of Ethics, incorporated by reference to Amendment No. 27, filed January 31, 2006.

(7)	Wells Capital Management Incorporated Code of Ethics, filed herewith.

(8)	Cadence Capital Management Code of Ethics, filed herewith.

(9)	Systematic Financial Management, L.P., Code of Ethics, incorporated by reference to Amendment No. 27, filed January 31, 2006.

(10)	LSV Asset Management Code of Ethics and Personal Trading Policy, filed herewith.

(11)	New Star Institutional Managers Limited Code of Ethics, filed herewith.

(12)	Artisan Partners Limited Partnership Code of Ethics, filed herewith.

(13)	Not applicable.

(14)	Cooke & Bieler L.P. Code of Ethics, incorporated by reference to Amendment No. 27, filed January 31, 2006.

(15)	SSgA Funds Management Code of Ethics, filed herewith.

Item 24. Persons Controlled by or Under Common Control with the Fund.

Registrant believes that no person is controlled by or under common control with Registrant.

Item 25. Indemnification.

Article V of the Registrant’s Declaration of Trust limits the liability and, in certain instances, provides for mandatory indemnification of the Registrant’s trustees, officers, employees, agents and holders of beneficial interests in the Trust. In addition, the Trustees are empowered under Section 3.9 of the Registrant’s Declaration of Trust to obtain such insurance policies as they deem necessary.

Item 26. Business and Other Connections of Investment Adviser.

(a) Effective March 1, 2001, Wells Fargo Funds Management, LLC (“Funds Management”) assumed investment advisory responsibilities for all of the Registrant’s investment portfolios, and for certain other registered open-end management investment companies. For providing those services, Funds Management is entitled to receive fees at the same annual rates as were applicable under the advisory contract with Wells Fargo Bank, N.A. (“Wells Fargo Bank”). Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and affiliate of Wells Fargo Bank, was created to succeed to the mutual fund advisory responsibilities of Wells Fargo Bank in early 2001.

To the knowledge of Registrant, none of the directors or officers of Funds Management is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that they also hold various positions with and engage in business for Wells Fargo Bank.

(b) Wells Capital Management Incorporated (“Wells Capital Management”), an affiliate of Funds Management, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Wells Capital Management in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Wells Capital Management is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(c) Peregrine Capital Management, Inc. (“Peregrine”), an indirect wholly-owned subsidiary of Wells Fargo & Company, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Peregrine in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Peregrine is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(d) Galliard Capital Management, Inc. (“Galliard”), an indirect, wholly-owned subsidiary of Wells Fargo & Company serves as sub-adviser to various Portfolios of the Trust. The descriptions of Galliard in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Galliard is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(e) Smith Asset Management, L.P. (“Smith”), an indirect, partially-owned subsidiary of Wells Fargo & Company serves as sub-adviser to the Disciplined Growth Portfolio of the Trust. The descriptions of Smith in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Smith is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(f) Cadence Capital Management (“Cadence”), a wholly-owned subsidiary of Allianz A.G., serves as sub-adviser to the Large Cap Appreciation Portfolio. The descriptions of Cadence in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Cadence is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

(g) Systematic Financial Management, L.P. (“Systematic”) serves as sub-adviser to the Large Cap Value Portfolio. The descriptions of Systematic in Parts A and B of the registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Systematic is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

(h) LSV Asset Management (“LSV”) serves as the sub-adviser to the International Value Portfolio. The descriptions of LSV in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of LSV is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

(i) New Star Institutional Managers Limited (“New Star”) serves as the sub-adviser to the International Equity Portfolio. The descriptions of New Star in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of New Star is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

(j) Artisan Partners Limited Partnership (“Artisan”) serves as the sub-adviser to the International Growth Portfolio. The descriptions of Artisan in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of Artisan is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

(k) SSgA Funds Management (“SSgA”) serves as the sub-adviser to the Diversified Fixed Income Portfolio, Diversified Stock Portfolio and International Index Portfolio. The descriptions of SSgA in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of SSgA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

(l) Cooke & Bieler, L.P. (“C&B”) serves as the sub-adviser to the C&B Large Cap Value Portfolio. The descriptions of C&B in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of C&B is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

Item 27. Principal Underwriters.

(a) Wells Fargo Funds Distributor, LLC (“Funds Distributor”), placement agent for the Registrant, also acts as principal underwriter for Wells Fargo Variable Trust and Wells Fargo Funds Trust, and is the exclusive placement agent for Wells Fargo Master Trust, all of which are registered open-end management investment companies.

(b) The following table provides information for each director and officer of Wells Fargo Funds Distributor, LLC.

(1) Name and Principal Business Address	(2) Positions and Offices with Underwriter	(3) Positions and Offices with Fund
Cara Peck Wells Fargo Funds Management, LLC 525 Market Street, 12th Floor San Francisco, CA 94105	Director, President & Secretary	None

Kevin J. Scott Wells Fargo Funds Management, LLC 100 Heritage Reserve Menomonee Falls, WI 53051	Financial Operations Officer (FINOP)	None

A. Erdem Cimen Wells Fargo Funds Management, LLC 525 Market Street, 12th Floor San Francisco, CA 94105	Treasurer	Treasurer

Carol A. Jones Lorts Wells Fargo Funds Management, LLC 525 Market Street, 12th Floor San Francisco, CA 94105	Director	None

Matthew H. Lobas Wells Fargo Funds Management, LLC 525 Market Street, 12th Floor San Francisco, CA 94105	Director	None

Dorothy A. Peters Wells Fargo Funds Management, LLC 525 Market Street, 12th Floor San Francisco, CA 94105	Chief Compliance Officer	Chief Compliance Officer

Steven R. Schneider Wells Fargo Funds Management, LLC 100 Heritage Reserve Menomonee Falls, WI 53051	Compliance Officer and Anti-Money Laundering Compliance Officer	None

William Ying Wells Fargo Funds Management, LLC 525 Market Street, 12th Floor San Francisco, CA 94105	Assistant Treasurer	Assistant Treasurer

(c) Not applicable.

Item 28. Location of Accounts and Records.

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, “Records”) at the offices of Wells Fargo Funds Management, LLC, 525 Market Street, San Francisco, California 94105.

(b) Wells Fargo Funds Management, LLC maintains all Records relating to its services as investment adviser and administrator at 525 Market Street, San Francisco, California 94105.

(c) Wells Fargo Funds Distributor, LLC maintains all Records relating to its services as placement agent at 525 Market Street, San Francisco, California 94105.

(d) Wells Fargo Bank, N.A. maintains all Records relating to its services as custodian at 6th & Marquette, Minneapolis, Minnesota 55479-0040.

(e) Wells Capital Management Incorporated maintains all Records relating to its services as investment sub-adviser at 525 Market Street, San Francisco, California 94105.

(f) Peregrine Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Minneapolis, Minnesota 55402.

(g) Galliard Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Suite 2060, Minneapolis, Minnesota 55479.

(h) Smith Asset Management Group, LP maintains all Records relating to its services as investment sub-adviser at 200 Crescent Court, Suite 850, Dallas, Texas 75201.

(i) Cadence Capital Management maintains all Records relating to its services as investment sub-adviser at 265 Franklin Street, Boston, Massachusetts 02110.

(j) Schroder Investment Management North America Inc. maintains all Records relating to its prior service as investment sub-adviser for the International Portfolio (through July 19, 2002) at 875 Third Avenue, 22nd Floor, New York, New York 10022.

(k) Systematic Financial Management, L.P. maintains all Records relating to its services as investment sub-adviser at 300 Frank W. Burr Boulevard, Glenpointe East, 7th Floor, Teaneck, New Jersey 07666.

(l) LSV Asset Management maintains all Records relating to its services as investment sub-adviser at One North Wacker Drive, Suite 4000, Chicago, Illinois 60606.

(m) New Star Institutional Managers Limited maintains all Records relating to its services as investment sub-adviser at 1 Knightsbridge Green, London, SWIX 7NE, England.

(n) Artisan Partners Limited Partnership maintains all Records relating to its services as investment sub-adviser at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(o) SSgA Funds Management maintains all Records relating to its services as investment sub-adviser at One Lincoln Street, Boston, MA 02111.

(p) Cooke & Bieler, L.P. maintains all Records relating to its services relating to its services as investment sub-adviser at 1700 Market Street, Philadelphia, Pennsylvania 19103.

Item 29. Management Services.

Other than as set forth under the captions “Management, Organization and Capital Structure” in Part A of this Registration Statement and “Management of the Trust” in Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 26th day of June 2006.

WELLS FARGO MASTER TRUST

/s/ Carol J. Lorts
Carol J. Lorts
Assistant Secretary

WELLS FARGO MASTER TRUST

FILE NO. 811-09689

EXHIBIT INDEX

Exhibits	Description
EX-99.B(d)(1)	Schedule A to the Amended and Restated Investment Advisory Agreement with Wells Fargo Funds Management, LLC

EX-99.B(d)(2)(i)	Amended and Restated Investment Sub-Advisory Contract with Wells Capital Management Incorporated

EX-99.B(d)(2)(v)	Amended and Restated Investment Sub-Advisory Contract with Peregrine Capital Management, Inc.

EX-99.B(d)(2)(viii)	Amended and Restated Investment Sub-Advisory Contract with New Star Institutional Managers Limited

EX-99.B(d)(2)(xiii)	Amended and Restated Investment Sub-Advisory Contract with SSgA Funds Management, Inc.

EX-99.B(g)(1)	Appendix A to the Amended and Restated Custody Agreement with Wells Fargo Bank, N.A.

EX-99.B(g)(1)(i)	Exhibit A and B to the Delegation Agreement (17f-5) with Wells Fargo Bank, N.A.

EX-99.B(g)(2)	Exhibit A to the Amended and Restated Securities Lending Agreement by and among Wells Fargo Master Trust, Wells Fargo Funds Management, LLC and Wells Fargo Bank, N.A

EX-99.B(h)(1)	Appendix A to the Administration Agreement with Wells Fargo Funds Management, LLC

EX-99.B(h)(2)	Schedule I to the Placement Agency Agreement with Wells Fargo Funds Distributor, LLC

EX-99.B(p)(1)	Joint Code of Ethics for Funds Trust, Master Trust and Variable Trust

EX-99.B(p)(2)	Joint Code of Ethics for Wells Fargo Funds Management, LLC and Wells Fargo Funds Distributor, LLC

EX-99.B(p)(4)	Peregrine Capital Management, Inc. Code of Ethics

EX-99.B(p)(7)	Wells Capital Management Incorporated Code of Ethics

EX-99.B(p)(8)	Cadence Capital Management Code of Ethics

EX-99.B(p)(10)	LSV Asset Management Code of Ethics and Personal Trading Policy

EX-99.B(p)(11)	New Star Institutional Managers Limited Code of Ethics

EX-99.B(p)(12)	Artisan Partners Limited Partnership Code of Ethics

EX-99.B(p)(15)	SSgA Funds Management, Inc. Code of Ethics